Exhibit 4.8

2009 AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT
dated as of
August 14, 2009
among
THERMADYNE INDUSTRIES, INC.,
THERMAL DYNAMICS CORPORATION,
VICTOR EQUIPMENT COMPANY,
C & G MERGER CO.,
STOODY COMPANY,
and
THERMADYNE INTERNATIONAL CORP.,
THE GUARANTORS PARTY HERETO,
THE LENDERS PARTY HERETO
and
REGIONS BANK,
as Administrative Agent, Collateral Agent and Funding Agent

 i

 v

SCHEDULES

Schedule 1.01 - Guarantors
Schedule 3.01 - Type of Entity; State of Organization; FEIN
Schedule 3.02 - Executive Offices; Collateral Locations
Schedule 3.06 - Real Estate and Leases
Schedule 3.07 - Labor Matters
Schedule 3.08 - Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.11 - Tax Matters
Schedule 3.12 - ERISA Plans
Schedule 3.13 - Litigation
Schedule 3.14 - Brokers
Schedule 3.15 - Intellectual Property
Schedule 3.17 - Hazardous Materials
Schedule 3.18 - Insurance
Schedule 3.19 - Deposit and Disbursement Accounts
Schedule 3.20 - Government Contracts
Schedule 3.22 - Bonds; Licenses
Schedule 5.01 - Trade Names
Schedule 6.03 - Indebtedness
Schedule 6.04(c) - Transactions with Affiliates
Schedule 6.07 - Existing Liens
EXHIBITS

Exhibit A - Form of Administrative Questionnaire
Exhibit B - Form of Assignment and Acceptance
Exhibit C - Form of Pledge Agreement
Exhibit D - Form of Security Agreement
Exhibit E - Form of Opinion of Armstrong Teasdale LLP

     2009 AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT (this “Agreement”) dated as of August 14, 2009, among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G MERGER CO., an Illinois corporation formerly known as C & G Systems, Inc. (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), and THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International” and, together with Stoody, C & G, Victor, Dynamics and Industries, the “Borrowers”), the Guarantors (as defined in Article I) party hereto, the Lenders (as defined in Article I) from time to time party hereto and REGIONS BANK, as administrative agent (in such capacity, the “Administrative Agent”), collateral agent (in such capacity, the “Collateral Agent”) and funding agent (in such capacity, the “Funding Agent”).
     The Borrowers have requested that Loans (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I) be made on the A&R Effective Date in accordance with the terms and conditions hereof, in an aggregate principal amount not in excess of $25,000,000. The proceeds of the Loans resulting from this amendment and restatement of the Original Second Lien Credit Agreement are to be used to refinance in their entirety, principal and interest of the outstanding indebtedness under the Original Second Lien Credit Agreement, and for general corporate purposes. The proceeds of the Original Second Lien Credit Agreement were utilized solely to refinance a portion of the outstanding Revolving Loan.
     The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I
Definitions
     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
     “A&R Effective Date” shall mean August 14, 2009.
     “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
     “Account Debtor” shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).
     “Accounts” shall mean all “accounts”, as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.
     “Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.
     “Administrative Agent” shall have the meaning assigned to such term in the preamble to this Agreement.
     “Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
     “Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such

Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent, the Collateral Agent nor any Lender shall be deemed to be an Affiliate of the Credit Parties.
     “Agents” shall have the meaning assigned to such term in Article X.
     “Agreement” shall have the meaning assigned to such term in the preamble to this Agreement.
     “Alternate Base Rate” shall mean, for any day, a floating rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) 600 basis points. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.
     “Applicable Percentage” shall mean (i) with respect to any Eurodollar Loan, 6.00%, and (ii) with respect to any ABR Loan, 6.00%.
     “A&R Effective Date Joinder” shall mean the Joinder Agreement dated as of the A&R Effective Date executed by the Australian Obligors for purposes of becoming parties to the Security Agreement and grantors of a Lien pursuant to the terms and conditions thereof in respect of the Australian Collateral.
     “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender (or the Funding Agent, as applicable) and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.
     “Australian Collateral” shall mean all of the Australian Obligors’ right, title and interest in, to, and under all property and assets consisting of, whether now owned, held or owing to, and/or hereafter acquired by or arising in favor of any such Australian Obligor, and regardless of whether located, consisting of Inventory, receivables, Accounts and other related assets (including without limitation books, records, Documents and insurances Proceeds), all shares, stock, equity interests and other Investment Property, including the shares, stock, limited liability company, partnership and/or other similar ownership interests in any subsidiaries and/or any other Person, and any and all other assets which are subject to a Lien pursuant to the terms and conditions of any of the First Lien Facilities from time to time, and any Proceeds of any of the foregoing, in each case (subject to Section 10.09(ii) hereof) solely to the extent any such property and assets is subject to such Lien pursuant to the terms and conditions of any of the First Lien Facilities (which as of the A&R Effective Date, for the avoidance of doubt, does not include property or assets located in New South Wales or South Australia). Capitalized terms used in this definition of Australian Collateral and defined in the Code (and not otherwise defined in the Loan Documents) shall have the meaning given to them in the relevant Code.
     “Australian Obligors” shall mean Cigweld PTY LTD and Thermadyne Australia PTY LTD, each a company organized under the laws of Australia and any other Subsidiary organized under such laws from time to time.
     “Bankruptcy Code” shall mean the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.
     “Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
     “Borrowers” shall have the meaning assigned to such term in the preamble to this Agreement.
     “Borrowing” shall mean Loans made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
     “Borrowing Request” shall mean a request by a Borrower for a Borrowing in accordance with the terms of Section 2.03.
     “Breakage Event” shall have the meaning set forth in Section 2.15(a) of this Agreement.
     “Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York, New York, are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall mean any such day that is also a day on which banks are generally open in the City of London for dealings in interbank or foreign exchange transactions.
     “C & G” shall have the meaning assigned to such term in the preamble to this Agreement.
     “C&G Holding” shall mean C&G Systems Holding, Inc., a Delaware corporation.
     “Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP, plus, without duplication, cash investments in Foreign Subsidiaries.
     “Capital Lease” shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

     “Capital Lease Obligation” shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.
     “CERCLA” shall have the meaning assigned to such term in the definition of Environmental Laws.
     “Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     A “Change of Control” shall mean any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934), other than the holders of the High Yield Notes, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the issued and outstanding shares of capital Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the Stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) a “Change of Control” as defined in the Indenture.
     “Chapter 11 Cases” shall mean, the cases under Chapter 11 of the Bankruptcy Code commenced by, among others, the Borrowers, styled In re Thermadyne Holdings Corporation, et al., Chapter 11 Case No. 01-52840-399.
     “Charges” shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.
     “Chattel Paper” shall mean any “chattel paper”, as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.
     “Code” shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Administrative Agent’s, the Collateral Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
     “Collateral” shall mean the property covered by the Security Agreement, the Pledge Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent or the Collateral Agent, in their individual capacity and on behalf of the Lenders, to secure the Obligations. For the avoidance of doubt, it is agreed that the property of an Australian Obligor constitutes Collateral only to the extent such property constitutes Australian Collateral.
     “Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.
     “Collateral Documents” shall mean the Security Agreement, the Pledge Agreement, the Guaranties, the Intercreditor Agreement, and all similar agreements (including the A&R Effective Date Joinder) entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.
     “Commitment” shall mean the Funding Agent’s obligation (subject to the assignments and transfers by each applicable Lender and the receipt of funds by the Funding Agent, in each case as set forth in Section 2.01 hereof and in the Funds Flow Memorandum) to fund (or deemed to have funded) to the Borrowers the A&R Effective Date by being deemed to have funded, and funding, 92.346% of $25,000,000 in aggregate principal amount of Loans, which shall satisfy the obligations to fund Loans hereunder.
     “Contracts” shall mean all “contracts”, as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.
     “Control Letter” shall mean an agreement between the Collateral Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to the First Lien Agent and the Collateral Agent, acknowledges the Lien of the First Lien Agent and the Collateral Agent, on behalf of the First Lien Agent and the Collateral Agent and holders of First Priority Liens and/or the Secured Parties (as applicable), on such financial assets, and agrees to follow the instructions or entitlement orders of the First Lien Agent or the Collateral Agent (as applicable) without further consent by the affected Credit Party.
     “Copyright License” shall mean rights under any written agreement now owned or herein after acquired by any Credit Party granting any right to use any Copyright.
     “Copyrights” shall mean all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and works of authorship (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.
     “Credit Parties” shall mean the Borrowers and the Guarantors; provided that for purposes of Article VI of this Agreement, Thermadyne Welding Products Canada Ltd. shall also be a Credit Party.
     “Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.
     “Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party.
     “Documents” shall mean all “documents”, as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.
     “Dollars” or “$” shall mean lawful money of the United States of America.
     “Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
     “Dynamics” shall have the meaning assigned to such term in the preamble to this Agreement.
     “EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items and dispositions of discontinued operations for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus

(c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items and dispositions of discontinued operations and from impairments for such period (which loss, for the avoidance of doubt, shall in no case include operating losses from discontinued operations), (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, (vi) the accrual, net of any payment in cash, related to the net periodic post retirement benefits, and (vii) any non-cash loss resulting from a revaluation of any interest rate swap, plus or minus as applicable (d) the impact of any net change in the Borrowers’ LIFO inventory reserve. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary; and (10) any write off of previously deferred financing charges incurred in connection with this Agreement or the First Lien Credit Agreement.
     “Effective Time” shall mean the time on the A&R Effective Date at which the Loans are funded to the Borrower in accordance with Section 2.01 of this Agreement.
     “Engagement Letter” shall mean the Engagement Letter as of the A&R Effective Date, among Holdings, the Borrowers and the Administrative Agent and Collateral Agent.
     “Environmental Laws” shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation) or human health and safety as it relates to environmental protection. Environmental Laws include any applicable provision of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et

seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all applicable regulations promulgated thereunder, and all applicable analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.
     “Environmental Liability” shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release of a Hazardous Material at, on, in, under, to or from any real or personal property whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law.
     “Environmental Permits” shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.
     “Equipment” shall mean all “equipment”, as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any applicable regulations promulgated thereunder.
     “ERISA Affiliate” shall mean, with respect to any Credit Party, any Person that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.
     “ERISA Event” shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) with respect to a Title IV Plan, any event described in Section 4043(c) of ERISA for which notice to the PBGC has not been waived; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) with respect to a Title IV Plan, the existence of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA) whether or not waived, or the failure to make by its due date a required installment under Section 412(m) of the Code or the failure to make any required contribution to a Multiemployer Plan; (g) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to a Title IV Plan; (h) the making of any amendment to any Title IV Plan which could result in the imposition of a lien or the posting of a bond or other security; (i) with respect to a Title IV Plan an event described in Section 4062(e) of ERISA; (j) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (k) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (l) the loss of a Qualified Plan’s qualification or tax exempt status.
     “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
     “Event of Default” shall have the meaning assigned to such term in Article VII.
     “Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.20(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.19(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.19(a).
     “Existing Lender” shall mean each Lender on the A&R Effective Date immediately prior to giving effect to the amendment and restatement contemplated by this Agreement.
     “Federal Funds Effective Rate” shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the

Federal Reserve System, as determined by the Administrative Agent in its sole discretion, which determination shall be final, binding and conclusive absent manifest error.
     “Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.
     “First Lien Agent” shall mean GE Capital, as Agent under the First Lien Credit Agreement.
     “First Lien Credit Agreement” shall mean the Third Amended and Restated Credit Agreement dated as of June 28, 2007, among the Borrowers, the other credit parties signatory thereto, the lenders from time to time party thereto and the First Lien Agent, as the same may be amended, restated, supplemented, refinanced, replaced, restructured or otherwise modified from time to time in one or more agreements (in each case, with the same or new lenders), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amounts outstanding thereunder, in each case, subject to the limitations set forth in the Intercreditor Agreement.
     “First Lien Facilities” shall mean the senior secured first lien credit facilities provided to the Borrowers pursuant to the First Lien Credit Agreement.
     “First Priority Liens” shall mean the Liens granted by the Credit Parties to secure the obligations under the First Lien Credit Agreement subject to the limitations set forth in the Intercreditor Agreement.
     “Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.
     “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which any Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.
     “Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness, and specifically including the full principal amount of Loans re-evidenced, continued and or made pursuant to Section 2.01 hereof, Capital Lease Obligations, revolving credit and short-term debt, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons, but expressly excluding any obligation attributable to any hedging agreement related to currency values or commodity prices permitted under Section 6.03(a)(viii) or any interest rate agreement or arrangement permitted under Section 6.03(a)(xii).
     “Funds Flow Memorandum” means the Funds Flow Memorandum with respect to the funding mechanics for purposes of Section 2.01.

     “Funding Agent” shall have the meaning assigned to such term in Section 2.01(a).
     “GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.
     “GE Capital” shall mean General Electric Capital Corporation, a Delaware corporation.
     “General Intangibles” shall mean all “general intangibles”, as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.
     “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).
     “Guaranteed Indebtedness” shall mean as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.
     “Guaranties” shall mean any guaranty executed by any Guarantor in favor of the Administrative Agent, the Collateral Agent and the Lenders in respect of the Obligations.
     “Guarantor Payment” shall have the meaning assigned to such term in Section 10.07.
     “Guarantors” shall mean Holdings, C&G Holding, each Domestic Subsidiary of a Borrower (other than Thermadyne Cylinder Co.) and, subject to the terms and conditions of Section 10.09(ii) hereof, the Australian Obligors. The Guarantors on the A&R Effective Date are listed on Schedule 1.01.
     “Hazardous Material” shall mean any substance, material or waste that is regulated as hazardous, toxic, pollutant, or words of similar meaning or effect, under any Environmental Laws, including any material or substance that is (a) defined as a “solid waste”, “hazardous waste”, “hazardous material”, “hazardous substance”, “extremely hazardous waste”, “restricted hazardous waste”, “pollutant”, “contaminant”, “hazardous constituent”, “special waste”, “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.
     “High Yield Notes” shall mean the 9.25% Senior Subordinated Notes due 2014 issued by Holdings and guaranteed by the other Credit Parties pursuant to that certain Indenture dated as of February 5, 2004 (the “Indenture”) in an aggregate principal amount of $175,000,000.
     “Holdings” shall mean Thermadyne Holdings Corporation, a Delaware corporation.
     “Indebtedness” shall mean, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the A&R Effective Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.
     “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
     “Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
     “Indenture” shall have the meaning assigned to such term in the definition of High Yield Notes.
     “Index Rate” means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “prime rate” (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in this Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.
     “Industries” shall have the meaning assigned to such term in the preamble to this Agreement.
     “Instruments” shall mean all “instruments”, as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
     “Intellectual Property” shall mean any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.
     “Intercreditor Agreement” shall have the meaning assigned to such term in Section 9.18.
     “Interest Expense” shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, without duplication, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.
     “Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each calendar month, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and (c) with respect to any Loan, the Maturity Date or any other date on which all of the Loans have been paid in full.

     “Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2 or 3 months thereafter, as the Borrowers may elect; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “International” shall have the meaning assigned to such term in the preamble to this Agreement.
     “Inventory” shall mean all “inventory”, as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.
     “Investment Property” shall mean all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.
     “IRC” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     “IRS” shall mean the Internal Revenue Service.
     “Italian Subsidiary” shall mean each Subsidiary of any Borrower organized under the laws of Italy.
     “Lenders” shall mean (a) the “Lenders” under (and as defined in) the Original Second Lien Credit Agreement immediately prior to the Effective Time, and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance (other than any Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance); provided, that so long and to the extent it holds Loans hereunder (but which are held solely in its capacity as the Funding Agent and not in any lending capacity), the Funding Agent shall be entitled to all the benefits of this Agreement is if it were a Lender, and shall be deemed a Lender solely to the extent necessary to realize such benefits.
     “Leverage Ratio” shall mean, with respect to Holdings and its Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt (less all cash and cash equivalents on hand) (including the average daily closing balance of the Revolving Loan for the 30 days preceding and including any date of determination) as of any date of determination, less Subordinated Debt to (b) EBITDA for the twelve months ending on that date of determination.
     “LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum equal to the higher of (i) 600 basis points or (ii) the rate determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the beginning of such Interest Period.
     “License” shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.
     “Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).
     “Litigation” shall have the meaning assigned to such term in Section 3.13.
     “Loan Documents” shall mean this Agreement, the Collateral Documents, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Administrative Agent, the Collateral Agent or any Lender and including all other written matter whether heretofore, now or hereafter executed by or on behalf of the Credit Parties, or any authorized employee of the Credit Parties, and delivered to the Administrative Agent, the

Collateral Agent or any Lender in connection with this Agreement or the transactions contemplated thereby.
     “Loans” shall mean the term loans made by the Lenders to the Borrowers pursuant to Section 2.01.
     “Margin Stock” shall have the meaning assigned to such term in Section 3.10.
     “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) any Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of this Agreement, (c) the Collateral or the Collateral Agent’s Liens, on behalf of itself and the Lenders, on the Collateral or the priority of such Liens, or (d) the Administrative Agent’s or any Lender’s rights and remedies under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in losses, costs, damages, liabilities or expenditures in excess of $10,000,000 shall constitute a Material Adverse Effect.
     “Maturity Date” shall mean November 30, 2012.
     “Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
     “Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) or 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate has or has had any obligation or liability, contingent or otherwise, is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.
     “Obligations” shall mean all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to the Administrative Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under this Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), fees, hedging obligations under swaps, caps and collar arrangements provided by any Lender, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under this Agreement or any of the other Loan Documents.
     “Original Closing Date” shall mean July 29, 2004.
     “Original Second Lien Credit Agreement” shall mean that certain Second Lien Credit Agreement, dated as of July 29, 2004, by and among Credit Suisse First Boston, as administrative agent, the Borrowers and the other Persons signatory thereto, as amended, restated, supplemented or otherwise modified from time to time, until the day prior to the A&R Effective Date.
     “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, other than any Excluded Taxes.
     “Patent License” shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention that is claimed in an existing Patent.
     “Patents” shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country, and (b) all reissues, continuations, continuations in part or extensions thereof.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
     “Permitted Encumbrances” shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.02(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party or Foreign Subsidiary is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party or Foreign Subsidiary is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 7.01(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of the Collateral Agent, on behalf of the Lenders; (j) Liens expressly permitted under clauses (b) and (c) of Section 6.07 of this Agreement; (k) customary Liens and set-off rights in favor of banks maintaining accounts for the Credit Parties or other Foreign Subsidiaries; (l) the First Priority Liens; and (m) other customary Liens imposed in the jurisdiction of a Foreign Subsidiary provided such Lien is not reasonably expected to have a material adverse effect on such Foreign Subsidiary.
     “Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution,

public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).
     “Plan” shall mean, at any time, an “employee benefit plan”, as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate has or has had any obligation or liability, contingent or otherwise, maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.
     “Plan of Reorganization” shall mean, that certain First Amended and Restated Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated January 17, 2003, filed in the Chapter 11 Cases including the First Amended and Restated Disclosure Statement filed in conjunction therewith.
     “Pledge Agreement” shall mean the Second Lien Pledge Agreement, substantially in the form of Exhibit C, among the Credit Parties and the Collateral Agent for the benefit of the Secured Parties.
     “Prime Rate” shall mean the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in Birmingham, Alabama; each change in the Prime Rate shall be effective from and including the date such change is announced as being effective.
     “Qualified Plan” shall mean a Plan that is intended to be tax-qualified under Section 401(a) of the IRC.
     “Real Estate” shall have the meaning assigned to such term in Section 3.06.
     “Register” shall have the meaning assigned to such term in Section 9.04(d).
     “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.
     “Release” shall mean any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.
     “Required Lenders” shall mean, at any time, the Lenders having Commitments or Loans representing more than 50% of the sum of all Commitments or Loans outstanding at such time.
     “Restricted Payment” shall mean, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.
     “Retiree Welfare Plan” shall mean, at any time, a Plan that is a welfare plan (within the meaning of Section 3(1) of ERISA) and that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after the last day of the calendar month following such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.
     “Revolving Loan” shall have the meaning assigned to such term in the First Lien Credit Agreement.
     “Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each other person to whom any of the Obligations is owed and (e) the successors and assigns of each of the foregoing.
     “Security Agreement” shall mean the Second Lien Security Agreement, substantially in the form of Exhibit D, among the Credit Parties and the Collateral Agent for the benefit of the Secured Parties.
     “Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such

Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.
     “South African Subsidiary” means each Subsidiary of any Borrower organized under the laws of South Africa.
     “SPC” shall have the meaning assigned to such term in Section 9.04(i).
     “S&P” shall mean Standard & Poor’s Ratings Service or any successor thereto.
     “Statutory Reserves” shall mean, for any Interest Period, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (but without duplication) of the maximum reserve percentages (including any basic, marginal, special, emergency or supplemental reserves) in effect on the second full Business Day next preceding the first day of such Interest Period, expressed as a decimal, established by the Board and any other banking authority or Governmental Authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).
     “Stockholder” shall mean, with respect to any Person, each holder of Stock of such Person.
     “Stoody” shall have the meaning assigned to such term in the preamble to this Agreement.
     “Subordinated Debt” means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to the Administrative Agent and the Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

     “Subsidiary” shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.
     “Taxes” shall mean taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, and all liabilities with respect thereto, excluding franchise taxes and taxes imposed on or measured by the net income or overall gross receipts of the Administrative Agent or any Lender or similar taxes imposed on the Administrative Agent or any Lender by the jurisdictions under the laws of which the Administrative Agent or such Lender, as applicable, is organized, conducts business or has a present or former connection or any political subdivision thereof.
     “Title IV Plan” shall mean a Plan (other than a Multiemployer Plan), that is subject to Title IV of ERISA or Section 412 of the IRC.
     “Thermadyne Cylinder Co.” means Thermadyne Cylinder Co., a California corporation.
     “Trademark License” shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.
     “Trademarks” shall mean all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, trade dress, service marks, logos, and other source or business identifiers (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.
     “Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Credit Parties of the Loan Documents to which they are a party and, in the case of the Borrowers, the making of the Borrowings hereunder and the use of the proceeds thereof as required hereby, and (b) the payment of related fees and expenses.
     “Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the Alternate Base Rate.
     “Unfunded Pension Liability” shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.
     “USA Patriot Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
     “Victor” shall have the meaning assigned to such term in the preamble to this Agreement.
     “Victor Mexico” shall have the meaning assigned to such term in Section 5.08.
     SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require, and all references to this Agreement or any other Loan Document shall include all exhibits, schedules and appendices hereto or thereto, as applicable. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrowers’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Lenders.
     SECTION 1.03. Senior Indebtedness. As the proceeds of the Loans resulting from this amendment and restatement of the Original Second Lien Credit Agreement will be used in part to refinance the Original Second Lien Credit Agreement, which Original Second Lien Credit Agreement was utilized solely to refinance a portion of the outstanding Revolving Loan, this Agreement shall be a “Credit Agreement” (as defined in the Indenture), and the Loans and other Obligations shall be “Bank Indebtedness” and “Designated Senior Indebtedness” for all purposes of the Indenture.
     SECTION 1.04. Borrower Representative. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Holdings as a notice or communication from all the Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or the Borrowers hereunder to Holdings on behalf of such Borrower or the Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Holdings shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.
ARTICLE II
The Credits
     SECTION 2.01. Commitments.
     (a) Subject to the terms and conditions of this Agreement (including the definition of Commitment) and relying upon the representations and warranties set forth herein, each Lender and the Administrative Agent agrees, severally and not jointly, that immediately prior to the Effective Time on the A&R Effective Date each Lender shall be deemed to have assigned and transferred to the Administrative Agent such Lender’s outstanding “Loans” as defined in the Original Second Lien Credit Agreement (if any), and at the Effective Time the Administrative Agent, as the sole holder of the Loans (in such capacity, the “Funding Agent”) shall be deemed to have funded the proceeds of a Loan to the Borrowers on the A&R Effective Date (subject to Section 2.01(e)) in a principal amount that is equal to the amount of the Lenders’ outstanding “Loans” (as defined in the Original Second Lien Credit Agreement) so assigned and transferred, without any actual funding to the Borrowers on the A&R Effective Date of such amounts; provided, however, that nothing in this Section 2.01(a) shall make the “Loans” (as defined in the Original Second Lien Credit Agreement) due and payable on the A&R Effective Date, it being understood and agreed that the “Loans” (as defined in the Original Second Lien Credit Agreement) shall remain outstanding and shall become due and payable in accordance with the terms and conditions of this Agreement and the other Loan Documents.
     (b) Subject to the terms and conditions of this Agreement (including the definition of Commitment) and relying upon the representations and warranties set forth herein, the Funding Agent, solely in its capacity as such, agrees to fund an additional term Loan to the Borrowers on the A&R Effective Date in an amount that, together with the amounts deemed funded pursuant to Section 2.01(a) above, does not exceed the Commitment. Upon such funding each Loan deemed funded pursuant to Section 2.01(a) above and each Loan funded pursuant to Section 2.01(b) shall be deemed a single Loan funded by the Funding Agent in the combined principal amount of $25,000,000.

     (c) On the A&R Effective Date, immediately after the transactions pursuant to Section 2.01(a) upon the funding of Loans pursuant to Section 2.01(b), the Commitment shall be permanently reduced by the amount of Loans deemed funded pursuant to Section 2.01(a) and/or funded pursuant to Section 2.01(b) on the A&R Effective Date.
     (d) On the A&R Effective Date and upon the occurrence of funding of Loans pursuant to Section 2.01(b), the Borrowers shall pay all accrued and unpaid interest, fees, indemnities and payments due in respect of any Breakage Event (including those occurring on the A&R Effective Date after giving effect to the transactions contemplated hereby) and all other Obligations then due and owing, if any, to all, in their capacity as such, under the Original Second Lien Credit Agreement.
     (e) The Borrowers hereby acknowledge and agree that the Loans shall be made by funding a percentage of the aggregate principal amount thereof to the Borrowers such that the sum of (x) the principal amount of Loans of deemed funded by the Funding Agent pursuant to Section 2.01(a), plus (y) the Dollar amount funded pursuant to Section 2.01(b) shall equal 92.346% of the aggregate principal amount of the Commitment, which funding shall satisfy all obligations to fund Loans hereunder. For the avoidance of doubt, the amount owing by the Borrowers hereunder and under the Loan Documents shall equal 100% of the outstanding principal amount of the Loans, which as of the Effective Time on the A&R Effective Date equals $25,000,000.
     (f) Amounts prepaid on account of the Loans may not be re-borrowed.
     SECTION 2.02. Loans.
     (a) Each Loan shall be made as part of a Borrowing consisting of Loans made ratably in accordance up to the amount of the Commitment; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).
     (b) Subject to Section 2.08 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than two Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
     (c) Each Borrowing shall be comprised entirely of Loans as the Borrowers may request pursuant to Section 2.03.
     (d) Each Lender shall make each Loan to be made by it pursuant to Section 2.01(b) of this Agreement on the A&R Effective Date by wire transfer of immediately available funds to the Funding Agent or the Administrative Agent, as applicable, to the account designated by the Administrative Agent, and the Administrative Agent shall promptly credit the amounts so received to the account designated by the Borrowers in the Borrowing Request (or if a Borrowing shall not occur on the A&R Effective Date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders).
     (e) Unless the Administrative Agent shall have received notice from a Lender prior to the A&R Effective Date that such Lender will not make available to the Administrative Agent such Lender’s portion of the Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the A&R Effective Date in accordance with paragraph (e) of this Section and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrowers on the A&R Effective Date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, the Borrowers and such Lender severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
     SECTION 2.03. Borrowing Procedure. In order to request the Borrowing to be made on the A&R Effective Date, the Borrowers shall have delivered or faxed to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Birmingham, Alabama time, three Business Days prior to the A&R Effective Date, and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Birmingham, Alabama time, on the A&R Effective Date. Such Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrowers and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in the Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such request, then the requested Borrowing shall be an ABR Borrowing, and if no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any request made pursuant to this Section (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
     SECTION 2.04. Evidence of Debt; Repayment of Loans.

     (a) The Borrowers hereby unconditionally promise, jointly and severally, to pay on the Maturity Date to the Administrative Agent for the account of each Lender the outstanding principal amount of each Loan of such Lender.
     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Borrower or any Guarantor and each Lender’s share thereof.
     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.
     (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrowers. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
     SECTION 2.05. Fees. The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for its own account, the fees set forth in the Engagement Letter at the times and in the amounts specified therein. Once paid, such fees shall not be refundable under any circumstances.
     SECTION 2.06. Interest on Loans.
     (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage.
     (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage.

     (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
     SECTION 2.07. Default Interest. If an Event of Default shall have occurred and be continuing, at the election of the Administrative Agent or the Required Lenders, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, at the rate otherwise applicable to the Loans pursuant to Section 2.06 plus 2.00% per annum.
     SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrowers for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section shall be conclusive absent manifest error.
     SECTION 2.09. Termination and Reduction of Commitments.
     (a) The Commitments shall automatically terminate upon the earlier to occur of (i) the making of the Loans on the A&R Effective Date and (ii) 5:00 p.m., New York City time, on September 14, 2009.
     (b) Upon prior irrevocable written or fax notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000. Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments.
     SECTION 2.10. Conversion and Continuation of Borrowings. The Borrowers shall have the right at any time upon prior irrevocable notice to the Administrative Agent not later than 1:00 p.m., Birmingham, Alabama time, three Business Days prior thereto, (a) to convert any Eurodollar Borrowing into an ABR Borrowing, (b) to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (c) to convert the Interest Period with respect to any

Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:
     (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
     (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Section 2.02(a) and (b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
     (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion;
     (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrowers shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;
     (v) no Borrowing may be converted into or continued as a Eurodollar Borrowing less than one month prior to the Maturity Date;
     (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and
     (vii) upon notice to the Borrowers from the Administrative Agent (or upon the written request of the Required Lenders), after the occurrence and during the continuance of a Default or an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.
     Each notice pursuant to this Section shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrowers request be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section and of each Lender’s portion of any converted or continued Borrowing. If the Borrowers shall not have given notice in accordance with this Section to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section to convert such Borrowing), such Borrowing shall, at the end of the

Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into an ABR Borrowing.
     SECTION 2.11. Optional Prepayment.
     (a) On or prior to August 30, 2010, no optional prepayments of the Loans shall be permitted; provided, however, that during the period between April 1, 2010 and August 30, 2010, Borrowers shall have the right at any time and from time to time to make a single prepayment of any Borrowing, in whole or in part, up to an amount equal to Fourteen Million Dollars ($14,000,000), upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent before 10:00 a.m., Birmingham, Alabama time, in lieu of making prepayments of the High Yield Notes pursuant to Section 6.03(b)(v) of this Agreement. After August 30, 2010, the Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon same day written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent before 10:00 a.m., Birmingham, Alabama time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $250,000 and not less than $1,000,000.
     (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section shall be subject to Section 2.15, but otherwise shall be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
     SECTION 2.12. Mandatory Prepayments.
     (a) Immediately upon receipt by any Credit Party of any cash proceeds of any asset disposition, the Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Notwithstanding the foregoing, if the Credit Parties notify the Administrative Agent in writing of their intent to reinvest such proceeds in replacement fixed assets, the Credit Parties shall only be obligated to make prepayments to the extent that such proceeds are not so reinvested. The following shall not be subject to mandatory prepayment under this paragraph: (1) proceeds of sales of Inventory in the ordinary course of business and (2) the proceeds of any asset disposition or series of asset dispositions otherwise permitted under Section 6.08 not in excess of $500,000.
     (b) If Holdings or any Borrower issues Stock or any debt security in a public offering or in a private placement underwritten, placed or initially purchased by an investment bank, no later than the Business Day following the date of receipt of the proceeds thereof, all Borrowers (in the case of an issuance by Holdings) or the issuing Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses (including legal fees) paid to non-Affiliates in connection therewith; provided, that no such prepayment shall be required with respect to an amount equal to such proceeds that (A) are received pursuant to any employee or stock option plan, (B) are received in connection with any refinancing of Indebtedness or (C) are required to prepay loans and other extensions of credit under the First Lien Facilities.
     (c) The Borrowers shall deliver to the Administrative Agent, at the time of each prepayment required under this Section, (i) a certificate signed by a Financial Officer of such Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section shall be subject to Section 2.15, but otherwise shall be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
     (d) On or prior to August 30, 2010, any Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Loans required to be made pursuant to this Section, to decline all (but not a portion) of its pro rata share of such prepayment (such declined amounts, the “Declined Proceeds”). Any Declined Proceeds shall be offered to the Lenders not so declining such prepayment (with such Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). Thereafter, the remaining Declined Proceeds may be retained by the Borrowers.
     SECTION 2.13. Reserve Requirements; Change in Circumstances.
     (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrowers shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
     (b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
     (c) A certificate of a Lender setting forth a reasonably detailed calculation of the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
     (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall be under no obligation to compensate any Lender under paragraph (a) or (b) of this Section with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
     SECTION 2.14. Change in Legality.
     (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Administrative Agent:
     (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and
     (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) of this Section.

In the event any Lender shall exercise its rights under clause (i) or (ii) above , all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.
     (b) For purposes of this Section, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.
     SECTION 2.15. Indemnity. Each Borrower shall, jointly and severally, indemnify each Lender against (a) any loss, expense or liability that such Lender may sustain or incur as a consequence of any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by any Borrower hereunder (any of the foregoing events referred to in this clause (a) being called a “Breakage Event”) or (b) any expense that such Lender may sustain or incur as a consequence of any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error.
     SECTION 2.16. Pro Rata Treatment. Each Borrowing shall be allocated pro rata among the Lenders in accordance with their respective Commitments and each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.
     SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower or any other Credit Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan as a result of which the unpaid principal portion of its Loan shall be proportionately less than the unpaid principal portion of the Loan of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loan of such other Lender, so that the aggregate unpaid principal amount of the Loan and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loan prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.
     SECTION 2.18. Payments.
     (a) The Borrowers shall make each payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder and under any other Loan Document not later than 12:00 noon, Birmingham, Alabama time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its principal office or such other office as the Administrative Agent may designate in writing.
     (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.
     (c) If the Administrative Agent pays any amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrowers and such related payment is not received by the Administrative Agent, then the Administrative Agent shall be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.
     (d) If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to a Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to such Borrower or such other Person, without setoff, counterclaim or deduction of any kind.
     SECTION 2.19. Taxes.
     (a) Any and all payments by or on account of any obligation of any Borrower or any other Credit Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Borrower or any other Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or such Credit Party shall make such deductions and (iii) such Borrower or such Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) The Borrowers shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower or any other Credit Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender, or by the Administrative Agent on behalf of itself or a Lender, shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower or any other Credit Party to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.

     SECTION 2.20. Assignment of Loans Under Certain Circumstances; Duty to Mitigate.
     (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.13, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.19 or (iii) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrowers that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrowers may, at their expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrowers or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to, at par, the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.13 and 2.15); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.13 or the amounts paid pursuant to Section 2.19, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to result in amounts being payable under Section 2.19, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) of this Section), or if such Lender shall waive its right to claim further compensation under Section 2.13 in respect of such circumstances or event or shall waive its right to further payments under Section 2.19 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this paragraph.
     (b) If (i) any Lender shall request compensation under Section 2.13, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrowers or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under

Section 2.13 or would reduce amounts payable pursuant to Section 2.19, as the case may be, in the future. The Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.
ARTICLE III
Representations and Warranties
     To induce the Lenders to make the Loans, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to the Administrative Agent, the Collateral Agent and each Lender with respect to all Credit Parties, each and all (unless otherwise specified), as of the A&R Effective Date, of which shall survive the execution and delivery of this Agreement and the continuing, deemed making and making of the Loans hereunder.
     SECTION 3.01. Corporate Existence; Compliance with Law; FEIN. Each Credit Party (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and each Credit Party’s name as it appears in official filings in its state of incorporation or organization, organization type, organization number, if any, issued by its state incorporation or organization, and federal employer identification number are set forth on Schedule 3.01; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     SECTION 3.02. Executive Offices, Collateral Locations. As of the A&R Effective Date, the current location of each Credit Party’s chief executive office and the warehouses and premises at which any Collateral with a fair market value in excess of $20,000 is located are set forth on Schedule 3.02, none of such locations has changed within the one (1) month preceding the A&R Effective Date and each Credit Party has only one state of incorporation or organization.
     SECTION 3.03. Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable; (c) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement, as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person, other than those in favor of Administrative Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     SECTION 3.04. Financial Statements. Holdings has heretofore furnished to the Lenders its consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2008, audited by and accompanied by the opinion of KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2009, certified by its chief financial officer. Such financial statements were prepared in accordance with GAAP (other than, in the case of quarterly financial statements, the absence of footnotes and subject to the normal year-end adjustments) and present fairly in all material respects the consolidated financial condition and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Holdings and its consolidated Subsidiaries as of the dates thereof.
     SECTION 3.05. Material Adverse Effect. Between December 31, 2008 and the A&R Effective Date: (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the financial statements referred to in Section 3.04 and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no material contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and to the Borrowers’ knowledge no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of the Borrowers’ knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since December 31, 2008, no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.06. Ownership of Property; Liens. As of the A&R Effective Date, the real estate (“Real Estate”) listed on Schedule 3.06) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Schedule 3.06, and, if requested by Administrative Agent, copies of all such leases or a summary of terms thereof reasonably satisfactory to Administrative Agent have been delivered to the Administrative Agent. Schedule 3.06 further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the A&R Effective Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the A&R Effective Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances and Liens in existence on the date hereof and summarized on Schedule 6.07, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party’s right, title and interest in and to all such Real Estate and other properties and assets. Schedule 3.06 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the A&R Effective Date, no portion of any Credit Party’s Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the A&R Effective Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.
     SECTION 3.07. Labor Matters. Except as set forth on Schedule 3.07, as of the A&R Effective Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party materially comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and, if requested by the Administrative Agent, true and complete copies of any agreements described on Schedule 3.07 have been delivered to the Administrative Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party’s knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party’s knowledge, threatened with the National Labor Relations Board (or any comparable body outside the United States of America), and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

     SECTION 3.08. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth on Schedule 3.08, as of the A&R Effective Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party (other than Holdings) is owned by each of the Stockholders and in the amounts set forth on Schedule 3.08. Except as set forth on Schedule 3.08, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the A&R Effective Date (except for the Obligations) is described in Section 6.03 (including Schedule 6.03).
     SECTION 3.09. Government Regulation. No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.
     SECTION 3.10. Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.
     SECTION 3.11. Taxes. All federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (excluding (i) Charges or other amounts being contested in accordance with Section 5.02(b) and (ii) any Charges discharged in the Chapter 11 Cases or payable over time in accordance with the Plan of Reorganization), unless the failure to so file or pay would not reasonably be expected to result in fines, penalties or interest in excess of $100,000 in the aggregate. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in compliance in all material respects with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities (except to the extent discharged in the Chapter 11 Cases or payable over time in accordance with the Plan of Reorganization). Schedule 3.11 sets forth as of the A&R Effective Date those taxable years for which any Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Schedule 3.11, as of the A&R Effective Date, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges for any open periods. Except as set forth on Schedule 3.11, none of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party’s knowledge, as a transferee. As of the A&R Effective Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.
     SECTION 3.12. ERISA.
     (a) Schedule 3.12 lists, as of the A&R Effective Date, (i) all ERISA Affiliates and (ii) all Plans, including Title IV Plans, Multiemployer Plans, and all Retiree Welfare Plans. Copies of all such listed Plans, if requested by the Administrative Agent, together with a copy of the latest form IRS/DOL 5500-series, as applicable, for each such Plan, have been delivered to the Administrative Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax exempt status. Each Plan is in compliance in all respects with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA, except for non-compliance which would not have a Material Adverse Effect. Neither any Credit Party nor ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan, except for non-compliance which would not have a Material Adverse Effect. No “prohibited transaction”, as defined in Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Plan, that would subject any Credit Party to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC, which would have a Material Adverse Effect.
     (b) Except as set forth on Schedule 3.12 or in Holdings’ financial statements provided to the Lenders from time to time or as would not have a Material Adverse Effect: (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Credit Party or ERISA Affiliate as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA

Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time); and (iv) no Credit Party or ERISA Affiliate has any material liability with respect to post-retirement benefit obligations within the meaning of the FASB 106.
     SECTION 3.13. Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.13, as of the A&R Effective Date there is no Litigation pending or, to any Credit Party’s knowledge, threatened, that seeks damages in excess of $250,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.
     SECTION 3.14. Brokers. Except as set forth on Schedule 3.14, no broker or finder brought about the obtaining, making or closing of the Loans or the Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.
     SECTION 3.15. Intellectual Property. As of the A&R Effective Date Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it. Each Patent, Trademark, and registered Copyright existing as of the A&R Effective Date and each material License in effect as of the A&R Effective Date is listed, together with application or registration numbers, as applicable, on Schedule 3.15. To its knowledge, each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth on Schedule 3.15, no Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property.
     SECTION 3.16. Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, the financial statements or other written reports from time to time prepared by any Credit Party and delivered hereunder or any written statement prepared by any Credit Party and furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which they were made.
     SECTION 3.17. Environmental Matters.
     (a) Except as set forth on Schedule 3.17, as of the A&R Effective Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000; (ii) no Credit Party has caused or suffered to occur any material Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $100,000; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (viii) the Credit Parties have made available to the Administrative Agent copies of all existing material environmental reports, reviews and audits and all written information pertaining to actual or potentially material Environmental Liabilities, in each case relating to any Credit Party.
     (b) Each Credit Party hereby acknowledges and agrees that the Administrative Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party’s affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.
     SECTION 3.18. Insurance. Schedule 3.18 lists all insurance policies of any nature maintained, as of the A&R Effective Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.
     SECTION 3.19. Deposit and Disbursement Accounts. Schedule 3.19 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the A&R Effective Date, including any disbursement accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.
     SECTION 3.20. Government Contracts. Except as set forth on Schedule 3.20, as of the A&R Effective Date, no Credit Party is a party to any contract or agreement with any

Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.
     SECTION 3.21. Customer and Trade Relations. As of the A&R Effective Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier essential to its operations.
     SECTION 3.22. Bonding; Licenses. Except as set forth on Schedule 3.22, as of the A&R Effective Date, no Credit Party is a party to or bound by any surety bond agreement or binding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.
     SECTION 3.23. Solvency. Before and after giving effect to (a) the Loans to be made or incurred on the A&R Effective Date, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrowers; (c) the consummation of the Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.
     SECTION 3.24. Status of Holdings and Thermadyne Cylinder Co.. Holdings has not engaged in any trade or business other than holding the Stock of the other Credit Parties and activities incidental thereto. Since the Original Closing Date, Thermadyne Cylinder Co. has not engaged in any trade or business other than as permitted by Section 6.20 hereof; the fair market value of all the assets of Thermadyne Cylinder Co. does not exceed $100,000.
     SECTION 3.25. Collateral Documents. The Security Agreement, the Pledge Agreement and the other Collateral Documents, since execution and delivery thereof by the parties thereto on the date of the Original Closing Date created, and as of the A&R Effective Date will continue to create, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof, and when financing statements in appropriate form are filed in the jurisdictions specified on Schedule 3.02(a), the Lien created under the Collateral Documents will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.07 (including, pursuant to the terms of the Intercreditor Agreement, and to the extent set forth therein, the First Priority Liens) (or with respect to Collateral constituting Stock, such Liens consisting only of First Priority Liens); provided, however, that solely with respect to the Australian Collateral the Borrowers do not make representations and warranties under this Section 3.25 as to issues arising under the laws of Australia; and provided, further, that solely with respect to Intellectual Property registered with Governmental Authorities other than those of the United States or any State thereof, the Borrowers do not make representations and warranties under this Section 3.25 as to issues arising under the laws of any jurisdiction other than the United States or any State thereof.

ARTICLE IV
Conditions of Lending
     The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions, in each case in form and substance satisfactory to the Administrative Agent and the Required Lenders:
     (a) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.
     (b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the A&R Effective Date, except to the extent such representations and warranties expressly relate to a different date.
     (c) The Borrowers and each other Credit Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Borrowing, no Default or Event of Default hereunder, under the Original Second Lien Credit Agreement and/or any other Loan Document shall have occurred and be continuing.
     (d) The Administrative Agent and the Collateral Agent shall have received, on behalf of themselves and the Lenders, a favorable written opinion of Armstrong Teasdale LLP, counsel for the Borrowers, substantially to the effect set forth in Exhibit E, which opinion shall (i) be dated the A&R Effective Date, (ii) be addressed to the Lenders, the Administrative Agent and the Collateral Agent, and (iii) cover such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request. The Borrowers hereby instruct such counsel to deliver such opinions.
     (e) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents, and the existence of Liens on the Collateral for the benefit of the Secured Parties shall be satisfactory to the Lenders and the Administrative Agent.
     (f) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Credit Party, certified as of a recent date by the Secretary of State of the State of its organization, and a certificate as to the good standing of each Credit Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Credit Party dated the A&R Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Credit Party as in effect on the A&R Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Credit Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Credit Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.
     (g) The Administrative Agent shall have received a certificate, dated the A&R Effective Date and signed by a Financial Officer of the Borrowers confirming compliance with the conditions precedent set forth in paragraphs (b), (c), (l), (m) and (p) of this Article.
     (h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the A&R Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document, including without limitation, the fees, costs and expenses of Kirkland & Ellis LLP, as counsel for certain of the Lenders, and Smith, Gambrell & Russell, LLP, as counsel for the Agents.
     (i) The Collateral Documents shall have been duly executed by each Person that is to be a party thereto and shall be in full force and effect on the A&R Effective Date. The Collateral Agent on behalf of the Secured Parties shall continue to have on the A&R Effective Date the security interest in the Collateral created on the Original Closing Date of the type and priority described in Section 3.25 hereof.
     (j) The Collateral Agent shall have received (i) the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Credit Parties in the States (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such Persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.07 or have been or will be contemporaneously released or terminated and (ii) bailee letters in favor of the Collateral Agent with respect to material leased properties of the Credit Parties..
     (k) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Collateral Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent, and non-renewal, cancellation and amendment riders providing thirty days’ advance notice to the Collateral Agent.
     (l) The Administrative Agent shall be satisfied that the Leverage Ratio shall be no more than 3.00 to 1.00 as of the A&R Effective Date, calculated after giving pro forma effect to the Transactions to occur on the A&R Effective Date.

     (m) Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Credit Parties shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement, (b) Indebtedness outstanding under the First Lien Credit Agreement, (c) the High Yield Notes and (d) Indebtedness set forth on Schedule 6.03.
     (n) The Lenders shall have received the financial statements, certificates and opinion referred to in Section 3.04, which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders and otherwise satisfactory in form and substance to the Administrative Agent.
     (o) The Lenders shall have received financial projections of Holdings and its Subsidiaries for the years 2009 through 2012, in form and substance satisfactory to the Administrative Agent.
     (p) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or, (to the knowledge of any of the Credit Parties) threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.
     (q) The Lenders shall be satisfied that the Transactions will not violate (i) any provision of law, statute, rule or regulation applicable to the Credit Parties or the articles of organization or other constitutive documents of the Credit Parties or any order of any governmental authority or (ii) any provision of any indenture or other material instrument or agreement to which any Credit Party is a party or by which any of them or any of their property is bound.
     (r) The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
     (s) The Administrative Agent shall be satisfied that the Lenders under the Original Second Lien Credit Agreement have been, or will be on the A&R Effective Date, paid in full all amounts required to be paid to them by Borrowers pursuant to Section 2.01(d).
ARTICLE V
Affirmative Covenants
     Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts then accrued or payable under any Loan Document and any indemnities for which a claim has been made, shall have been paid in full, unless the Required Lenders shall otherwise consent in writing:

     SECTION 5.01. Maintenance of Existence and Conduct of Business. Each Credit Party shall: except as permitted by Section 6.01, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in its jurisdiction of formation or organization, as applicable, and its material rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times take all reasonable action to maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth on Schedule 5.01.
     SECTION 5.02. Payment of Charges.
     (a) Subject to Section 5.02(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due, except in the case of clauses (ii) and (iii) where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $200,000.
     (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.02(a); provided that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges in excess of $1,000,000 (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to the Administrative Agent evidence reasonably acceptable to the Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.02(b) are no longer met.
     SECTION 5.03. Financial Statements, Reports, etc. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP, and in the case of Holdings, furnish to the Administrative Agent and each Lender:
     (a) (i) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) within 30 days after the end of each fiscal month of each fiscal year, its unaudited consolidated (and, for the third fiscal month of each of the first three fiscal quarters, unaudited consolidating) balance sheet and related statements of operations and cash flows (consolidated only) showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal month and the results of its operations and the operations of such Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by a Financial Officer of Holdings as presenting fairly, in all material respects, the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (other than the absence of footnotes, and subject to normal year-end adjustments).
     (b) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm (in the case of clause (i) thereof) or Financial Officer (in the case of clause (ii) thereof) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Default or Event of Default has occurred or, if such a Default or an Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) in the case of (x) reports due under Section 5.03(a)(i) and (y) reports due under Section 5.03(a)(ii) with respect to the third fiscal month of each fiscal quarter, setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in Section 6.10;
     (c) concurrently with any delivery of financial statements under paragraph (a) of this Section with respect to the third fiscal month of each fiscal quarter, a management report (i) describing the operations and financial condition of Holdings and its Subsidiaries for the quarter then ended and the portion of the current fiscal year then elapsed and (ii) discussing the reasons for any significant variations, which information shall be presented in reasonable detail and shall be certified by a Financial Officer of Holdings to the effect that such information presents fairly, in all material respects, the results of operations and financial condition of Holdings and its Subsidiaries as at the dates and for the periods indicated;
     (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

     (e) promptly after the receipt thereof by Holdings or any Subsidiary, a copy of any final written “management letter” received by any such Person from its certified public accountants and the management’s response thereto;
     (f) as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to the First Lien Facilities or any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to the First Lien Facilities or any Subordinated Debt, notice of such event of default;
     (g) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and
     (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrowers or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.
     SECTION 5.04. Insurance; Damage to or Destruction of Collateral.
     (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Schedule 3.18 as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to the Administrative Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to the Administrative Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to the Administrative Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, the Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that the Administrative Agent deems advisable. The Administrative Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, the Administrative Agent shall not be deemed to have waived any Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to the Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.
     (b) Each Credit Party shall deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, endorsements to (i) all “All Risk” and business interruption insurance naming the Administrative Agent, on behalf of itself and the Lenders, as loss payee, and (ii) all general liability and other liability policies naming the Administrative Agent, on behalf of itself and the Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent), so long as any Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $1,000,000, as such Credit Party’s true and lawful agent and attorney in fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance. The Administrative Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney and shall have no right to exercise such powers except as permitted under the Intercreditor Agreement. The Borrowers shall promptly notify the Administrative Agent of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance.
     SECTION 5.05. Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA, labor laws, and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     SECTION 5.06. Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.
     SECTION 5.07. Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are necessary to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate in all material respects; (c) notify the Administrative Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $250,000; and (d) promptly forward to the Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $250,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If the Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon the Administrative Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers’ expense, as the Administrative Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent, and (ii) permit the Administrative Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as the Administrative Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse the Administrative Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.
     SECTION 5.08. Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use commercially reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse or manufacturing, processor or converter facility where Collateral is stored or located that has an aggregate fair market value or purchase price (whichever is higher, as determined by the Administrative Agent) in excess of $100,000 at any time from and after the date of this Agreement, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. After the A&R Effective Date, no new real property or new warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the A&R Effective Date if the Collateral to be stored or located at such location (i) has an aggregate fair market value or purchase price (whichever is higher, as determined by the Administrative Agent) in excess of $100,000 or (ii) has an aggregate fair market value or purchase price (whichever is higher, as determined by the Administrative Agent) when aggregated with Collateral which has been stored at new real property or new warehouse spaces leased after the A&R Effective Date or shipped to a processor or converter under arrangements established after the A&R Effective Date in excess of $500,000, without the prior written consent of the Administrative Agent or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations in all material respects under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. In addition to the foregoing, Victor may store, keep or otherwise maintain (i) Inventory in an amount not to exceed $12,000,000 in the aggregate, and (ii) other Collateral in an amount not to exceed $6,000,000 in the aggregate, at any warehouse or facility operated in Mexico by Victor Equipment de Mexico S.A. de C.V. (“Victor Mexico”) so long as Victor Mexico is a wholly owned direct Subsidiary of any Borrower. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the A&R Effective Date, it shall first provide to the Collateral Agent a mortgage or deed of trust granting the Collateral Agent a first priority (or second priority, if the Intercreditor Agreement shall still be in effect) Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by the Administrative Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 5.09. Use of Proceeds. The Borrowers shall utilize the proceeds of the Loans only for the purpose specified in the introductory statement to this Agreement.
     SECTION 5.10. Cash Management Systems. The Borrowers will maintain until the Maturity Date the cash management systems described in the First Lien Credit Agreement.
     SECTION 5.11. Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party’s expense and upon the reasonable request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.
     SECTION 5.12. Communication with Accountants. Each Credit Party executing this Agreement authorizes (a) Administrative Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including KPMG, LLP, and authorizes those accountants and advisors to communicate to Administrative Agent and each Lender information relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party.
ARTICLE VI
Negative Covenants
     Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts then accrued or payable under any Loan Document and any indemnities for which a claim has been made, shall have been paid in full, unless the Required Lenders shall otherwise consent in writing:
     SECTION 6.01. Mergers, Subsidiaries, Etc. No Credit Party shall, by operation of law or otherwise, (a) form a new Subsidiary, unless otherwise permitted hereunder, or (b) merge or amalgamate with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except (i) any Borrower may merge, amalgamate or consolidate with, or acquire the assets or Stock of any other Borrower, (ii) any Subsidiary of Holdings that is not a Credit Party may merge, amalgamate or consolidate with, or acquire the assets or Stock of another Subsidiary of Holdings that is not a Credit Party, (iii) any Borrower may merge, amalgamate or consolidate with, or acquire the Stock or assets of any other Subsidiary of Holdings that is a Credit Party, (iv) any Credit Party that is not a Borrower may merge or consolidate with, or acquire the assets or Stock of any other Credit Party that is not a Borrower, and (v) for transactions otherwise permitted under Section 6.02 or 6.08; provided, that in the case of clause (iii) above, the continuing or surviving Person, or the transferee, as the case may be, shall be a Borrower.
     SECTION 6.02. Investments; Loans and Advances. Except as otherwise expressly permitted by this Article VI, no Credit Party shall, or shall cause or permit its Foreign

Subsidiaries to, make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except:
     (a) that Borrowers and Foreign Subsidiaries may hold investments comprised of notes payable issued by Account Debtors to any Borrower or any Foreign Subsidiary pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business consistent with past practices;
     (b) each Credit Party and Foreign Subsidiary may maintain (i) its existing investments, loans and advances in its Subsidiaries as of June 29, 2007, (ii) other investments, loans and advances investments specifically consented to by the Lenders pursuant to Section 9.08 of this Agreement prior to the A&R Effective Date, and (iii) its existing investments, loans and advances made between June 29, 2007 and the A&R Effective Date, provided, however, that no Default or Event of Default existed as a result thereof immediately after giving effect thereto, and provided, further, that this Section 6.02(b)(iii) shall not apply with respect to any investments described in Section 6.02(g) made during fiscal year 2009 and investments described in Section 6.02(i).
     (c) any Borrower may make investments, loans and advances in any other Borrower;
     (d) any Foreign Subsidiary may make investments, loans and advances in any other Foreign Subsidiaries;
     (e) any Borrower may make investments in any Credit Party (other than Holdings) that is not a Borrower; provided that such investments in the Credit Parties shall not exceed $100,000 in the aggregate since the A&R Effective Date;
     (f) any Borrower may make investments in, or create, any wholly-owned Domestic Subsidiary, provided that such Subsidiary becomes a Borrower, the Stock of such Subsidiary is pledged to the Administrative Agent, and such Subsidiary grants Liens to the Administrative Agent on all of its assets to secure the Obligations, subject only to Permitted Encumbrances;
     (g) the Credit Parties (other than Holdings) may make loans to Holdings, in lieu of distributions permitted under Section 6.13(d), the proceeds of which shall be used by Holdings solely to pay out of pocket expenses for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees, costs and expenses associated with the issuance and maintenance of its capital stock and similar costs and expenses, in an annual aggregate amount not to exceed $3,000,000 per fiscal year after the A&R Effective Date (less, in respect of fiscal year 2009, any amounts used pursuant to Section 6.02(g) of the Original Second Lien Credit Agreement during such fiscal year);
     (h) the Credit Parties (other than Holdings) may make loans to Holdings, in lieu of distributions permitted under Section 6.13(e), the proceeds of which shall be used by Holdings solely to pay taxes as part of a consolidated, combined or unitary group;

     (i) any Borrower may make investments in, and loans and advances to, or create, any wholly-owned Foreign Subsidiary (and may maintain any such investments made), such that the aggregate amount of all such investments, loans and advances in such direct Foreign Subsidiaries funded since June 29, 2007 shall not exceed $5,000,000 (exclusive of investments permitted in clause (k) of this Section 6.02); provided that 65% of such stock of such direct Foreign Subsidiary shall be pledged to secure the Obligations; provided further that to the extent a portion of the $5,000,000 basket amount is invested in Thermadyne Victor Ltda. that portion of the basket amount may be restored to the extent of cash received by any Borrower constituting proceeds of the sale of assets or stock of Thermadyne Victor Ltda.;
     (j) [Reserved];
     (k) any Credit Party or Foreign Subsidiary may make investments in any of its Foreign Subsidiaries consisting of the conversion of intercompany loans (but not intercompany accounts payable) outstanding as of the A&R Effective Date into equity;
     (l) so long as no Event of Default has occurred and is continuing, the Borrowers may make investments, subject to Control Letters in favor of the Administrative Agent for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above;
     (m) other investments by Credit Parties and Foreign Subsidiaries not exceeding $100,000 in the aggregate at any time outstanding;
     (n) transactions permitted pursuant to Section 6.04;
     (o) Capital Expenditures to the extent permitted by the First Lien Credit Agreement.
     SECTION 6.03. Indebtedness.
     (a) No Credit Party shall, or shall cause or permit its Foreign Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except (without duplication):
     (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.07;
     (ii) the Loans and the other Obligations;

     (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;
     (iv) existing Indebtedness described on Schedule 6.03 and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing or decreasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Foreign Subsidiary, the Administrative Agent or any Lender, as reasonably determined by the Administrative Agent, than the terms of the Indebtedness being refinanced, amended or modified;
     (v) Indebtedness arising from investments, loans or advances among the Credit Parties and any other Subsidiary of Holdings that are permitted under Section 6.02 (including extensions of the maturity thereof);
     (vi) Indebtedness consisting of Guaranteed Indebtedness permitted pursuant to Section 6.06;
     (vii) Indebtedness owed to JPMorgan Chase Bank, N.A. or any of its banking affiliates in respect of any liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds not to exceed $500,000 in the aggregate at any time outstanding;
     (viii) Indebtedness consisting of hedging agreements providing protection against fluctuations in currency values or commodity prices in connection with any Borrower’s or any of its Subsidiaries’ operations, so long as management of such Borrower or such Subsidiary, as the case may be, has determined that the entering into of any such hedging agreement is a bona fide hedging activity (and is not for speculative purposes);
     (ix) Indebtedness of Foreign Subsidiaries (excluding Capital Lease Obligations) in an aggregate outstanding principal amount not to exceed $15,000,000 since the A&R Effective Date;
     (x) Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Borrower; provided that (A) each Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to the Administrative Agent; (B) the obligations of each Borrower under any such intercompany loans and advances shall be subordinated in right of payment to the Obligations of such Borrower hereunder; (C) at the time any such intercompany loan or advance is made by any Borrower to any other Borrower and after giving effect thereto, each such Borrower shall be Solvent; and (D) no Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan;
     (xi) Indebtedness consisting of intercompany loans and advances made by any Foreign Subsidiary to any other Foreign Subsidiary;

     (xii) obligations of any Credit Party under any interest rate swap, cap or collar agreement or similar agreement or arrangement related to exposure to interest rates with respect to not more than $50,000,000 principal amount of Indebtedness; and
     (xiii) Indebtedness under the First Lien Facilities and Indebtedness incurred to refinance, extend, renew, restructure or replace, or in exchange for, such Indebtedness, in whole or in part.
     (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled amortization dates, other than:
     (i) the Obligations and the obligations under the First Lien Facilities;
     (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.08(b) or (c);
     (iii) Indebtedness permitted by Section 6.03(a)(iv) upon any refinancing thereof in accordance with Section 6.03(a)(iv);
     (iv) other prepayments of Indebtedness (excluding any Subordinated Debt) not in excess of $250,000 in the aggregate since the A&R Effective Date;
     (v) no more than once in any fiscal year within 30 days after the Administrative Agent’s receipt of the Borrowers’ audited annual financial statements in accordance with Section 5.03, a prepayment of the High Yield Notes in an amount equal to the Excess Cash Flow Amount (as defined in the Indenture Agreement), the calculation of which shall be reasonably satisfactory to the Administrative Agent, and otherwise in accordance with the amendments to the Indenture specified in the Supplemental Indenture attached as Exhibit A to Amendment No. 14 and Consent to the Original Second Lien Credit Agreement dated as of May 9, 2006, so long as Holdings has given three Business Days’ prior written notice to the Administrative Agent of such proposed prepayment and the following conditions shall be satisfied: (x) prior to any such prepayment the Borrowers shall have prepaid the term loans under the First Lien Credit Agreement in full, (y) no Event of Default shall have occurred and be continuing both before and after giving effect to such prepayment and (z) after giving effect to any such prepayment the average daily Borrowing Availability (as defined in the First Lien Credit Agreement), as determined by the First Lien Agent, shall have been not less than the greater of (A) $20,000,000 (with all trade payables being paid current in the ordinary course of business other than those being contested in the ordinary course of business) during the 30-day period immediately prior to such payment and (B) 4.0% of revenue for the immediately preceding fiscal year as supported by the audited annual financial statements for such fiscal year delivered pursuant to Section 5.03;
     (vi) voluntary prepayments of the High Yield Notes at any time during a fiscal year after the mandatory prepayment of the High Yield Notes for that fiscal year (as described in clause (v) above) has been paid; provided that the following conditions shall be met: (x) no Event of Default shall have occurred and be continuing both before and after giving effect to such prepayment, (y) after giving effect to any such prepayment the average daily Borrowing Availability, as determined by the First Lien Agent, shall have been not less than $15,000,000 (with all trade payables being paid current other than those being contested in the ordinary course of business) during the 30-day period immediately prior to such payment and (z) Borrowers shall deliver to the Administrative Agent projections demonstrating that the average daily Borrowing Availability shall not be less than $15,000,000 (with all trade payables being paid current) during the 30-day period after the date of such voluntary prepayment; and
     (vii) mandatory prepayments of the High Yield Notes with proceeds of Asset Dispositions, as defined in, and to the extent required by Section 4.06 of the Indenture Agreement.
     SECTION 6.04. Employee Loans and Affiliate Transactions.
     (a) No Borrower shall enter into or be a party to any transaction with any other Credit Party (other than other Borrowers) or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s business and upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Borrower (except for transactions otherwise expressly permitted hereunder). In addition, if any such transaction or series of related transactions (other than purchases and sales of Inventory in the ordinary course of business) involves payments in excess of $500,000 in the aggregate, the terms of these transactions must be disclosed in advance to the Administrative Agent and the Lenders. All such transactions in excess of $500,000 existing as of the A&R Effective Date are described on Schedule 6.04(a).
     (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes and stock option financing up to a maximum of $1,000,000 in the aggregate at any one time outstanding.
     SECTION 6.05. Capital Structure and Business. If all or part of a Credit Party’s Stock is pledged to the Administrative Agent, that Credit Party shall not issue additional Stock. No Credit Party shall amend its charter or bylaws in a manner that would adversely affect the Administrative Agent or the Lenders or such Credit Party’s duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.
     SECTION 6.06. Guaranteed Indebtedness. No Credit Party shall, or shall cause or permit its Foreign Subsidiaries to, create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, including without limitation the guaranty of the High Yield Notes by the Collateral Parties and

the guaranty of the First Lien Loan Obligations (as defined in the Intercreditor Agreement) by the Credit Parties, and (c) Guaranteed Indebtedness incurred for the benefit of any Foreign Subsidiary by any other Foreign Subsidiary if the primary obligation is permitted by this Agreement.
     SECTION 6.07. Liens. No Credit Party shall, or shall cause or permit its Foreign Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for:
     (a) Permitted Encumbrances;
     (b) Liens in existence on the date hereof and summarized on Schedule 6.07 securing the Indebtedness described on Schedule 6.03 and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property;
     (c) any Liens granted by Foreign Subsidiaries to secure Indebtedness permitted by Section 6.03(a);
     (d) Liens under any conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by (i) any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $23,000,000 outstanding at any one time for all such Liens and (ii) any Foreign Subsidiary in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $6,500,000 (excluding any sale leaseback transaction permitted under Section 6.11) outstanding at any one time for all such Liens; provided that, in each case, such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets; and
     (e) other Liens securing Indebtedness not exceeding $250,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Accounts or Inventory.
In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent, on behalf of itself and the Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.
     SECTION 6.08. Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than:

     (a) the sale of Inventory in the ordinary course of business;
     (b) the sale or other disposition by a Credit Party of Equipment and Fixtures that are obsolete or no longer used or useful in such Credit Party’s business and having a book value not exceeding (i) $1,000,000 in the aggregate in any fiscal year (less, in respect of fiscal year 2009) any amounts used pursuant to Section 6.08(b)(i) of the Original Second Lien Credit Agreement during such fiscal year) without the Administrative Agent’s consent and (ii) $2,000,000 in the aggregate in any fiscal year (less, in respect of fiscal year 2009, any amounts used pursuant to Section 6.08(b)(ii) of the Original Second Lien Credit Agreement during such fiscal year) without the consent of the Required Lenders;
     (c) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;
     (d) sales of Stock or assets of any Subsidiary of Holdings in connection with a transaction permitted under Section 6.01(b) or Section 6.02(f) or (h);
     (e) the sale or other disposition of other Equipment and Fixtures having a book value not exceeding $250,000 in the aggregate in any Fiscal Year and $500,000 in the aggregate; and
     (f) as permitted in Section 6.02(k); and
     (g) the sale of 73 Gower Street, Preston, Victoria 3072 Australia for fair market value to an unrelated third party; provided, however, that the terms and conditions of Section 2.12(a)) hereof are satisfied.
     SECTION 6.09. ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liabilities in an aggregate amount in excess of $250,000 in the aggregate.
     SECTION 6.10. Senior Leverage Ratio. Holdings and its Subsidiaries, on a consolidated basis at the end of each Fiscal Quarter, shall not permit the Leverage Ratio as of the last day of that Fiscal Quarter and for the 12-month period then ended to be more than 3.00.
     SECTION 6.11. Sale Leasebacks. No Credit Party shall, or shall cause or permit its Foreign Subsidiaries to, engage in any sale leaseback or synthetic lease transaction involving any of its assets, except for such transactions not in excess of $2,000,000 in the aggregate since the A&R Effective Date for all Foreign Subsidiaries.
     SECTION 6.12. Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm’s length basis and in the ordinary course of its business consistent with past practices (other than as permitted under Section 6.02(k)).
     SECTION 6.13. Restricted Payments. No Credit Party shall make any Restricted Payment, except:

     (a) intercompany loans and advances between Borrowers to the extent permitted by Section 6.02 and 6.03;
     (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower;
     (c) employee loans permitted under Section 6.04(b);
     (d) payments of principal and interest on intercompany loans issued in accordance with Section 6.03;
     (e) distributions to Holdings, the proceeds of which shall be applied by Holdings directly to pay out of pocket expenses, for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees, costs and expenses associated with the issuance and maintenance of its capital stock and similar costs and expenses, in an annual aggregate amount not in excess of $3,000,000 per fiscal year (less, in respect of fiscal year 2009, any amounts used under Section 6.13(e) of the Original Second Lien Credit Agreement during such fiscal year);
     (f) distributions to Holdings in such amounts as are necessary to enable Holdings to pay income taxes as part of a consolidated group when and as such income taxes are due; provided that the aggregate amount distributed to pay such income taxes by Credit Parties shall not exceed their proportionate share of such income taxes based on the taxable income generated by the Credit Parties as compared to the taxable income generated by all of Holdings’ Subsidiaries; and
     (g) distributions to Holdings, the proceeds of which will be used by Holdings to make payments of interest on the High Yield Notes to the extent such payments are not barred under Article X of the Indenture.
     SECTION 6.14. Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year. Without altering the restrictions on mergers involving Credit Parties herein contained, no Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization or incorporate or organize in any additional jurisdictions, in each case without at least thirty (30) days prior written notice to the Administrative Agent and after the Administrative Agent’s written acknowledgment that any reasonable action requested by the Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. No Credit Party shall change its fiscal year.

     SECTION 6.15. No Impairment of Intercompany Transfers. No Credit Party shall, or shall cause or permit its Foreign Subsidiaries to, directly or indirectly enter into or become bound by any agreement, instrument, indenture or other consensual obligation (other than this Agreement, the other Loan Documents, the High Yield Notes and any loan documents executed in connection therewith and any other documents reflecting Indebtedness permitted pursuant to Section 6.03) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.
     SECTION 6.16. Real Estate Purchases. No Credit Party shall purchase a fee simple ownership interest in Real Estate with an aggregate purchase price in excess of $500,000.
     SECTION 6.17. Changes Relating to High Yield Notes. No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) including, without limitation, the High Yield Notes, if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any Credit Party, the Administrative Agent or any Lender.
     SECTION 6.18. Holdings. Holdings shall not engage in any trade or business other than as a holding company for its Subsidiaries, or own any assets (other than Stock of its Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations and the High Yield Notes); provided, that Holdings may guarantee leases and other contractual obligations of its Subsidiaries.
     SECTION 6.19. Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.
     SECTION 6.20. Thermadyne Cylinder Co. Thermadyne Cylinder Co., shall not, and the Credit Parties shall cause it not to, engage in any trade or business, or own or hold any assets (other than real property currently owned or held by it), or incur any Indebtedness or Guaranteed Indebtedness, or make any Investments.

ARTICLE VII
Events of Default; Rights and Remedies
     SECTION 7.01. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:
     (a) Any Borrower (i) fails to make any payment of principal of the Loans or any of the other Obligations when due and payable, (ii) fails to make any payment of interest on, or fees owing in respect of, the Loans or any of the other Obligations when due and payable, and such default shall continue unremedied for more than three (3) days, or (iii) fails to pay or reimburse the Administrative Agent or the Lenders for any expense reimbursable hereunder or under any other Loan Document within five (5) days following the Administrative Agent’s demand for such reimbursement or payment of expenses.
     (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 5.04(a), 5.09 or 5.10 or Article VI.
     (c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 5.03, and the same shall remain unremedied for three (3) Business Days or more.
     (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 7.01) and the same shall remain unremedied for twenty-five (25) days or more.
     (e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate (including amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee (provided that, a default described under this subclause (ii) with respect to the First Lien Facilities will not constitute an Event of Default under this paragraph (e) until the acceleration of the loans under the First Lien Credit Agreement.
     (f) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to the Administrative Agent, the Collateral Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.
     (g) Assets of any Credit Party with a fair market value of $250,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for twenty (20) days or more.
     (h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction.
     (i) Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.
     (j) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time are outstanding against one or more of the Credit Parties, and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.
     (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby other than as a result of actions or omissions of the Administrative Agent or the Collateral Agent.
     (l) Any Change of Control occurs.
     (m) Any material uninsured claims relating to exposure to asbestos shall be asserted against any Credit Party, which claims have a reasonable likelihood of success.
     SECTION 7.02. Remedies. If any Event of Default has occurred and is continuing, the Administrative Agent may (and at the written request of the Required Lenders shall), declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party, or exercise any rights and remedies provided to the Administrative Agent and the Collateral Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided that upon the occurrence of an Event of Default specified in Section 7.01(h) or (i), the Commitments shall be immediately terminated and all of the Obligations, including all or any portion of any Loan, shall become immediately due and payable without declaration, notice or demand by any Person.
     SECTION 7.03. Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Article X): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Administrative Agent or the Collateral Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever the Administrative Agent or Collateral Agent may do in this regard, (b) all rights to notice and a hearing prior to the Administrative Agent’s taking possession or control of, or to the Administrative Agent’s or the Collateral Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing the Administrative Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.
ARTICLE VIII
The Agents
     Each of the Lenders hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article, the Administrative Agent, the Collateral Agent and the Funding Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents.
     The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or other Affiliate thereof as if it were not an Agent hereunder.
     Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Credit Party that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by a Credit Party or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
     Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
     Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, subject, if no Event of Default shall have occurred and be continuing, to the consent of the Borrowers (not to be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, subject, if no Event of Default shall have occurred and be continuing, to the consent of the Borrowers (not to be unreasonably withheld), on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
     Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
ARTICLE IX
Miscellaneous
     SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
     (a) if to the Borrowers or any other Credit Party, to Holdings at Thermadyne Holdings Corporation, 16052 Swingley Ridge Rd., Suite 300, Chesterfield, Missouri 63017, Attention: Steven A. Schumm, Senior Vice President, Chief Financial Officer (Fax No.: (636) 728-3010), with copies (excluding notices and communications with respect to borrowings and payments in the ordinary course of business under this Agreement) delivered to (i) Nick H. Varsam, Vice President, General Counsel and Corporate Secretary, of the Borrowers at the address of the Borrowers set forth above (Fax No.: (636) 728-3011), and (ii) Steven Pozaric, Armstrong Teasdale LLP, One Metropolitan Square, Suite 2600, St. Louis, Missouri 63102 (Fax No.: (314) 612-2343).
     (b) if to the Administrative Agent or the Collateral Agent, to Regions Bank at 260 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30303, Attention Eric Knoll/Corporate Trust (Fax No. (404) 581-3770); and;
     (c) if to a Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.
     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed

(properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section. As agreed to among the Credit Parties, the Administrative Agent, the Collateral Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.
     SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Credit Party herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount then accrued or payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated; provided, however, that nothing in this sentence shall be deemed to affect the nature of any representation, warranty or other statement made by any Credit Party in this Agreement and the other Loan Documents. The provisions of Section 2.13, 2.15, 2.19 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.
     SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by each Credit Party, the Lenders then party hereto and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.
     SECTION 9.04. Successors and Assigns.
     (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it), and the Funding Agent may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement in respect of the Loans held by it (which shall be held as Funding Agent and not in any lending capacity), with the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided, however, that (i) except in the case of any such assignment by the Funding Agent, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender’s Loans), (ii) the parties to each such assignment shall (A) electronically execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system selected by the Administrative Agent or (B) if no such system shall then be specified by the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in either case, together with a processing and recordation fee of $3,500 (except with respect to assignments occurring on the A&R Effective Date, in respect of which no recordation fee shall apply), and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder (or the Funding Agent, as applicable) shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s (or the Funding Agent’s, as applicable) rights and obligations under this Agreement, such Lender (or the Funding Agent, as applicable) shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.13, 2.15, 2.19 and 9.05, as well as to any fees accrued for its account and not yet paid).
     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder (or the Funding Agent, as applicable) and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender (or the Funding Agent, as applicable) warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balances of its Loans without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender (or the Funding Agent, as applicable) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.04 or delivered pursuant to Section 5.03, the Collateral Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender (or the assigning Funding Agent, as applicable) and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee agrees to be bound by the terms of the Collateral Documents and the Intercreditor Agreement; (vii) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.
     (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at its offices in Birmingham, Alabama, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, the Funding Agent as holder thereof (in its capacity as Funding Agent and not in a lending capacity) and each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Collateral Agent, the Funding Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender (or by the Funding Agent in respect of Loans held by it in its capacity as such, as applicable) and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph.
     (f) Each Lender may without the consent of any Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Section 2.13, 2.15 and 2.19 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders shall continue to deal solely and directly with, and be entitled to rely solely upon the statements and actions of, such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of any Borrower relating to the Loans and the other Obligations and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such Participant hereunder or the amount of principal of or the rate at which interest is payable on the Loans of such Participant, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans of such Participant, increasing or extending the

Commitments of such Participant or releasing any Credit Party or all or substantially all the Collateral). A statement from a Lender that it is giving its consent on behalf of its participants shall be sufficient, and none of the Borrowers, the Administrative Agent or the other Lenders shall be required to investigate or obtain or confirm the consent or agreement of any participant.
     (g) Any Lender (or the Funding Agent, if applicable) or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Person by or on behalf of any Borrower; provided that, prior to any such disclosure of information, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16. Each participant shall, by acquiring its participation hereunder, be deemed to have agreed that its agreement to so preserve the confidentiality of such information shall be for the benefit of, and may be enforced by, the Borrowers.
     (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to any Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof; provided further that nothing herein shall make the SPC a “Lender” for the purposes of this Agreement, obligate the Borrowers or the Administrative Agent to deal with such SPC directly, or obligate the Borrowers in any manner to any greater extent than they were obligated to the Granting Lender (including with respect to Section 2.13, 2.15 and 2.19). The Borrowers and the Administrative Agent shall be entitled to deal solely with, and obtain good discharge from, the Granting Lender and shall not be required to investigate or otherwise seek the consent or approval of any SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
     (j) No Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.
     SECTION 9.05. Expenses; Indemnity.
     (a) The Borrowers agree to pay all out-of-pocket expenses incurred by the Agents and the Lenders in connection with the syndication of the credit facilities provided for herein and the preparation and negotiation of this Agreement and the other Loan Documents, or in connection with administration of this Agreement and the other Loan Documents, or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) including without limitation the fees, costs and expenses of Kirkland & Ellis LLP and Smith, Gambrell & Russell, LLP, or incurred by any agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, the Original Second Lien Credit Agreement and the other Loan Documents or the Loans made hereunder, including the reasonable fees, charges and disbursements of any legal counsel for any of the Administrative Agent, the Collateral Agent or any Lender.
     (b) The Borrowers agree to indemnify the Agents, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding arising out of any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by any Loan Party or any offsite location to which wastes were sent for disposal, or any Environmental Liability related in any way to any Credit Party or their respective operations; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, Collateral Agent or Funding Agent, as applicable such Lender’s pro rata share (determined, in the manner provided below, as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent or Funding Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Loans at the time.
     (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
     (e) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.
     SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of any Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     SECTION 9.08. Waivers; Amendment.
     (a) No failure or delay of any Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of any Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower or any other Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of or prepayment premium on, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such interest payment, principal payment or prepayment premium or any part thereof, or decrease the rate of interest on any Loan, or permit the optional repayment of Loans on or prior to August 30, 2010, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.16, the provisions of Section 9.04(j) or the provisions of this Section without the prior written consent of each Lender, (iv) modify the provisions of Section 9.04(i) without the written consent of any SPC affected thereby, (v) release any Credit Party from the Guaranties under this Agreement without the prior written consent of each Lender, (vi) release all or substantially all of the Collateral from the Lien under the Collateral Documents without the prior written consent of each Lender or (vii) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable.
     SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Interest Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Interest Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Interest Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Interest Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
     SECTION 9.10. Entire Agreement. This Agreement, the Engagement Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
     SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.15. Jurisdiction; Consent to Service of Process.
     (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that an Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrowers or their properties in the courts of any jurisdiction.
     (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 9.16. Confidentiality. Each of the Agents and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors with a reasonable need to know such Information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), the party disclosing such Information shall use its commercially reasonable efforts to have such Information communicated in a confidential manner, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, (ii) to any pledgee referred to in Section 9.04(h) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Credit Party or any of their respective obligations, (f) with the prior written consent of the respective Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section. For the purposes of this Section, “Information” shall mean all information received from any Borrower and related to any Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to its disclosure by any Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care (which shall be at least reasonable care) to maintain the confidentiality of such Information as such Person would accord its own confidential information.
     SECTION 9.17. USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the USA Patriot Act.
     SECTION 9.18. Intercreditor Agreement. In the event of any inconsistency between the terms of this Agreement with respect to the rights and remedies of the Collateral Agent and the terms of the Amended and Restated Intercreditor Agreement dated as of November 22, 2004, between the Collateral Agent, on behalf of the Secured Parties, and the First Lien Agent as amended, restated, supplemented and/or otherwise modified from time to time including on the date hereof, (the “Intercreditor Agreement”), the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect. Each Credit Party hereby acknowledges the terms and conditions of the Intercreditor Agreement (with the respect to the Second Amendment to Amended and Restated Intercreditor Agreement entered into by the First Lien Agent and the Agents on the date hereof).
ARTICLE X
Cross-Guaranty
     SECTION 10.01. Cross-Guaranty. Each Credit Party hereby agrees that such Credit Party is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Administrative Agent, the Collateral Agent and the Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to the Administrative Agent, the Collateral Agent and the Lenders by each other Credit Party. Each Credit Party agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Article X shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Article X shall be absolute and unconditional, irrespective of, and unaffected by:
     (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Credit Party is or may become a party;

     (b) the absence of any action to enforce this Agreement (including this Article X) or any other Loan Document or the waiver or consent by the Administrative Agent, the Collateral Agent and the Lenders with respect to any of the provisions thereof;
     (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Administrative Agent, the Collateral Agent and the Lenders in respect thereof (including the release of any such security);
     (d) the insolvency of any Credit Party; or
     (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.
     Each Credit Party shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.
     SECTION 10.02. Waivers by Credit Parties. Each Credit Party expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Administrative Agent, the Collateral Agent or the Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Credit Party. It is agreed among each Credit Party, the Administrative Agent, the Collateral Agent and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Article X and such waivers, the Administrative Agent, the Collateral Agent and the Lenders would decline to enter into this Agreement.
     SECTION 10.03. Benefit of Guaranty. Each Credit Party agrees that the provisions of this Article X are for the benefit of the Administrative Agent, the Collateral Agent and the Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Credit Party and the Administrative Agent, the Collateral Agent or the Lenders, the obligations of such other Credit Party under the Loan Documents.
     SECTION 10.04. Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 10.07, each Credit Party hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Credit Party acknowledges and agrees that this waiver is intended to benefit each Agent and each of the Lenders and shall not limit or otherwise affect such Credit Party’s liability hereunder or the enforceability of this Article X, and that the Administrative Agent, the Collateral Agent, the Funding Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 10.04.

     SECTION 10.05. Election of Remedies. If the Administrative Agent, the Collateral Agent, the Funding Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving the Administrative Agent, the Collateral Agent, the Funding Agent or such Lender a Lien upon any Collateral, whether owned by any Credit Party or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, the Administrative Agent, the Collateral Agent, the Funding Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Article X. If, in the exercise of any of its rights and remedies, the Administrative Agent, the Collateral Agent, the Funding Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Credit Party hereby consents to such action by the Administrative Agent, the Collateral Agent, the Funding Agent or such Lender and waives any claim based upon such action, even if such action by the Administrative Agent, the Collateral Agent, the Funding Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Credit Party might otherwise have had but for such action by the Administrative Agent, the Collateral Agent, the Funding Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of the Administrative Agent, the Collateral Agent or any Lender to seek a deficiency judgment against any Credit Parties shall not impair any other Credit Party’s obligation to pay the full amount of the Obligations. In the event the Administrative Agent, the Collateral Agent, the Funding Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, the Administrative Agent, the Collateral Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Administrative Agent, the Collateral Agent, the Funding Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Administrative Agent, the Collateral Agent, the Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Article X, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Administrative Agent, the Collateral Agent, the Funding Agent or any Lender might otherwise be entitled but for such bidding at any such sale.
     SECTION 10.06. Limitation. Notwithstanding any provision herein contained to the contrary, each Credit Party’s liability under this Article X (which liability is in any event in addition to amounts for which such Credit Party is primarily liable under Article II) shall be limited to an amount not to exceed as of any date of determination the greater of:
     (a) the net amount of all Loans advanced to any other Credit Party under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Credit Party; and
     (b) the amount that could be claimed by the Administrative Agent, the Collateral Agent and the Lenders from such Credit Party under this Article X without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or

similar statute or common law after taking into account, among other things, such Credit Party’s right of contribution and indemnification from each other Credit Party under Section 10.07.
     SECTION 10.07. Contribution with Respect to Guaranty Obligations.
     (a) To the extent that any Credit Party shall make a payment under this Article X of all or any of the Obligations (other than Loans made to that Credit Party for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Credit Party, exceeds the amount that such Credit Party would otherwise have paid if each Credit Party had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Credit Party’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Credit Parties as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Credit Party shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Credit Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
     (b) As of any date of determination, the “Allocable Amount” of any Credit Party shall be equal to the maximum amount of the claim that could then be recovered from such Credit Party under this Article X without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
     (c) This Section 10.07 is intended only to define the relative rights of the Credit Parties and nothing set forth in this Section 10.07 is intended to or shall impair the obligations of the Credit Parties, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 10.01. Nothing contained in this Section 10.07 shall limit the liability of any Credit Party to pay the Loans made directly or indirectly to that Credit Party and accrued interest, fees and expenses with respect thereto for which such Credit Party shall be primarily liable.
     (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Credit Party to which such contribution and indemnification is owing.
     (e) The rights of the indemnifying Credit Parties against other Credit Parties under this Section 10.07 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.
     SECTION 10.08. Liability Cumulative. The liability of the Credit Parties under this Article X is in addition to and shall be cumulative with all liabilities of each Credit Party to the Administrative Agent, the Collateral Agent and the Lenders under this Agreement and the other Loan Documents to which such Credit Party is a party or in respect of any Obligations or obligation of the other Credit Party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

     SECTION 10.09. Guarantee Unconditional. (i) The obligations of each Credit Party under this Article X are continuing, unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged, diminished, limited or otherwise affected by (and each Credit Party hereby consents to or waives, as applicable, to the fullest extent permitted by applicable law): (a) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any Obligation, security, Person or otherwise; (b) any modification or amendment of or supplement to the Obligations, including any increase or decrease in the principal, the rates of interest or other amounts payable thereunder; (c) any release, non perfection or invalidity of any direct or indirect security for any Obligation; (d) any change in the existence, structure, constitution, name, objects, powers, business, control or ownership of any Borrower or any other Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other person or its assets; (e) the existence of any claim, setoff or other rights which any Credit Party may have at any time against any Borrower, the Administrative Agent, the Collateral Agent, the Funding Agent, any Lender, or any other Person, whether in connection herewith or any unrelated transactions; (f) any invalidity, illegality or unenforceability relating to or against any Borrower or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal or interest under the Obligations; (g) any limitation, postponement, prohibition, subordination or other restriction on the rights of the Administrative Agent, the Collateral Agent, the Funding Agent, or any Lender to payment of the Obligations; (h) any release, substitution or addition of any cosigner, endorser or other guarantor of the Obligations; (i) any defense arising by reason of any failure of the Administrative Agent, the Collateral Agent, the Funding Agent, or any Lender to make any presentment, demand for performance, notice of non performance, protest, and any other notice, including notice of all of the following: acceptance of this Article X, partial payment or non payment of all or any part of the Obligations and the existence, creation, or incurring of new or additional Obligations; (j) any defense arising by reason of any failure of the Administrative Agent, the Collateral Agent, the Funding Agent, or any Lender to proceed against any Borrower or any other Person, to proceed against, apply or exhaust any security held from any Borrower or any other Person for the Obligations, to proceed against, apply or exhaust any security held from any Credit Party or any other Person for this Article X or to pursue any other remedy in the power of the Administrative Agent, the Collateral Agent, the Funding Agent, or any Lender whatsoever; (k) any law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor’s obligation in proportion to the principal obligation; (l) any defense arising by reason of any incapacity, lack of authority, or other defense of any Borrower or any other Person, or by reason of any limitation, postponement, prohibition on the Administrative Agent’s, the Collateral Agent’s, the Funding Agent’s, ’s or any Lender’s right to payment of the Obligations or any part thereof, or by reason of the cessation from any cause whatsoever of the liability of any Borrower or any other Person with respect to all or any part of the Obligations, or by reason of any act or omission of the Administrative Agent, the Collateral Agent, the Funding Agent, any Lender or others which directly or indirectly results in the discharge or release of any Borrower or any other Person or all or any part of the Obligations or any security or guarantee therefor, whether by contract, operation of law or otherwise; (m) any defense arising by reason of any failure by the Administrative Agent, the Collateral Agent, the Funding Agent, or any Lender to obtain, perfect or maintain a perfected or prior (or any) security interest in or lien or encumbrance upon any property of any Borrower or any other Person, or by reason of any interest of the Administrative Agent, the Collateral Agent, the Funding Agent, or any Lender in any property, whether as owner thereof or the holder of a security interest therein or lien or encumbrance thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment by the Administrative Agent, the Collateral Agent, the Funding Agent, or any Lender of any right to recourse or collateral; (n) any defense arising by reason of the failure of the Administrative Agent, the Collateral Agent, the Funding Agent, or any Lender to marshall any assets; (o) any defense based upon any failure of the Administrative Agent, the Collateral Agent, the Funding Agent, or any Lender to give to any Borrower or any Credit Party notice of any sale or other disposition of any property securing any or all of the Obligations or any guarantee thereof, or any defect in any notice that may be given in connection with any sale or other disposition of any such property, or any failure of the Administrative Agent, the Collateral Agent, the Funding Agent, or any Lender to comply with any provision of applicable law in enforcing any security interest in or lien upon any such property, including any failure by the Administrative Agent, the Collateral Agent, the Funding Agent, to dispose of any such property in a commercially reasonable manner; (p) any dealing whatsoever with any Borrower or other Person or any security, whether negligently or not, or any failure to do so; (q) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Borrower or any other Person, including any discharge of, or bar against collecting, any of the Obligations, in or as a result of any such proceeding; or (r) any other act or omission to act or delay of any kind by any Borrower, the Administrative Agent, the Collateral Agent, the Funding Agent, any Lender, or any other Person or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this Article X, constitute a legal or equitable discharge, limitation or reduction of any Credit Party’s obligations hereunder (other than the payment in full of all of the Obligations). The foregoing provisions apply (and the foregoing waivers will be effective) even if the effect of any action (or failure to take action) by the Administrative Agent, the Collateral Agent, the Funding Agent, or any Lender is to destroy or diminish any Credit Party’s subrogation rights, each Credit Party’s right to proceed against any Borrower for reimbursement, each Credit Party’s right to recover contribution from any other guarantor or any other right or remedy.
     (ii) At such time (if any) when the Australian Obligors are fully released from its obligations and liabilities as guarantors and grantors of Liens pursuant to the terms and conditions of the First Lien Facilities, the Administrative Agent and the Collateral Agent shall, promptly upon the written request of the Borrowers and at their sole expense, release the Australian Obligors from its obligations and liabilities as Guarantors hereunder and as “Guarantors” and “Grantors” under (and as defined in) the Security Agreement and the other Collateral Documents to which the Australian Obligors are a party, and the Administrative Agent and the Collateral Agent shall execute and deliver to the Borrowers all such other releases or documents reasonable necessary or desirable for the release of such obligations, liabilities and Liens.
     SECTION 10.10. Foreign Currency Obligations. Each Credit Party will make payment under this Article X relative to each Obligation in the currency (the “Original Currency”) in which the relevant Borrower is required to pay such Obligation. If any Credit Party makes payment relative to any Obligation in a currency (the “Other Currency”) other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment will constitute a discharge of the liability of any Credit Party hereunder in respect of such Obligation only to the extent of the amount of the Original Currency which the Administrative Agent is able to purchase in New York City with the amount it receives on the date of receipt. If the amount of the Original Currency which the Administrative Agent is able to purchase is less than the amount of such currency originally due to it in respect to the relevant Obligation, each Credit Party will indemnify and save the Administrative Agent and the Lenders harmless from and against any loss or damage arising as a result of such deficiency. This indemnity will constitute an obligation separate and independent from the other obligations contained in this Article X, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Administrative Agent or any Lender and will continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.
     SECTION 10.11. Section 956 of the IRC. If the Obligations incurred hereunder by any Guarantor that is a Foreign Subsidiary (other than the Australian Obligors or any Subsidiary of any Australian Obligor, except if the Australian Obligors cease to provide credit support in respect of the First Lien Facilities at which point this Section 10.11 shall apply with respect to the Australian Obligors) would result in adverse tax liabilities under Section 956 of the IRC (or any similar statute) for Borrowers or the other Credit Parties (as demonstrated by Borrowers in a manner reasonably satisfactory to Administrative Agent), at Borrowers’ request, the Administrative Agent shall take one or more of the following actions, as requested, (a) release the Collateral Agent’s Liens on such Foreign Subsidiary’s assets, (b) reduce the pledge of such Foreign Subsidiary’s stock to 65% of its voting Stock, (c) release such Foreign Subsidiary from its Guaranty of the Obligations and (d) make such other amendments or modifications to this Agreement as are mutually agreed upon by Required Lenders and the Borrowers to reflect the foregoing (collectively, a “956 Discharge”); provided that after giving affect to such 956 Discharge (x) no Event of Default shall have occurred, (y) the average daily Borrowing Availability (as defined in the First Lien Credit Agreement) shall have been not be less than $15,000,000 (with all trade payables being paid current other than those being contested in the ordinary course of business) during the 30-day period immediately prior to such 956 Discharge, and (z) Borrowers shall deliver to the Administrative Agent projections demonstrating that the average daily Borrowing Availability shall not be less than $15,000,000 (with all trade payables being paid currently) for the 30-day period after the date of such 956 Discharge.
     SECTION 10.12. Consent, Confirmation, Approval and Ratification. Each Credit Party hereby consents to and approves of each Credit Party’s entering into this Agreement and performing its obligations thereunder, and hereby acknowledges, confirms and agrees that it has reviewed and negotiated the terms and conditions of this Agreement and each of the other Loan Documents, and has received advice of counsel in connection therewith. Each Credit Party hereby acknowledges and agrees that (i) each of the Loan Documents to which each is a party remain in full force and effect in accordance with their respective terms and conditions (as amended and restated on the A&R Effective Date), and (ii) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, termination or accord and satisfaction of the Obligations as in effect prior to the A&R Effective Date and which remain outstanding as of the A&R Effective Date, as modified by this Agreement and the other Loan Documents. Furthermore, each Credit Party hereby confirms, ratifies and reaffirms each of their respective guarantees, pledges, grants of security interests and other Obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is a party, and agrees that, notwithstanding the entering into of this Agreement on the A&R Effective Date, and/or any of the transactions contemplated hereby, such guarantees, pledges, grants of security interests and other Obligations, and the terms of each of the Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure the Obligations in accordance with the terms and conditions of each such Loan Document, in each case as such Obligations have been amended, modified, reaffirmed or increased as a result of the entering into of this Agreement on the A&R Effective Date or any of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THERMADYNE INDUSTRIES, INC.,
By	/s/ Steven A Schumm
	Name:	STEVEN A SCHUMM
	Title:	EVP-CFO

THERMAL DYNAMICS CORPORATION,
By	/s/ Steven A Schumm
	Name:	STEVEN A SCHUMM
	Title:	EVP-CFO

VICTOR EQUIPMENT COMPANY,
By	/s/ Steven A Schumm
	Name:	STEVEN A SCHUMM
	Title:	EVP-CFO

C & G MERGER CO.
By	/s/ Steven A Schumm
	Name:	STEVEN A SCHUMM
	Title:	EVP-CFO

2009 Amended and Restated Second Lien Credit Agreement

STOODY COMPANY,
By	/s/ Steven A Schumm
	Name:	STEVEN A SCHUMM
	Title:	EVP-CFO

THERMADYNE INTERNATIONAL CORP.,
By	/s/ Steven A Schumm
	Name:	STEVEN A SCHUMM
	Title:	EVP-CFO

THERMADYNE HOLDINGS CORPORATION,
By	/s/ Steven A Schumm
	Name:	STEVEN A SCHUMM
	Title:	EVP-CFO

2009 Amended and Restated Second Lien Credit Agreement

C&G SYSTEMS HOLDING, INC.,
By	/s/ Steven A Schumm
	Name:	STEVEN A SCHUMM
	Title:	EVP-CFO

CIGWELD PTY LTD,
By	/s/ Neil Fitzpatrick
	Name:	NEIL FITZPATRICK
	Title:	FINANCE MANAGER APAC

THERMADYNE AUSTRALIA PTY LTD,
By	/s/ Neil Fitzpatrick
	Name:	NEIL FITZPATRICK
	Title:	FINANCE MANAGER APAC

2009 Amended and Restated Second Lien Credit Agreement

REGIONS BANK, individually and as Administrative Agent, Collateral Agent and Funding Agent.
By	/s/ Eric J. Knoll
Name:	ERIC J. KNOLL
Title:	VICE PRESIDENT

2009 Amended and Restated Second Lien Credit Agreement

NORTHWOODS CAPITAL IV, LIMITED
By	/s/ Bruce Martin
Name:	BRUCE MARTIN
Title:	MANAGING DIRECTOR

2009 Amended and Restated Second Lien Credit Agreement

NORTHWOODS CAPITAL V, LIMITED
By	/s/ Bruce Martin
Name:	BRUCE MARTIN
Title:	MANAGING DIRECTOR

2009 Amended and Restated Second Lien Credit Agreement

NORTHWOODS CAPITAL VI, LIMITED
By	/s/ Bruce Martin
Name:	BRUCE MARTIN
Title:	MANAGING DIRECTOR

2009 Amended and Restated Second Lien Credit Agreement

NORTHWOODS CAPITAL VII, LIMITED
By	/s/ Bruce Martin
Name:	BRUCE MARTIN
Title:	MANAGING DIRECTOR

2009 Amended and Restated Second Lien Credit Agreement

DISCLOSURE SCHEDULES TO 2009 AMENDED AND RESTATED SECOND LIEN
CREDIT AGREEMENT

SCHEDULE 1.01
Guarantors
Thermadyne Holdings Corporation
C&G Systems Holding, Inc.

1

SCHEDULE 3.01
Type of Entity; State of Organization; FEIN

	Type of	State of	Organization
Name	Entity	Organization	Number	FEIN
Thermadyne Industries, Inc.	Corporation	Delaware	#0893213	94-2697077
Thermal Dynamics Corporation	Corporation	Delaware	#0834924	94-2452212
Victor Equipment Company	Corporation	Delaware	#0735214	94-0955680
C & G Merger Co.	Corporation	Illinois	#5757-680-4	36-3923822
Stoody Company	Corporation	Delaware	#2728596	31-1525264
Thermadyne International Corp.	Corporation	Delaware	#0887551	94-2655752
Thermadyne Holdings Corporation	Corporation	Delaware	#2134325	74-2482571
C&G Systems Holding, Inc.	Corporation	Delaware	#2484731	43-1704862
Thermadyne Welding Products Canada Limited (for purposes of Article VI only)	Corporation	Ontario	457147	N/A

1

SCHEDULE 3.02
Executive Offices; Collateral Locations

Location of Collateral in Excess of
Name	Executive Offices	$20,000 in Fair Market Value
Thermadyne Industries, Inc.	16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (St. Louis County)	16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (St. Louis County)

Thermal Dynamics Corporation	82 Benning Street West Lebanon, NH 03784 (Grafton County)	82 Benning Street West Lebanon, NH 03784 (Grafton County)

16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (St. Louis County)

Data Ed 32 Northwestern Blvd Salem, NH

Avid Technology 80 Commercial Street Concord, NH 03301

Alternative Manufacturing 30B Street Winthrop, ME

Stephen Gould 30 Commerce Way Tewksbury, MA 01876

Factory Direct China 7 Marble Street Whitman, MA

Future Engineering PO Box 189 Flushing, MI

Suntron 1659 Gailles Blvd San Diego, CA

Mid Vermont Molding 1103 Beanville Road Randolph, VT

St. Gobain Performance Plastics 386 Metacom Ave Bristol, RI

Valtech Molding 3841 Buffalo Road Rochester NY

1

Location of Collateral in Excess of
Name	Executive Offices	$20,000 in Fair Market Value

Victor Equipment Company	2800 Airport Road Denton, TX 7620776207 (Denton County)	2800 Airport Road Denton, TX 76207 (Denton County)

800 Henrietta Creek Rd. Roanoke, TX 76262 (Denton County)

13820 Oaks Avenue Chino, CA 91710 (San Bernardino County)

5557 Nashville Road Bowling Green, KY 42101 (Warren County)

16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (St. Louis County)

Industrial Welding 111 Buras Dr. Belle Chase, LA 70037

C & G Merger Co.	16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (St. Louis County)	None

Stoody Company	5557 Nashville Road Bowling Green, KY 42101 (Warren County)	5557 Nashville Road Bowling Green, KY 42101 (Warren County) 13820 Oaks Avenue Chino, CA 91710 (San Bernardino County)

16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (St. Louis County)

2

Location of Collateral in Excess of
Name	Executive Offices	$20,000 in Fair Market Value
Thermadyne International Corp.	16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (St. Louis County)	800 Henrietta Creek Road Roanoke, Texas 76262 2800 Airport Road Denton, TX 76207 (Denton County)

2076 Wyecraft Road Oakville, Ontario LGL 5V6 Canada

16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (St. Louis County)

Thermadyne Holdings Corporation	16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (St. Louis County)	16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (St. Louis County)

C&G Systems Holding, Inc.	16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (St. Louis County)	16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (St. Louis County)

Thermadyne Welding Products Canada Limited	2070 Wyecroft Road Oakville, Ontario L6L 5V6	2070 Wyecroft Road Oakville, Ontario L6L 5V6

16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (St. Louis County)

3

SCHEDULE 3.06
Real Estate and Leases
The following describe any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the A&R Effective Date.
1.	Omnibus Agreement dated as of June 3, 1988, among Palco Acquisition Company (now Thermadyne Holdings Corporation) and its subsidiaries and National Warehouse Investment Company.

2.	Industrial Real Property Lease dated as of June 6, 1988, between First Industrial, L.P. (successor to original landlord National Warehouse Investment Company) and Victor Equipment Company, as amended, relating to real property located in Denton, Texas.

3.	Industrial Real Property lease dated as of June 6, 1988, between Benning Street LLC (successor to original landlord National Warehouse Investment Company) and Thermal Dynamics Corporation, as amended, relating to real property located in West Lebanon, New Hampshire.

4.	Amended and Restated Industrial Real Property lease dated as of August 11, 1988, between Holman/Shidler Investment Corporation and Thermadyne Welding Products Canada Limited, as amended by First Amendment to Amended and Restated Industrial Real Property Lease dated as of January 20, 1989, and the Amending Agreement dated October 25, 2007, relating to real property located in Oakville, Ontario.

5.	Lease Agreement dated as of February 7, 2002, between Stoody Company and EDW Properties, relating to real property located in Chino, California.

6.	Lease Agreement dated as of December 23, 2002, between Thermadyne Holdings Corporation and Chesterfield Stemme II, Inc., relating to real property located in Chesterfield, Missouri.

7.	Lease Agreement dated as of July 3, 2002, between C & G Systems, Inc. and SPP Real Estate, Inc., relating to real property located in Itasca, Illinois.

8.	Lease Agreement dated as of October 10, 1990 between Stoody Company and Warren County Industrial Park Authority, as amended, relating to real property located in Bowling Green, Kentucky. Stoody Company has the option to purchase this property, at its fair market value, upon ninety (90) days written notice to Warren County Industrial Park Authority during the renewal term of the Lease Agreement.

9.	Lease Agreement dated as of September 22, 2003 between Victor Equipment

1

Company and Alliance Gateway No. 58. Ltd, by its general partner Hillwood Development Company, LLC, as amended, relating to real property located in Alliance, Texas.
10.	Lease dated 1 January 1991 between Eric Wright Developments Limited and Thermadyne Industries Limited in relation to real property located at Chorley, Lancashire.

11.	License Agreement dated 1 January 2003 between Thermadyne Industries Limited and INCS Incorporated Limited relating to real property in Chorley, Lancashire.

12.	Sub-Lease dated July 7, 2004, by and between Thermadyne Industries Limited, as lessee, and Prismo Limited, as lessor, for Part of Unit 43, Drumhead Road, Chorley North Industrial Estate, Chorley, Lancashire PR6 7BX as further detailed on a plan attached to such sublease, as amended.

13.	Lease Agreement dated on or about August 7, 2000, between Cigweld Pty Ltd (formerly known as Comweld Group Pty Ltd) and Melbourne Property Developers Pty Ltd relating to the real property located at 71 Gower Street in Preston, Victoria.

14.	Lease Agreement dated on or about January 1, 2007, between Thermadyne Industries, Inc. and Office Suites Plus of Plantation relating to the sales office located at 950 South Pine Island Rd., Plantation, Florida.

15.	Lease Agreement dated January 10, 2008 between Thermadyne Industries, Inc. and Nicole and Brian Fortier, a married couple relating to a storage barn in Hartland, Vermont.

16.	Storage Space Agreement dated April 8, 2003, as amended, between Thermadyne Holdings Corporation and Chesterfield Ridge Center I Corp., related to Storage Room No. 155, 16401 Swingley Ridge Road, Chesterfield, MO.

2

SCHEDULE 3.07
Labor Matters
(d) The following describe any collective bargaining agreements, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement with respect to which any Credit Party is bound as of the A&R Effective Date:
1.	Employment Agreement between Thermadyne Holdings Corporation and Paul Melnuk, dated January 28, 2004, as amended.

2.	Employment Agreement between Thermadyne Holdings Corporation and Steve Schumm, dated August 7, 2006, as amended.

3.	Employment Agreement between Thermadyne Holdings Corporation and Terry Downes, dated January 1, 2004, as amended.

4.	Employment Agreement between Thermadyne Holdings Corporation and John Boisvert, dated January 1, 2004, as amended.

5.	Employment Agreement between Thermadyne Holdings Corporation and Martin Quinn, dated April 1, 2005, as amended.

6.	Employment Agreement between Thermadyne Holdings Corporation and David Pryor, dated June 20, 2006.

7.	Employment Agreement between Thermadyne Holdings Corporation and Terry Moody, dated July 12, 2007, as amended.

8.	Employment Agreement between Thermadyne Holdings Corporation and Hank Krey, dated August 8, 2008.

9.	Employment Agreement between Thermadyne Holdings Corporation and Nick Varsam, dated July 14, 2009.

10.	Employment Agreement between Victor Equipment Company and Adolfo Centeno, dated June 11, 2007.

11.	Consulting Agreement between Thermadyne Holdings Corporation and Marketsphere, dated April 24, 2006.

1

12.	Consulting Agreement between Thermadyne Holdings Corporation and Protiviti, dated April 19, 2006.

13.	Consulting Agreement between Thermadyne Holdings Corporation and MMP&W, dated April 6, 2006.

14.	Consulting Agreement between Thermadyne Holdings Corporation and Donnicki Consulting, LLC, dated December 22, 2008.

15.	Thermadyne Holdings Corporation Amended and Restated 2004 Stock Incentive Plan.

16.	Thermadyne Holdings Corporation Annual (Short-Term) Incentive Plan.

17.	Thermadyne Holdings Corporation 2004 Non-Employee Director Stock Option Plan.

18.	Thermadyne Holdings Corporation Non-Employee Director’s Stock Option Agreements.

19.	Thermadyne Holdings Corporation Non-Employee Directors’ Deferred Stock Compensation Plan.

2

SCHEDULE 3.08
Ventures, Subsidiaries and Affiliates; Outstanding Stock
(a) Subsidiaries, Affiliates and Stock ownership of Credit Parties

# of
Outstanding
	Jurisdiction of	# of Authorized	Shares by	% Ownership of Outstanding
Legal Name	Organization	Shares by Class	Class	Shares
Thermadyne Industries, Inc.	Delaware	1,000 common stock	1,000 common stock	100% by Thermadyne Holdings Corporation

Thermadyne Italia Srl	Italy	It. Lira 190,000,000	It. Lira 190,000,000	100% by Thermadyne Industries, Inc.

OCIM Srl	Italy	41.60 authorized quotas	41.60 issued quotas	100% by Thermadyne Industries, Inc.

Thermadyne Asia/Pacific Pte. Ltd.	Singapore	600,000 common stock	100,000 common stock	100% by Thermadyne Industries, Inc

Thermadyne Australia Pty. Ltd.	Australia	500,000,000 common stock	1124 common stock	99.9% by Thermadyne Industries, Inc. 0.01% owned by Thermadyne Holdings Corporation

Thermadyne de Mexico S. A. de C.V.	Mexico	250 common stock	250 common stock	99.9% by Thermadyne Industries, Inc. 0.1% by Thermadyne International Corp.

Thermadyne Japan Ltd	Japan	4,640 common stock	1,440 common stock	100% Thermadyne Industries, Inc.

Thermadyne South American Holdings, Ltd.	Cayman Islands	50,000 common stock	1 common stock	100% by Thermadyne Industries, Inc

Victor Equipment Company	Delaware	1,000 common stock	1,000 common stock	100% by Thermadyne Industries, Inc.

Victor Equipment de Mexico, S.A. de C.V.	Mexico	1,000 common stock	1,000 common stock	100% by Victor Equipment Company

Stoody Company	Delaware	1,000 common stock	1,000 common stock	100% by Victor Equipment Company

Thermadyne Industries Limited	United Kingdom	1,500,000 ordinary shares 1,500,000 preferred shares	100 ordinary shares 1,299,900 preferred shares	100% by Victor Equipment Company

Thermadyne International Corp.	Delaware	1,000 common stock	1,000 common stock	100% by Victor Equipment Company

Thermal Dynamics Corporation	Delaware	1,000 common stock	1,000 common stock	100% by Victor Equipment Company

Thermadyne Welding Products Canada Limited	Canada	10,000 common stock 9,080 Class A Stock	10,000 common stock 9,080 Class A Stock	100% by Victor Equipment Company

C&G Systems Holding, Inc.	Delaware	1,000 common stock	1,000 common stock	100% by Thermal Dynamics Corporation

C & G Merger Co.	Illinois	1,000 common stock	1,000 common stock	100% by C&G Systems Holding, Inc.

Thermadyne Cylinder Co.	California	1,000 common stock	1,000 common stock	100% by Thermadyne Holdings Corporation

Thermadyne Brazil Holdings, Ltd.	Cayman Islands	50,000	1	100% Thermadyne South America Holdings Ltd.

Thermadyne Chile	Chile	50,000	1	100% by Thermadyne South

1

			# of
			Outstanding
	Jurisdiction of	# of Authorized	Shares by	% Ownership of Outstanding
Legal Name	Organization	Shares by Class	Class	Shares
Holdings, Ltd.				America Holdings Ltd.

Thermadyne Victor Ltda.	Brazil		29.39 units	19.39 shares by Thermadyne Brazil Holdings Ltd. 10 shares by Thermadyne South America Holdings Ltd.

Cigweld Pty. Ltd.	Australia	10,000,000 ordinary shares	9,414,958	100% by Thermadyne Australia Pty. Ltd.

Philippine Welding Equipment, Inc.	Philippines	480,000	274,278	83.9% by Cigweld Pty. Ltd.

Thermal Arc Philippines, Inc.	Philippines	50,000	13,000	100% by Cigweld Pty. Ltd.

Cigweld Philippines, Inc.	Philippines	10,000,000	600,000	95% by Cigweld Pty. Ltd. And 5% by nominees for Cigweld Pty Ltd

Thermadyne Asia SDN BHD	Malaysia	300,000	200,002	100% by Cigweld Pty. Ltd.

P.T. Thermadyne Utama Indonesia	Indonesia	20,000	15,295	100% by nominees for Cigweld Pty. Ltd.

Cigweld Malaysia SDN BHD	Malaysia	19,000,000	14,000,000	100% by Cigweld Pty. Ltd.

(b)	Outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries:
•	Options to purchase 1,186,317 shares of common stock of Holdings granted under Holdings equity plans to employees and non-employee directors.

•	Shares issuable to employees pursuant to Holdings’ Employee Stock Purchase Plan.

2

SCHEDULE 3.11
Tax Matters
None.

1

SCHEDULE 3.12
ERISA Plans
ERISA Plans/Affiliates

Plan:	Thermadyne Group, Inc. Retirement Plan (Title IV Plan; benefit accruals are frozen)
Affiliate:	Eligible U.S. subsidiaries

Plan:	Thermadyne 401(k) Retirement Plan (defined contribution plan)
Affiliate:	U.S. subsidiaries

Plan:	Thermadyne Industries, Inc. Health Plan (comprehensive welfare plan with Section 125 benefit and retiree welfare benefits)
Affiliate:	U.S. subsidiaries

1

SCHEDULE 3.13
Litigation
Manganese Cases. Holdings and/or its subsidiaries (individually and together referred to in this Schedule 3.13 as the “Company”) is one of a large number of defendants in so-called welding fume or manganese cases. Generally, the claimants allege that exposure to manganese contained in the welding consumables caused the plaintiffs to develop adverse neurological conditions, including a condition known as manganesium. Manganese is an essential element of steel and is contained in all welding consumables.
The Company is a co-defendant in 363 cases alleging manganese induced illness. Numerous cases had been filed in, or transferred to, federal court where the Judicial Panel on Multidistrict Litigation (MDL) had consolidated these cases for pretrial proceedings in the Northern District of Ohio. The Company is now named in 149 MDL cases and the balance are non-MDL cases. Since June 1, 2003, the Company has been dismissed from over 1,100 cases with similar allegations.
(The 149 MDL cases do not include formerly tolled MDL cases on which we are now being served with process, as a result of the expiration of the tolling agreement. We are currently completing our processing of these complaints which will number in excess of 640. The Company anticipates that it will ultimately be dismissed from most of these cases as the claimants will likely not be able to demonstrate exposure to a Thermadyne product.)
Asbestos Cases. The Company has been named (along with multiple other defendants) in one lawsuit in New York claiming personal injuries from exposure to asbestos. The Company has no reason to believe that this claim has any merit and is seeking dismissal.

1

SCHEDULE 3.14
Brokers
None.

1

SCHEDULE 3.15
Intellectual Property
Patents
See Attached.
Trademarks
See Attached.
Copyrights
See Attached.
Material Licenses
None.
Infringement Claims
None.

1

Thermadyne — 13384

Docket Number	Client Ref No	Application Number	Application Date	Responsible Atty Name	Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13384-239	9858-000025/US	10/083,219	2/26/2002	Kelly K. Burris	6,700,091	3/2/2004	PLASMA ARC TORCH TRIGGER SYSTEM	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-240	9858-000025/US/CO	10/674,915	9/30/2003	Kelly K. Burris	7,022,936	4/4/2006	PLASMA ARC TORCH TRIGGER SYSTEM	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-245	9858-000033/US	10/052,364	11/9/2001	Kelly K. Burris	6,713,711	3/30/2004	PLASMA ARC TORCH QUICK DISCONNECT	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-247	9858-100033/AU/01	2002360363	11/7/2002	Kelly K. Burris	2002360363	7/19/2007	PLASMA ARC TORCH QUICK DISCONNECT	Regular	Australia	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-249	9858-100033/CA/01	2466408	11/7/2002	Kelly K. Burris			PLASMA ARC TORCH QUICK DISCONNECT	Regular	Canada	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-251	9858-100033/EP/01	02795614.3	11/7/2002	Kelly K. Burris			PLASMA ARC TORCH QUICK DISCONNECT	Regular	European Patent Convention	Thermal Dynamics Corporation	PCT/EPC Application	Filed
13384-252	9858-100033/MX/01	2004/004437	11/7/2002	Kelly K. Burris	244537	3/28/2007	PLASMA ARC TORCH QUICK DISCONNECT	Regular	Mexico	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-253	9858-000037/US	10/014,384	11/9/2001	Kelly K. Burris	6,773,304	8/10/2004	TAMPER RESISTANT PIN CONNECTION	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-263	9858-000041/US	10/053,032	11/9/2001	Kelly K. Burris	6,683,273	1/27/2004	QUICK DISCONNECT HAVING A MAKE-BREAK TIMING SEQUENCE	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-265	9858-000100/US	10/083,101	2/26/2002	Kelly K. Burris	6,689,983	2/10/2004	TORCH HANDLE GAS CONTROL	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-267	9858-000126/US	07/927,009	8/10/1992	Kelly K. Burris	5,266,776	11/30/1993	PLASMA ARC CUTTING AND WELDING TIP	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-268	9858-000127/US/CPB	08/352,389	12/8/1994	Kelly K. Burris	RE37,608	3/26/2002	PLAZMA TORCH ELECTRONIC PULSING CIRCUIT	Reissue Patent	United States	Thermal Dynamics Corporation	National	Issued
13384-269	9858-000127/US/CPB	07/762,852	9/18/1991	Kelly K. Burris	5,170,030	12/8/1992	PLASMA TORCH ELECTRONIC PULSING CIRCUIT	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-273	9858-100127/EP/01	92920423.8	9/11/1992	Kelly K. Burris	0604553	7/9/1997	PLASMA TORCH ELECTRONIC CIRCUIT	Regular	European Patent Convention	Thermal Dynamics Corporation	PCT/EPC Application	Issued
13384-276	9858-000100/US/COB	10/720,829	11/24/2003	Kelly K. Burris			TORCH HANDLE GAS CONTROL	Regular	United States	Thermal Dynamics Corporation	National	Filed
13384-280	9858-100127/MX	925284	9/17/1992	Kelly K. Burris	178,109	5/23/1995	PLASMA TORCH ELECTRONIC PULSING CIRCUIT	Regular	Mexico	Thermal Dynamics Corporation	National	Issued
13384-281	9858-100127/NZ	244352	9/15/1992	Kelly K. Burris	244352	8/8/1995	PLASMA TORCH ELECTRONIC CIRCUIT	Regular	New Zealand	Thermal Dynamics Corporation	National	Issued
13384-284	9858-000128/US	07/682,727	4/8/1991	Kelly K. Burris	5,189,277	2/23/1993	MODULAR, STACKABLE PLASMA CUTTING APPARATUS	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-288	9858-100128/EP/01	92912728.0	4/2/1992	Kelly K. Burris	0579773	8/9/1995	MODULAR, STACKABLE PLASMA CUTTING APPARATUS	Regular	European Patent Convention	Thermal Dynamics Corporation	PCT/EPC Application	Issued
13384-294	9858-100128/MX	9201603	4/7/1992	Kelly K. Burris	178,091	5/22/1995	MODULAR STACKABLE PLASMA CUTTING APPARATUS	Regular	Mexico	Thermal Dynamics Corporation	National	Issued
13384-295	9858-100128/NZ	242263	4/7/1992	Kelly K. Burris	242263	9/22/1994	MODULAR, STACKABLE PLASMA CUTTING APPARATUS	Regular	New Zealand	Thermal Dynamics Corporation	National	Issued
13384-297	9858-000129/US	06/515,913	7/20/1983	Kelly K. Burris	4,581,516	4/8/1986	PLASMA TORCH WITH A COMMON GAS SOURCE FOR THE PLASMA AND FOR THE SECONDARY GAS FLOWS	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-299	9858-100130/CA	456,414	6/12/1984	Kelly K. Burris	1221745	5/12/1987	TORCH OPERATION INTERLOCK DEVICE	Regular	Canada	Thermal Dynamics Corporation	National	Issued
13384-300	9858-000130/US	06/515,950	7/20/1983	Kelly K. Burris	4,585,921	4/29/1986	TORCH OPERATION INTERLOCK DEVICE	Regular	United States	Thermal Dynamics Corporation	National	Issued

Docket Number	Client Ref No	Application Number	Application Date	Responsible Atty Name	Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13384-301	9858-000143/US	09/041,202	3/12/1998	Kelly K. Burris	5,990,443	11/23/1999	PLASMA TORCH PILOT ARC CIRCUIT	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-303	9858-000131/US/CPA	06/850,504	4/10/1986	Kelly K. Burris	4,748,312	5/31/1988	PLASMA-ARC TORCH WITH GAS COOLED BLOW-OUT ELECTRODE	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-304	9858-100131/CA	515253	8/1/1986	Kelly K. Burris	1258295	8/8/1989	PLASMA-ARC TORCH WITH GAS COOOLED BLOW-OUT ELECTRODE	Regular	Canada	Thermal Dynamics Corporation	National	Issued
13384-307	9858-000132/US	06/742,292	6/11/1985	Kelly K. Burris	D295,361	4/26/1988	ELECTRODE TIP FOR A PLASMA ARC CUTTING TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-310	9858-100133/JP	60-27218	6/26/1985	Kelly K. Burris	773341	7/26/1989	ELECTRODE	Design	Japan	Thermal Dynamics Corporation	National	Issued
13384-311	9858-000134/US	06/794,288	11/4/1985	Kelly K. Burris	4,663,512	5/5/1987	PLASMA-ARC TORCH INTERLOCK WITH PRESSURE SENSING	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-312	9858-000135/US	06/794,389	11/4/1985	Kelly K. Burris	4,663,515	5/5/1987	PLASMA-ARC TORCH INTERLOCK WITH FLOW SENSING	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-313	9858-000136/US	06/823,858	2/3/1986	Kelly K. Burris	D302,097	7/11/1989	PLASMA ARC TORCH WITH ANGLED HEAD	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-314	9858-100136/CA	21-02-86-9	2/21/1986	Kelly K. Burris	57391	10/28/1986	PLASMA ARC TORCH WITH ANGLED HEAD	Design	Canada	Thermal Dynamics Corporation	National	Issued
13384-315	9858-000137/US	06/865,256	5/20/1986	Kelly K. Burris	4,691,094	9/1/1987	PLASMA-ARC TORCH WITH SLIDING GAS VALVE INTERLOCK	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-317	9858-000138/US	67,017	6/26/1987	Kelly K. Burris	4,782,210	11/1/1988	RIDGED ELECTRODE	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-318	9858-000139/US	07/064,930	6/22/1987	Kelly K. Burris	D314,086	1/29/1991	CASE	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-319	9858-000140/US	07/358,416	5/26/1989	Kelly K. Burris	4,954,683	9/4/1990	PLAMA ARC GOUGER	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-320	9858-000141/US	08/225,881	4/11/1994	Kelly K. Burris	5,530,220	6/25/1996	PLASMA TORCH ARC TRANSFER CIRCUIT	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-321	9858-000142/US	09/014,491	1/28/1998	Kelly K. Burris	5,961,855	10/5/1999	LOW VOLTAGE ELECTRICAL BASED PARTS-IN-PLACE (PIP) SYSTEM FOR CONTACT START TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-323	9858-000144/US	09/693,480	10/20/2000	Kelly K. Burris	6,498,316	12/24/2002	PLASMA TORCH AND METHOD FOR UNDERWATER CUTTING	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-328	9858-000145/US	09/772,260	1/29/2001	Kelly K. Burris	6,337,460	1/8/2002	PLASMA ARC TORCH AND METHOD FOR CUTTING A WORKPIECE	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-330	9858-000146/US	09/724,984	11/28/2000	Kelly K. Burris	6,350,960	2/26/2002	PARTS-IN-PLACE SAFETY RESET CIRCUIT AND METHOD FOR CONTACT START PLASMA-ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-331	9858-000147/US	09/821,868	3/30/2001	Kelly K. Burris	6,987,238	1/17/2006	PLASMA ARC TORCH AND METHOD FOR IMPROVED LIFE OF PLASMA ARC TORCH CONSUMABLE PARTS	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-333	9858-000147/US/COB	11/247,613	10/11/2005	Kelly K. Burris			PLASMA ARC TORCH AND METHOD FOR IMPROVED LIFE OF PLASMA ARC TORCH CONSUMABLE PARTS	Regular	United States	Thermal Dynamics Corporation	National	Filed
13384-334	9858-100147/AU/01	2001253059	3/30/2001	Kelly K. Burris	2001253059	9/21/2006	PLASMA ARC TORCH AND METHOD FOR LONGER LIFE OF PLASMA ARC TORCH CONSUMABLE PARTS	Regular	Australia	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued

Docket Number	Client Ref No	Application Number	Application Date	Responsible Atty Name	Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13384-336	9858-100147/CA/01	2405081	3/30/2001	Kelly K. Burris			PLASMA ARC TORCH AND METHOD FOR LONGER LIFE OF PLASMA ARC TORCH CONSUMABLE PARTS	Regular	Canada	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-337	9858-100147/CZ/01	PV2002-3358	3/30/2001	Kelly K. Burris			PLASMA ARC TORCH AND METHOD FOR IMPROVED LIFE OF PLASMA ARC TORCH CONSUMABLE PARTS	Regular	Czech Republic	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-338	99858-100147/EP/01	01926529.7	3/30/2001	Kelly K. Burris			PLASMA ARC TORCH AND METHOD FOR IMPROVED LIFE OF PLASMA ARC TORCH CONSUMABLE PARTS	Regular	European Patent Convention	Thermal Dynamics Corporation	PCT/EPC Application	Filed
13384-339	9858-100147/IN/01	2002/01755/CHE	3/30/2001	Kelly K. Burris	202396	11/9/2006	PLASMA ARC TORCH AND METHOD FOR IMPROVED LIFE OF PLASMA ARC TORCH CONSUMABLE PARTS	Regular	India	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-341	9858-100147/RU/01	2002128619	3/30/2001	Kelly K. Burris	2281620	8/10/2006	PLASMA ARC TORCH AND METHOD FOR LONGER LIFE OF PLASMA ARC TORCH CONSUMABLE PARTS	Regular	Russian Federation	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-342	9858-000148/US	09/870,272	5/30/2001	Kelly K. Burris	6,369,350	4/9/2002	PLASMA-ARC TORCH SYSTEM WITH PILOT RE-ATTACH CIRCUIT AND METHOD	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-344	9858-000149/US	09/794,540	2/27/2001	Kelly K. Burris	6,703,581	3/9/2004	CONTACT START PLASMA TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-345	9858-000149/US/COI	10/720,830	11/24/2003	Kelly K. Burris	6,936,786	8/30/2005	DUAL MODE PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-346	9858-000149/US/COJ	10/802,954	3/16/2004	Kelly K. Burris	7,145,099	12/5/2006	TIP GAS DISTRIBUTOR	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-347	9858-000149/US/COL	11/183,693	7/18/2005	Kelly K. Burris	7,202,440	4/10/2007	DUAL MODE PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-348	9858-000149/US/COM	11/711,177	2/26/2007	Kelly K. Burris			DUAL MODE PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Filed
13384-349	9858-000149/US/CPB	10/084,009	2/26/2002	Kelly K. Burris	6,903,301	6/7/2005	CONTACT START PLASMA ARC TORCH AND METHOD OF INITIATING A PILOT ARC	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-350	9858-000149/US/CPC	10/083,029	2/26/2002	Kelly K. Burris	6,717,096	4/6/2004	DUAL MODE PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-351	9858-000149/US/CPD	10/083,167	2/26/2002	Kelly K. Burris	6,774,336	8/10/2004	TIP GAS DISTRIBUTOR	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-352	9858-000149/US/CPE	10/245,781	9/16/2002	Kelly K. Burris	6,933,461	8/23/2005	TIPS AND CONTACT MEMBERS HAVING RIDGES FOR USE IN A CONTACT START PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-361	9858-100149/CN/01	02807848.9	2/26/2002	Kelly K. Burris	02807848.9	4/25/2007	CONTACT START PLASMA TORCH	Regular	China P.R.	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-362	9858-100149/CZ/01	PV 2003-2306	2/26/2002	Kelly K. Burris			CONTACT START PLASMA TORCH	Regular	Czech Republic	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-368	9858-100149/IN/02	2/CHENP/2005	2/26/2002	Kelly K. Burris	226961	1/2/2009	CONTACT START PLASMA TORCH	Regular	India	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-369	9858-100149/CA/06	2477322	2/25/2003	Kelly K. Burris			CONTACT START PLASMA ARC TORCH AND METHOD OF INITIATING A PILOT ARC	Regular	Canada	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-370	9858-100149/CN/06	03808412.0	2/25/2003	Kelly K. Burris	zl03808412.0	7/18/2007	START PLASMA ARC TORCH AND RELATED START CARTRIDGE, INITIATOR, PLASMA ARC TORCH HEAD AND INITIATING METHOD THEREOF	Regular	China P.R.	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-371	9858-100149/EP/06	03711253.9	2/25/2003	Kelly K. Burris			CONTACT START PLASMA ARC TORCH AND METHOD OF INITIATING A PILOT ARC	Regular	European Patent Convention	Thermal Dynamics Corporation	PCT/EPC Application	Filed

Docket Number	Client Ref No	Application Number	Application Date	Responsible Atty Name	Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13384-372	9858-100149/MX/06	2004/008230	2/25/2003	Kelly K. Burris			CONTACT START PLASMA ARC TORCH AND METHOD OF INITIATING A PILOT ARC	Regular	Mexico	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-373	9858-100149/CA/07	2477325	2/25/2003	Kelly K. Burris			DUAL MODE PLASMA ARC TORCH	Regular	Canada	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-374	9858-100149/CN/07	03806661.0	2/25/2003	Kelly K. Burris	ZL03806661.0	6/13/2007	DUAL MODE PLASMA ARC TORCH	Regular	China P.R.	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-375	9858-100149/EP/07	03709335.8	2/25/2003	Kelly K. Burris			DUAL MODE PLASMA ARC TORCH	Regular	European Patent Convention	Thermal Dynamics Corporation	PCT/EPC Application	Filed
13384-377	9858-100149/AU/08	2003224629	2/25/2003	Kelly K. Burris	2003224629	12/20/2007	TIP GAS DISTRIBUTOR	Regular	Australia	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-379	9858-100149/CA/08	2477559	2/25/2003	Kelly K. Burris			TIP GAS DISTRIBUTOR	Regular	Canada	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-380	9858-100149/CN/08	03804617.2	2/25/2003	Kelly K. Burris	ZL03804617.2	12/17/2008	TIP GAS DISTRIBUTOR	Regular	China P.R.	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-381	9858-100149/EP/08	03721307.1	2/25/2003	Kelly K. Burris			TIP GAS DISTRIBUTOR	Regular	European Patent Convention	Thermal Dynamics Corporation	PCT/EPC Application	Filed
13384-382	9858-100149/IN/08	2499/DELNP/2004	2/25/2003	Kelly K. Burris	227261	1/7/2009	TIP GAS DISTRIBUTOR	Regular	India	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-383	9858-100149/MX/08	2004/008229	2/25/2003	Kelly K. Burris	251317	11/8/2007	TIP GAS DISTRIBUTOR	Regular	Mexico	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-385	9858-000153/US	10/083,194	2/26/2002	Kelly K. Burris	7,429,715	9/30/2008	MODULAR PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-387	9858-000154/US	10/292,249	11/12/2002	Kelly K. Burris	7,041,935	5/9/2006	APPARATUS AND METHODS FOR CONNECTING A PLASMA ARC TORCH LEAD TO A POWER SUPPLY	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-389	9858-100154/AU/01	2003295534	11/12/2003	Kelly K. Burris	2003295534	10/19/2006	APPARATUS AND METHODS FOR CONNECTING A PLASMA ARC TORCH LEAD TO A POWER SUPPLY	Regular	Australia	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-390	9858-100154/CA/01	2504202	11/12/2003	Kelly K. Burris			APPARATUS AND METHODS FOR CONNECTING A PLASMA ARC TORCH LEAD TO A POWER SUPPLY	Regular	Canada	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-391	9858-100154/CN/01	200380105593.8	11/12/2003	Kelly K. Burris			APPARATUS AND METHODS FOR CONNECTING A PLASMA ARC TORCH LEAD TO A POWER SUPPLY	Regular	China P.R.	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-392	9858-100154/EP/01	03786728.0	11/12/2003	Kelly K. Burris			APPARATUS AND METHODS FOR CONNECTING A PLASMA ARC TORCH LEAD TO A POWER SUPPLY	Regular	European Patent Convention	Thermal Dynamics Corporation	PCT/EPC Application	Filed
13384-393	9858-100154/IN/01	874/CHENP/2005	11/12/2003	Kelly K. Burris	219146	4/25/2008	APPARATUS AND METHODS FOR CONNECTING A PLASMA ARC TORCH LEAD TO A POWER SUPPLY	Regular	India	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-394	9858-100154/RU/01	2005116228	11/12/2003	Kelly K. Burris	2304497	8/20/2007	APPARATUS AND METHODS FOR CONNECTING A PLASMA ARC TORCH LEAD TO A POWER SUPPLY	Regular	Russian Federation	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-395	9858-000155/US	29/166,923	9/4/2002	Kelly K. Burris	D486,368	2/10/2004	TORCH HANDLE	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-396	9858-000156/US	29/166,911	9/4/2002	Kelly K. Burris	D496,842	10/5/2004	START CARTRIDGE	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-397	9858-000157/US	29/166,921	9/4/2002	Kelly K. Burris	D511,280	11/8/2005	PLASMA ARC TORCH TIP	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-398	9858-000157/US/CPA	29/173,318	12/26/2002	Kelly K. Burris	D492,709	7/6/2004	PLASMA ARC TORCH TIP WITH SWIRL HOLES	Design	United States	Thermal Dynamics Corporation	National	Issued

Docket Number	Client Ref No	Application Number	Application Date	Responsible Atty Name	Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13384-399	9858-000157/CPB	29/173,319	12/26/2002	Kelly K. Burris	D499,620	12/14/2004	PLASMA ARC TORCH TIP WITH SECONDARY HOLES	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-400	9858-000157/US/CPC	29/175,180	1/30/2003	Kelly K. Burris	D504,142	4/19/2005	PLASMA ARC TORCH TIP	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-402	9858-000166/US/	10/409,651	4/7/2003	Kelly K. Burris	6,946,616	9/20/2005	PLASMA ARC TORCH COOLING SYSTEM	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-403	9858-000166/US/02	10/409,633	4/7/2003	Kelly K. Burris	6,998,566	2/14/2006	PLASMA ARC TORCH ELECTRODE	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-404	9858-000166/US/03	10/409,698	4/7/2003	Kelly K. Burris	7,005,600	2/28/2006	PLASMA ARC TORCH TIP	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-405	9858-000166/US/04	10/409,662	4/7/2003	Kelly K. Burris	6,989,505	1/24/2006	PLASMA ARC TORCH CONSUMABLES CARTRIDGE	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-406	9858-000166/US/05	10/409,631	4/7/2003	Kelly K. Burris	6,919,526	7/19/2005	PLASMA ARC TORCH HEAD CONNECTIONS	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-407	9858-000166/US/06	10/409,650	4/7/2003	Kelly K. Burris	7,019,254	3/28/2006	PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-408	9858-000166/US/CPG	10/760,177	1/16/2004	Kelly K. Burris	7,132,619	11/7/2006	PLASMA ARC TORCH ELECTRODE	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-409	9858-000166/US/CPH	10/760,170	1/16/2004	Kelly K. Burris	7,071,443	7/4/2006	PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-410	9858-000166/US/COI	11/204,438	8/16/2005	Kelly K. Burris	7,145,098	12/5/2006	PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-418	9858-100166/CA/01	2482911	4/7/2003	Kelly K. Burris			PLASMA ARC TORCH ELECTRODE	Regular	Canada	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-419	9858-100166/CZ/01	PV 2004-1061	4/7/2003	Kelly K. Burris			PLASMA ARC TORCH ELECTRODE	Regular	Czech Republic	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-420	9858-100166/EP/01	03746950.9	4/7/2003	Kelly K. Burris			PLASMA ARC TORCH ELECTRODE	Regular	European Patent Convention	Thermal Dynamics Corporation	PCT/EPC Application	Filed
13384-421	9858-100166/KR/01	2004-7017232	4/7/2003	Kelly K. Burris	658988	12/12/2006	PLASMA ARC TORCH, ELECTRODE THEREFOR, AND METHOD OF OPERATING THE PLASMA ARC TORCH	Regular	South Korea	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-422	9858-100166/MX/01	2004/010281	4/7/2003	Kelly K. Burris	249216	9/20/2007	PLASMA ARC TORCH ELECTRODE	Regular	Mexico	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-423	9858-100166/CA/02	2,482,910	4/7/2003	Kelly K. Burris			PLASMA ARC TORCH TIP	Regular	Canada	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-425	9858-100166/CZ/02	PV 2004-1062	4/7/2003	Kelly K. Burris			PLASMA ARC TORCH TIP	Regular	Czech Republic	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-426	9858-100166/EP/02	03746942.6	4/7/2003	Kelly K. Burris			PLASMA ARC TORCH TIP	Regular	European Patent Convention	Thermal Dynamics Corporation	PCT/EPC Application	Filed
13384-427	9858-100166/KR/02	2004-7017233	4/7/2003	Kelly K. Burris	665973	1/2/2007	PLASMA ARC TORCH, TIP THEREFOR, AND METHOD OF OPERATING THE PALSMA ARC TORCH	Regular	South Korea	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-428	9858-100166/MX/02	2004/010280	4/7/2003	Kelly K. Burris	249699	9/28/2007	PLASMA ARC TORCH TIP	Regular	Mexico	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-429	9858-100166/EP/03	03746941.8	4/7/2003	Kelly K. Burris			PLASMA ARC TORCH CONSUMABLES CARTRIDGE	Regular	European Patent Convention	Thermal Dynamics Corporation	PCT/EPC Application	Filed
13384-430	9858-000167/US	09/457,944	12/9/1999	Kelly K. Burris	6,163,008	12/19/2000	PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-432	9858-100167/AU/01	19445/01	12/5/2000	Kelly K. Burris	779433	1/27/2005	PLASMA ARC TORCH	Regular	Australia	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-434	9858-100167/CA/01	2,393,497	12/5/2000	Kelly K. Burris	2,393,497	7/29/2008	PLASMA ARC TORCH	Regular	Canada	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-435	9858-100167/CZ/01	PV 2002-1954	12/5/2000	Kelly K. Burris			PLASMA ARC TORCH	Regular	Czech Republic	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-436	9858-100167/DE/01	00982411.1	12/5/2000	Kelly K. Burris	60018968.6	3/23/2005	PLASMA ARC TORCH	Regular	Germany	Thermal Dynamics Corporation	PCT/EPC Application	Issued

Docket Number	Client Ref No	Application Number	Application Date	Responsible Atty Name	Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13384-437	9858-100167/EP/01	00982411.1	12/5/2000	Kelly K. Burris	1235660	3/23/2005	PLASMA ARC TORCH	Regular	European Patent Convention	Thermal Dynamics Corporation	PCT/EPC Application	Issued
13384-438	9858-100167/ES/01	00982411.1	12/5/2000	Kelly K. Burris	1235660	3/23/2005	PLASMA ARC TORCH	Regular	Spain	Thermal Dynamics Corporation	PCT/EPC Application	Issued
13384-439	9858-100167/FR/01	00982411.1	12/5/2000	Kelly K. Burris	1235660	3/23/2005	PLASMA ARC TORCH	Regular	France	Thermal Dynamics Corporation	PCT/EPC Application	Issued
13384-440	9858-100167/GB/01	00982411.1	12/5/2000	Kelly K. Burris	1235660	3/23/2005	PLASMA ARC TORCH	Regular	Great Britain	Thermal Dynamics Corporation	PCT/EPC Application	Issued
13384-441	9858-100167/IN/01	IN/PCT/2002/0859/CHE	12/5/2000	Kelly K. Burris	216463	3/13/2008	PLASMA ARC TORCH	Regular	India	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-442	9858-100167/IT/01	00982411.1	12/5/2000	Kelly K. Burris	1235660	3/23/2005	PLASMA ARC TORCH	Regular	Italy	Thermal Dynamics Corporation	PCT/EPC Application	Issued
13384-444	9858-100167/RU/01	2002116673	12/5/2000	Kelly K. Burris	2267386	1/10/2006	PLASMA ARC TORCH	Regular	Russian Federation	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-445	9858-100167/TR/01	00982411.1	12/5/2000	Kelly K. Burris	1235660	3/23/2005	PLASMA ARC TORCH	Regular	Turkey	Thermal Dynamics Corporation	PCT/EPC Application	Issued
13384-446	9858-000172/US	10/090,212	3/4/2002	Kelly K. Burris	6,670,572	12/30/2003	SOLENOID CONTROL AND SAFETY CIRCUIT SYSTEM AND METHOD	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-448	9858-000298	10/235,325	9/5/2002	Kelly K. Burris	6,794,601	9/21/2004	PLASMA ARC TORCH SYSTEM WITH PILOT RE-ATTACH CIRCUIT AND METHOD	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-450	9858-000313/US	29/166,894	9/5/2002	Kelly K. Burris	D489,953	5/18/2004	TORCH AND LEAD ASSEMBLY	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-451	9858-000314/US	29/166,918	9/4/2002	Kelly K. Burris	D489,235	5/4/2004	TORCH HEAD	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-457	9858-000320/US	29/166,872	9/4/2002	Kelly K. Burris	D488,968	4/27/2004	TRIGGER ASSEMBLY	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-458	9858-000321/US	29/167,079	9/9/2002	Kelly K. Burris	D495,348	8/31/2004	OHMIC CLIP	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-459	9858-000322/US	29/167,048	9/9/2002	Kelly K. Burris	D479,461	9/9/2003	PACKAGING FOR CUTTING OR WELDING EQUIPMENT	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-460	9858-000323/US	29/166,922	9/4/2002	Kelly K. Burris	D505,918	6/7/2005	PLUG CONNECTOR	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-461	9858-000324/US	29/166,888	9/5/2002	Kelly K. Burris	D491,891	6/22/2004	SOCKET CONNECTOR	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-462	9858-000324/US/COA	29/197,112	1/9/2004	Kelly K. Burris	D506,440	6/21/2005	SOCKET CONNECTOR	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-463	9858-000325/US	29/166,893	9/5/2002	Kelly K. Burris	D499,071	11/30/2004	CONNECTOR	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-464	9858-000326/US	29/167,047	9/9/2002	Kelly K. Burris	D490,059	5/18/2004	CONNECTOR ADAPTER	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-468	9858-000329/US	29/166,910	9/4/2002	Kelly K. Burris	D493,682	8/3/2004	HANDLE AND TRIGGER ASSEMBLY	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-469	9858-000332/US	29/166,847	9/5/2002	Kelly K. Burris	D493,681	8/3/2004	SOCKET CONNECTOR BODY	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-470	9858-000333/US	29/167,063	9/9/2002	Kelly K. Burris	D489,079	4/27/2004	TORCH, LEAD AND CONNECTOR ASSEMBLY	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-471	9858-000336/US	10/409,636	4/7/2003	Kelly K. Burris	6,852,944	2/8/2005	RETRACTABLE ELECTRODE COOLANT TUBE	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-474	9858-000341/US/CPA	29/176,770	2/27/2003	Kelly K. Burris	D497,373	10/19/2004	GOUGING CAP FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-475	9858-000342/US	29/175,108	1/30/2003	Kelly K. Burris	D493,183	7/20/2004	DEFLECTOR CAP FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-477	9858-000343/US/CPA	29/176,771	2/27/2003	Kelly K. Burris	D505,309	5/24/2005	DRAG CAP FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-479	9858-000344/US/CPA	29/176,769	2/27/2003	Kelly K. Burris	D496,951	10/5/2004	MECHANIZED CAP FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-480	9858-000345/US	29/175,105	1/30/2003	Kelly K. Burris	D501,632	2/8/2005	VENTED SHIELD FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-481	9858-000346/US	29/175,104	1/30/2003	Kelly K. Burris	D511,663	11/22/2005	RETAINER CAP FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued

Docket Number	Client Ref No	Application Number	Application Date	Responsible Atty Name	Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13384-482	9858-000347/US	10/376,688	2/27/2003	Kelly K. Burris	6,914,211	7/5/2005	VENTED SHIELD SYSTEM FOR A PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-484	9858-000347/US/COB	10/899,259	7/26/2004	Kelly K. Burris	7,326,874	2/5/2008	VENTED SHIELD SYSTEM FOR A PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-485	9858-100347/AU/01	2004215915	2/26/2004	Kelly K. Burris	2004215915	10/11/2007	VENTED SHIELD SYSTEM FOR A PLASMA ARC TORCH	Regular	Australia	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-486	9858-100347/CA/01	2517377	2/26/2004	Kelly K. Burris			VENTED SHIELD SYSTEM FOR A PLASMA ARC TORCH	Regular	Canada	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-487	9858-100347/CN/01	200480010492.7	2/26/2004	Kelly K. Burris	ZL200480010492	8/29/2008	VENTED SHIELD SYSTEM FOR A PLASMA ARC TORCH	Regular	China P.R.	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-488	9858-100347/CZ/01	PV2005607	2/26/2004	Kelly K. Burris			VENTED SHIELD SYSTEM FOR A PLASMA ARC TORCH	Regular	Czech Republic	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-489	9858-100347/EP/01	04715185.7	2/26/2004	Kelly K. Burris			VENTED SHIELD SYSTEM FOR A PLASMA ARC TORCH	Regular	European Patent Convention	Thermal Dynamics Corporation	PCT/EPC Application	Filed
13384-490	9858-100347/NZ/01	542060	2/26/2004	Kelly K. Burris	542060	6/7/2007	VENTED SHIELD SYSTEM FOR A PLASMA ARC TORCH	Regular	New Zealand	Thermal Dynamics Corporation	Patent Cooperation Treaty	Issued
13384-491	9858-000359/US	10/652,755	8/29/2003	Kelly K. Burris	6,960,737	11/1/2005	GAS FLOW PRE-CHARGE FOR A PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-493	9858-000364/US	29/197,680	1/16/2004	Kelly K. Burris	D517,576	3/21/2006	KNURLED ELECTRODE FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-494	9858-000365/US	29/197,682	1/16/2004	Kelly K. Burris	D517,577	3/21/2006	ELECTRODE FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-495	9858-000366/US	29/197,681	1/16/2004	Kelly K. Burris	D505,963	6/7/2005	ELECTRODE FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-496	9858-000367/US	29/197,676	1/16/2004	Kelly K. Burris	D535,673	1/23/2007	GAS DISTRIBUTOR FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-497	9858-000368/US	29/197,678	1/16/2004	Kelly K. Burris	D519,135	4/18/2006	TIP FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-498	9858-000369/US	29/197,679	1/16/2004	Kelly K. Burris	D535,674	1/23/2007	SECONDARY SPACER ASSEMBLY FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-499	9858-000370/US	29/197,675	1/16/2004	Kelly K. Burris	D524,336	7/4/2006	TIP ASSEMBLY FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-500	9858-000371/US	29/197,677	1/16/2004	Kelly K. Burris	D525,273	7/18/2006	SHIELD CAP FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-501	9858-000372/US	29/197,683	1/16/2004	Kelly K. Burris	D523,042	6/13/2006	VENTED SHIELD CAP FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-502	9858-000373/US	29/197,684	1/16/2004	Kelly K. Burris	D523,043	6/13/2006	SHIELD CAP FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-503	9858-000374/US	29/197,685	1/16/2004	Kelly K. Burris	D536,009	1/30/2007	CARTRIDGE BODY ASSEMBLY FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-504	9858-000375/US	29/197,674	1/16/2004	Kelly K. Burris	D535,672	1/23/2007	CARTRIDGE BODY FOR A PLASMA ARC TORCH	Design	United States	Thermal Dynamics Corporation	National	Issued
13384-512	9858-000384/US			Kelly K. Burris			COATED PLASMA ARC TORCH ELECTRODE AND METHODS OF MANUFACTURE THEREOF	Regular	United States	Thermal Dynamics Corporation	National	Docketed
13384-513	9858-000390/US	11/176,894	7/7/2005	Kelly K. Burris	7,126,080	10/24/2006	PLASMA GAS DISTRIBUTOR WITH INTEGRAL METERING AND FLOW PASSAGEWAYS	Regular	United States	Thermal Dynamics Corporation	National	Issued
13384-518	9858-000395/US	11/510,822	8/25/2006	Kelly K. Burris			CONTOURED SHIELD ORIFICE FOR A PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Filed
13384-519	9858-000021/US			Kelly K. Burris			BOOLEAN CONTROL VALVE UTILITY PATENT APPLICATION	Regular	United States	Thermal Dynamics Corporation	National	Docketed
13384-520	9858-000398/US/PSI			Kelly K. Burris			GAS DISTRIBUTOR FOR A PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Docketed
13384-523	9858-100166/CN/01	03814241.4	4/7/2003	Kelly K. Burris			PLASMA ARC TORCH ELECTRODE	Regular	China P.R.	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-524	9858-100166/CN/02	03814239.2	4/7/2003	Kelly K. Burris			PLASMA ARC TORCH TIP	Regular	China P.R.	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed

Docket Number	Client Ref No	Application Number	Application Date	Responsible Atty Name	Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13384-525	9858-100166/CN/03	03814267.8	4/7/2003	Kelly K. Burris			PLASMA ARC TORCH CONSUMABLES CARTRIDGE	Regular	China P.R.	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-559	9858-000402/US	11/850,012	9/4/2007	Kelly K. Burris			HYBRID SHIELD DEVICE FOR A PLASMA ARC TORCH	Regular	United States	Thermal Dynamics Corporation	National	Filed
13384-560	9858-000403/US	11/850,014	9/4/2007	Kelly K. Burris			DRAG TIP FOR A PLASMA CUTTING TORCH	Regular	United States	Thermal Dynamics Corporation	National	Filed
13384-561	9858-000395/EP/01	07016726.7	8/27/2007	Kelly K. Burris			CONTOURED SHIELD ORIFICE FOR A PLASMA ARC TORCH	Regular	European Patent Convention	Thermal Dynamics Corporation	European Patent Case	Filed
13384-564	9858-100390/DE/01	112006001797.7	7/7/2006	Kelly K. Burris			PLASMA GAS DISTRIBUTOR WITH INTEGRAL METERING AND FLOW PASSAGEWAYS	Regular	Germany	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-565	9858-000403/US	12/180,960	7/28/2008	Kelly K. Burris			ENHANCED PIERCING THROUGH CURRENT PROFILING	Regular	United States	Thermal Dynamics Corporation	National	Filed
13384-567	07660015EP	08015169.9	9/4/2007	Kelly K. Burris			HYBRID SHIELD DEVICE FOR A PLASMA ARC TORCH	Regular	European Patent Convention	Thermal Dynamics Corporation	European Patent Case	Filed
13384-568	9858-000402	MX/a/2008/011246	9/4/2007	Kelly K. Burris			HYBRID SHIELD DEVICE FOR A PLASMA ARC TORCH	Regular	Mexico	Thermal Dynamics Corporation	National	Filed
13384-570	9858-000393	07762872.5	1/23/2007	Kelly K. Burris			HYBRID ELECTRODE FOR A PLASMA ARC TORCH AND METHODS OF MANUFACTURE THEREOF	Regular	European Patent Convention	Thermal Dynamics Corporation	PCT/EPC Application	Filed
13384-571	9858-000393	2008/009644	1/23/2007	Kelly K. Burris			HYBRID ELECTRODE FOR A PLASMA ARC TORCH AND METHODS OF MANUFACTURE THEREOF	Regular	Mexico	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-574	9858-000395/AU/01	2007286611	8/24/2007	Kelly K. Burris			CONTOURED SHIELD ORIFICE FOR A PLASMA ARC TORCH	Regular	Australia	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-575	9858-000395/CA/01	2661909	8/24/2007	Kelly K. Burris			CONTOURED SHIELD ORIFICE FOR A PLASMA ARC TORCH	Regular	Canada	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-576	9858-000395/CN/01	200780038587.3	8/24/2007	Kelly K. Burris			CONTOURED SHIELD ORIFICE FOR A PLASMA ARC TORCH	Regular	China P.R.	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-577	9858-000395/MX/01	MX/a/2009/002074	8/24/2007	Kelly K. Burris			CONTOURED SHIELD ORIFICE FOR A PLASMA ARC TORCH	Regular	Mexico	Thermal Dynamics Corporation	Patent Cooperation Treaty	Filed
13384-578	99858-100147/CZ/01	01926529.7	3/30/2001	Kelly K. Burris			PLASMA ARC TORCH AND METHOD FOR IMPROVED LIFE OF PLASMA ARC TORCH CONSUMABLE PARTS	Regular	Czech Republic	Thermal Dynamics Corporation	PCT/EPC Application	Filed
13384-579	99858-100147/FR/01	01926529.7	3/30/2001	Kelly K. Burris			PLASMA ARC TORCH AND METHOD FOR IMPROVED LIFE OF PLASMA ARC TORCH CONSUMABLE PARTS	Regular	France	Thermal Dynamics Corporation	PCT/EPC Application	Filed
13384-580	99858-100147/DE/01	01926529.7	3/30/2001	Kelly K. Burris			PLASMA ARC TORCH AND METHOD FOR IMPROVED LIFE OF PLASMA ARC TORCH CONSUMABLE PARTS	Regular	Germany	Thermal Dynamics Corporation	PCT/EPC Application	Filed
13384-581	99858-100147/IT/01	01926529.7	3/30/2001	Kelly K. Burris			PLASMA ARC TORCH AND METHOD FOR IMPROVED LIFE OF PLASMA ARC TORCH CONSUMABLE PARTS	Regular	Italy	Thermal Dynamics Corporation	PCT/EPC Application	Filed
13384-582	99858-100147/GB/01	01926529.7	3/30/2001	Kelly K. Burris			PLASMA ARC TORCH AND METHOD FOR IMPROVED LIFE OF PLASMA ARC TORCH CONSUMABLE PARTS	Regular	Great Britain	Thermal Dynamics Corporation	PCT/EPC Application	Filed
		08/863,137	5/27/1999		5,825,642	10/20/1998	POWER SUPPLY APPARATUS	Regular	United States	Thermal Dynamics Corporation and Sansha Electric Manufacturing Co., Limited	National	Issued

Thermadyne — 13385

Docket Number	Client Ref No	Application Number	Application Date	Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13385-10	2577-000007/US	09/221,805	12/29/1998	6,232,000	5/15/2001	ABRASION, CORROSION, AND GALL RESISTANT OVERLAY ALLOYS	Regular	United States	STOODY COMPANY	National	Issued
13385-11	2577-000004/US	09/299,872	4/27/1999	6,127,644	10/3/2000	ELECTROSLAG,SURFACING USING WIRE ELECTRODES	Regular	United States	STOODY COMPANY	National	Issued
13385-12	2577-000006/US	09/119,920	7/21/1998	6,110,301	8/29/2000	LOW ALLOY BUILD UP MATERIAL	Regular	United States	STOODY COMPANY	National	Issued
13385-13	2577-000003/US	08/439,596	5/12/1995	5,514,328	5/7/1996	CAVITATION EROSION RESISTANT STEEL	Regular	United States	STOODY COMPANY	National	Issued
13385-14	2577-100004/KR/01	2001-7013771	4/18/2000	517768	9/22/2005	METHOD FOR DEPOSITING A HIGH ALLOY STAINLESS STEEL OVERLAYER ONTO A SUBSTRATE	Regular	South Korea	STOODY COMPANY	Patent Cooperation Treaty	Issued
13385-17	2577-100003/CA/01	2,220,727	5/9/1996	2,220,727	7/24/2001	CAVITATION EROSION RESISTANT STEEL	Regular	Canada	STOODY COMPANY	Patent Cooperation Treaty	Issued
13385-21	2577-000008/US	11/113,404	4/22/2005			WELDING COMPOSITIONS FOR IMPROVED MECHANICAL PROPERTIES IN THE WELDING OF CAST IRON	Regular	United States	STOODY COMPANY	National	Filed
13385-23	2577-100004/JP/01	2000-613600	4/18/2000			ELECTROSLAG SURFACING USING WIRE ELECTRODES	Regular	Japan	STOODY COMPANY	Patent Cooperation Treaty	Filed
13385-24	2577-000011/US	11/356,270	2/16/2006			STAINLESS STEEL WELD OVERLAYS WITH ENHANCED WEAR RESISTANCE	Regular	United States	STOODY COMPANY	National	Filed
13385-26	2577-000012/US	11/356,409	2/16/2006			HARD-FACING ALLOYS HAVING IMPROVED CRACK RESISTANCE	Regular	United States	STOODY COMPANY	National	Filed
13385-42		2007218061	2/13/2007			STAINLESS STEEL WELD OVERLAYS WITH ENHANCED WEAR RESISTANCE	Regular	Australia	STOODY COMPANY	Patent Cooperation Treaty	Filed
13385-43		2642764	2/13/2007			STAINLESS STEEL WELD OVERLAYS WITH ENHANCED WEAR RESISTANCE	Regular	Canada	STOODY COMPANY	Patent Cooperation Treaty	Filed
13385-44		200780013132.6	2/13/2007			STAINLESS STEEL WELD OVERLAYS WITH ENHANCED WEAR RESISTANCE	Regular	China P.R.	STOODY COMPANY	Patent Cooperation Treaty	Filed
13385-45		4347/CHENP/2008	2/13/2007			STAINLESS STEEL WELD OVERLAYS WITH ENHANCED WEAR RESISTANCE	Regular	India	STOODY COMPANY	Patent Cooperation Treaty	Filed
13385-46		2007217975	2/14/2007			HARD FACING ALLOYS HAVING IMPROVED CRACK RESISTANCE	Regular	Australia	STOODY COMPANY	Patent Cooperation Treaty	Filed
13385-47		2642767	2/14/2007			HARD FACING ALLOYS HAVING IMPROVED CRACK RESISTANCE	Regular	Canada	STOODY COMPANY	Patent Cooperation Treaty	Filed
13385-48		200780013313.9	2/14/2007			HARD FACING ALLOYS HAVING IMPROVED CRACK RESISTANCE	Regular	China P.R.	STOODY COMPANY	Patent Cooperation Treaty	Filed
13385-49		4348/CHENP/2008	2/14/2007			HARD FACING ALLOYS HAVING IMPROVED CRACK RESISTANCE	Regular	India	STOODY COMPANY	Patent Cooperation Treaty	Filed

Docket Number	Client Ref No	Application Number	Application Date	Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13385-6	2577-100003/CN/01	96193879.X	5/9/1996	ZL96193879.X	10/31/2001	CAVITATION EROSION RESISTANT STEEL	Regular	China P.R.	STOODY COMPANY	Patent Cooperation Treaty	Issued
13385-7	2577-100003/BR/01	PI9609383-8	5/9/1996	PI9609383-8	1/7/2003	CAVITATION EROSION RESISTANT STEEL	Regular	Brazil	STOODY COMPANY	Patent Cooperation Treaty	Issued
13385-9	2577-100003/AU/01	5740096	5/9/1996	693367	10/8/1998	CAVITATION EROSION RESISTANT STEEL	Regular	Australia	STOODY COMPANY	Patent Cooperation Treaty	Issued

Thermadyne — 13386

Docket Number	Client Ref No	Application Number	Application Date	Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13386-12	4884-000005/US	08/017,734	2/10/1993	5,407,348	4/18/1995	TORCH WITH INTEGRAL FLASHBACK ARRESTORS AND CHECK VALVES	Regular	United States	Victor Equipment Company	National	Issued
13386-13	4884-000006/US	10/367,196	2/14/2003	6,824,735	11/30/2004	GAS CUTTING TORCH	Regular	United States	Victor Equipment Company	National	Issued
13386-14	4884-000006/WO/POA	PCT/US04/004488	2/13/2004			A GAS CUTTING TORCH	Regular	Patent Cooperation Treaty	Victor Equipment Company	Patent Cooperation Treaty	Filed
13386-15	4884-000007/US	10/301,889	11/22/2002	7,134,447	11/14/2006	GAS PRESSURE REGULATOR	Regular	United States	Victor Equipment Company	National	Issued
13386-17	4884-000008/US	09/665,974	9/20/2000	6,296,008	10/2/2001	SWITCHOVER VALVE	Regular	United States	Victor Equipment Company	National	Issued
13386-20	4884-000015/US	541,935	6/18/1990	D329,971	10/6/1992	HAND TORCH	Design	United States	Victor Equipment Company	National	Issued
13386-21	4884-000017/US	29/165,969	8/20/2002	D476,539	7/1/2003	CUTTING TORCH HEAD	Design	United States	Victor Equipment Company	National	Issued
13386-22	4884-000018/US	08/052,491	4/23/1993	5,390,855	2/21/1995	PILOT IGNITER TORCH WITH CUTOFF PREHEAT VALVES	Regular	United States	Victor Equipment Company	National	Issued
13386-23	4884-000019/US	08/542,450	10/12/1995	5,704,589	1/6/1998	YOKE FOR MOUNTING ON A GAS TANK	Regular	United States	Victor Equipment Company	National	Issued
13386-24	4884-000020/US	08/101,702	8/3/1993	5,392,825	2/28/1995	PRESSURE REGULATOR WITH A FLASHBACK ARRESTOR	Regular	United States	Victor Equipment Company	National	Issued
13386-25	4884-000021/US	08/761,212	12/6/1996	RE35,726	2/10/1998	GAUGE BLOCK HAVING CHECK VALVE WITH ORIFICE	Reissue Patent	United States	Victor Equipment Company	National	Issued
13386-29	4884-000024/US	29/217,146	11/13/2004	D526,486	8/15/2006	EQUIPMENT CARRIER	Design	United States	Victor Equipment Company	National	Issued
13386-31	4884-000031/US	09/671,789	9/27/2000	6,364,161	4/2/2002	Oxygen conserver	Regular	United States	Victor Equipment Company	National	Issued
13386-32	4884-000032/US 4884-000032/US	29/112,202	10/12/1999	D442,277	5/15/2001	OXYGEN CONSERVING REGULATOR	Design	United States	Victor Equipment Company	National	Issued
13386-33	4884-000033/US	08/917,436	8/19/1997	5,881,725	3/16/1999	PNEUMATIC OXYGEN CONSERVER	Regular	United States	Victor Equipment Company	National	Issued
13386-34	4884-100005/MX	1994/001066	2/10/1994	200799	2/7/2001	TORCH WITH INTEGRAL FLASHBACK ARRESTORS AND CHECK VALVES	Regular	Mexico	Victor Equipment Company	National	Issued
13386-36	4884-100005/VE	1469-94	9/28/1994	56598	5/8/1998	TORCH WITH INTEGRAL FLASHBACK ARRESTORS AND CHECK VALVES	Regular	Venezuela	Victor Equipment Company	National	Issued
13386-37	4884-100005/ZA	94/0893	2/9/1994	94/0893	10/26/1994	TORCH WITH INTEGRAL FLASHBACK ARRESTORS AND CHECK VALVES	Regular	South Africa	Victor Equipment Company	National	Issued
13386-40	4884-100010/FR	843857	9/3/1984	843857	9/3/1984	MOTORIZED HAND TORCH	Design	France	Victor Equipment Company	National	Issued
13386-41	4884-1000112/CA	1,229,787	2/15/1985	1,229,787	12/1/1987	SPRING LOADED HEATING TORCH TIP	Regular	Canada	Victor Equipment Company	National	Issued
13386-42	4884-100013/CA	474,452	2/15/1985	1,233,392	3/1/1988	PRESSURE REGULATOR WITH FRICTION DAMPENER	Regular	Canada	Victor Equipment Company	National	Issued
13386-43	4884-100014/CA	465,516	10/16/1984	1,230,044	12/8/1987	MOTORIZED HAND TORCH	Regular	Canada	Victor Equipment Company	National	Issued
13386-44	4884-100016/CA	476,127	3/8/1985	1,224,945	8/4/1987	DUAL ORIFICE FLOW METER	Regular	Canada	Victor Equipment Company	National	Issued
13386-48		29/282,474	7/20/2007			PURGE TIP	Design	United States	Victor Equipment Company	National	Filed
13386-50	4884-000035/US	29/333,532	3/11/2009			GAS PRESSURE REGULATOR	Design	United States	Victor Equipment Company	National	Filed
13386-51	4884-000036/US	61/159,232	3/11/2009			COMPACT ROBUST GAS PRESSURE REGULATOR	Provisional Filing	United States	Victor Equipment Company	National	Filed

Docket Number	Client Ref No	Application Number	Application Date	Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13386-53	4884-000035/WO/POA	PCT/US2009/039779	4/7/2009			ADVANCED GAS TORCH	Regular	Patent Cooperation Treaty	Victor Equipment Company	Patent Cooperation Treaty	Filed
13386-54	4884-000035/US	12/419,686	4/7/2009			ADVANCED GAS TORCH	Regular	United States	Victor Equipment Company	National	Filed
13387-11	9873-000006/US	06/620,855	6/15/1984	4,544,827	10/1/1985	WELDING POWER CONDUCTOR ASSEMBLY	Regular	United States	Victor Equipment Company	National	Issued
13387-15	9873-000009/US	09/558,016	4/25/2000	6,399,917	6/4/2002	MIG WELDING TORCH RECONDITIONING APPARATUS	Regular	United States	Victor Equipment Company	National	Issued
13387-17	9873-000009/US/DVB	10/132,615	4/25/2002	6,621,051	9/16/2003	MIG WELDING TORCH RECONDITIONING APPARATUS	Regular	United States	Victor Equipment Company	National	Issued
13387-23	9873-000010/US	10/431,810	5/8/2003	6,847,009	1/25/2005	WELDING CONTACT TIP AND DIFFUSER	Regular	United States	Victor Equipment Company	National	Issued
13387-29	9873-000011/US	07/027,744	3/19/1987	4,864,099	9/5/1989	WATER COOLED SEMI-AUTOMATIC WELDING GUN	Regular	United States	Victor Equipment Company	National	Issued
13387-30	9873-000012/US	06/677,458	12/3/1984	4,573,665	3/4/1986	SELF-CONTAINED EXOTHERMIC CUTTING SYSTEM	Regular	United States	Victor Equipment Company	National	Issued
13387-37	9873-000015/US	06/815,433	12/31/1985	4,697,791	10/6/1987	EXOTHERMIC CUTTING ELECTRODE	Regular	United States	Victor Equipment Company	National	Issued
13387-5	9873-000002/US	08/002,613	1/11/1993	5,491,321	2/13/1996	WELDING GUN ASSEMBLY	Regular	United States	Victor Equipment Company	National	Issued
13387-50	9873-000032/US/01	11/761,159	6/11/2007			FLEXIBLE CONDUCTOR TUBE FOR A WELDING GUN	Regular	United States	Victor Equipment Company	National	Filed
13387-51	9873-000032/US/02	11/761,183	6/11/2007			REPOSITIONABLE ATTACHMENT DEVICE FOR WELDING GUN CONDUCTOR TUBES	Regular	United States	Victor Equipment Company	National	Filed
13387-6	9873-000003/US	07/332,570	3/31/1989	5,040,915	8/20/1991	BREAKAWAY MOUNT	Regular	United States	Victor Equipment Company	National	Issued
13387-63	9873-000016/US	07/058,977	6/8/1987	4,787,142	11/29/1988	EXOTHERMIC CUTTING ELECTRODE	Regular	United States	Victor Equipment Company	National	Issued
13387-64	9873-000017/US	07/253,969	10/5/1988	4,864,093	9/5/1989	EXOTHERMIC CUTTING ELECTRODE	Regular	United States	Victor Equipment Company	National	Issued
13387-65	9873-000019/US	08/121,304	9/14/1993	5,440,100	8/8/1995	TIPS AND DIFFUSERS FOR MIG WELDING GUNS	Regular	United States	Victor Equipment Company	National	Issued
13387-67	9873-000021/US	07/844,059	3/2/1992	5,221,826	6/22/1993	MIG TORCH RECONDITIONING APPARATUS	Regular	United States	Victor Equipment Company	National	Issued
13387-69	9873-000022/US	08/951,553	10/16/1997	5,916,465	6/29/1999	TORCH	Regular	United States	Victor Equipment Company	National	Issued
13387-70	9873-000023/US	08/843,228	4/14/1997	5,874,709	2/23/1999	STRAIN RELIEF ASSEMBLY FOR WELDING CABLE	Regular	United States	Victor Equipment Company	National	Issued
13387-78	9873-000025/US	29/076,234	9/5/1997	D403,216	12/29/1998	WELDING GUN HANDLE AND HOUSING	Design	United States	Victor Equipment Company	National	Issued
13387-89	9873-000008/US	06/850,965	4/11/1986	4,702,539	10/27/1987	CABLE CONNECTOR ASSEMBLY	Regular	United States	Victor Equipment Company	National	Issued
13387-9	9873-000005/US	07/843,322	2/26/1992	5,338.917	8/16/1994	ERGONOMIC WELDING GUN WITH QUICK DISCONNECT CABLE ASSEMBLY	Regular	United States	Victor Equipment Company	National	Issued
13388-8	9878-000007/US	11/451,068	6/12/2006			WIRE FEEDER WITH INTERCHANGEABLE ADAPTOR CARTIDGES	Regular	United States	Victor Equipment Company	National	Filed

Thermadyne — 13387

Docket Number	Client Ref No	Application Number	Application Date		Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13387-10	9873-100005/TW	81101509	3/5/1992		NI-65460	7/12/1994	ERGONOMIC WELDING GUN WITH QUICK DISCONNECT CABLE ASSEMBLY	Regular	Taiwan	Tweco Products, Inc.	National	Issued
13387-103	9873-000032/AU/01	2007257791	6/11/2007				FLEXIBLE CONDUCTOR TUBE FOR A WELDING GUN	Regular	Australia	Tweco Products, Inc.	Patent Cooperation Treaty	Filed
13387-104	9873-000032/CA/01	2654905	6/11/2007				FLEXIBLE CONDUCTOR TUBE FOR A WELDING GUN	Regular	Canada	Tweco Products, Inc.	Patent Cooperation Treaty	Filed
13387-105	9873-000032/EP/01	07798379.9	6/11/2007				FLEXIBLE CONDUCTOR TUBE FOR A WELDING GUN	Regular	European Patent Convention	Tweco Products, Inc.	PCT/EPC Application	Filed
13387-106	9873-000032/CA/02	2007257790	6/11/2007				REPOSITIONABLE ATTACHMENT DEVICE FOR WELDING GUN CONDUCTOR TUBES	Regular	Australia	Tweco Products, Inc.	Patent Cooperation Treaty	Filed
13387-107	9873-000032/CA/02	2654899	6/11/2007				REPOSITIONABLE ATTACHMENT DEVICE FOR WELDING GUN CONDUCTOR TUBES	Regular	Canada	Tweco Products, Inc.	Patent Cooperation Treaty	Filed
13387-108	9873-000032/CA/02	07784392.8	6/11/2007				REPOSITIONABLE ATTACHMENT DEVICE FOR WELDING GUN CONDUCTOR TUBES	Regular	European Patent Convention	Tweco Products, Inc.	PCT/EPC Application	Filed
13387-18	9873-10009/CA/01	2406695	4/25/2001		2406695	2/17/2009	IMPROVED MIG WELDING TORCH RECONDITIONING APPARATUS	Regular	Canada	Tweco Products, Inc.	Patent Cooperation Treaty	Issued
13387-33	9873-100014/GB	8525346	10/15/1985		2165790	12/2/1987	COATED EXOTHERMIC CUTTING ELECTRODE	Regular	Great Britain	Tweco Products, Inc.	National	Issued
13387-36	9873-1000014/SG	8890138.4	10/15/1985		26891	12/2/1987	COATED EXOTHERMIC CUTTING ELECTRODE	Regular	Singapore	Tweco Products, Inc.	National	Issued
13387-38	9873-100015/AU	67017/86	12/24/1986		571149	9/30/1988	EXOTHERMIC CUTTING ELECTRODE	Regular	Australia	Tweco Products, Inc.	National	Issued
13387-39	9873-100015/CA	526,292	12/24/1986		1275239	10/16/1990	EXOTHERMIC CUTTING ELECTRODE	Regular	Canada	Tweco Products, Inc.	National	Issued
13387-40	9873-100015/DE	86117987.7	12/23/1986	P	3685427.1	8/5/1987	EXOTHERMIC CUTTING ELECTRODE	Regular	Germany	Tweco Products, Inc.	European Patent Case	Issued
13387-41	9873-100015/FR	861179877	12/23/1986		0230650	8/5/1987	EXOTHERMIC CUTTING ELECTRODE	Regular	France	Tweco Products, Inc.	European Patent Case	Issued
13387-42	9873-100009/MX/01	PA/A/2002/010602	4/25/2001		237583	7/6/2006	IMPROVED MIG WELDING TORCH RECONDITIONING APPARATUS	Regular	Mexico	Tweco Products, Inc.	Patent Cooperation Treaty	Issued
13387-43	9873-100009/MX/02	PA/A/2006/000076	1/5/2006		249516	9/25/2007	IMPROVED MIG WELDING TORCH RECONDITIONING APPARATUS	Regular	Mexico	Tweco Products, Inc.	Patent Cooperation Treaty	Issued
13387-44	9873-100009/MX/03	PA/A/2006/012234	10/23/2006		250684	10/23/2007	IMPROVED MIG WELDING TORCH RECONDITIONING APPARATUS	Regular	Mexico	Tweco Products, Inc.	Patent Cooperation Treaty	Issued
13387-45	9873-100009/MX/04	PA/A/2006/012235	10/23/2006		250685	10/23/2007	IMPROVED MIG WELDING TORCH RECONDITIONING APPARATUS	Regular	Mexico	Tweco Products, Inc.	Patent Cooperation Treaty	Issued
13387-46	9873-100010/DE/01	03728773.7	5/8/2003		60307822.2	8/23/2006	WELDING CONTACT TIP AND DIFFUSER	Regular	Germany	Tweco Products, Inc.	PCT/EPC Application	Issued
13387-47	9873-100010/EP/01	03728773.7	5/8/2003		1503878	8/23/2006	WELDING CONTACT TIP AND DIFFUSER	Regular	European Patent Convention	Tweco Products, Inc.	PCT/EPC Application	Issued
13387-48	9873-100010/GB/01	03728773.7	5/8/2003		1503878	8/23/2006	WELDING CONTACT TIP DIFFUSER	Regular	Great Britain	Tweco Products, Inc.	PCT/EPC Application	Issued
13387-49	9873-100010/IT/01	03728773.7	5/8/2003		1503878	8/23/2006	WELDING CONTACT TIP AND DIFFUSER	Regular	Italy	Tweco Products, Inc.	PCT/EPC Application	Issued
13387-54	9873-100032/TW/01	96120986	6/11/2007				FLEXIBLE CONDUCTOR TUBE FOR A WELDING GUN	Regular	Taiwan	Tweco Products, Inc.	National	Filed
13387-55	9873-100032/TW/02	96120988	6/11/2007				REPOSITIONABLE ATTACHMENT DEVICE FOR WELDING GUN CONDUCTOR TUBES	Regular	Taiwan	Tweco Products, Inc.	National	Filed
13387-56	9873-100015/GB	861179877	12/23/1986		0230650	8/5/1987	EXOTHERMIC CUTTING ELECTRODE	Regular	Great Britain	Tweco Products, Inc.	European Patent Case	Issued
13387-57	9873-100015/IT	861179877	12/23/1986		0230650	12/23/1986	EXOTHERMIC CUTTING ELECTRODE	Regular	Italy	Tweco Products, Inc.	National	Issued

Docket Number	Client Ref No	Application Number	Application Date	Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13387-58	9873-100015/JP	30898486	12/26/1986	1638915	1/31/1992	EXOTHERMIC CUTTING ELECTRODE AND THE PROCESS FOR FORMING SAME	Regular	Japan	Tweco Products, Inc.	National	Issued
13387-59	9873-100015/MX	164287	12/18/1986	164287	7/30/1992	EXOTHERMIC CUTTING ELECTRODE	Regular	Mexico	Tweco Products, Inc.	National	Issued
13387-60	9873-100015/SG	9791109-3	12/23/1986	9791109.3	4/28/1997	EXOTHERMIC CUTTING ELECTRODE	Regular	Singapore	Tweco Products, Inc.	National	Issued
13387-61	9873-100015/TW	75105711	12/2/1986	75105711	8/16/1987	EXOTHERMIC CUTTING ELECTRODE	Regular	Taiwan	Tweco Products, Inc.	National	Issued
13387-62	9873-100015/ZA	86/9731	12/29/1986	86/9731	8/31/1988	EXOTHERMIC CUTTING ELECTRODE	Regular	South Africa	Tweco Products, Inc.	National	Issued
13387-66	9873-100019/TW	84203588	9/14/1993	UM-131027	3/27/1998	TIPS AND DIFFUSERS FOR MIG WELDING GUNS	Utility Model	Taiwan	Tweco Products, Inc.	National	Issued
13387-68	9873-100021/CA	2037489	3/4/1991	2037489	6/30/1998	MIG WELDING TORCH RECONDITIONING APPARATUS	Regular	Canada	Tweco Products, Inc.	National	Issued
13387-73	9873-100023/CA/01	2256524	3/4/1998	2256524	8/16/2005	STRAIN RELIEF ASSEMBLY FOR WELDING CABLE	Regular	Canada	Tweco Products, Inc.	Patent Cooperation Treaty	Issued
13387-75	9873-100023/MX/01	9810610	3/4/1998	212395	1/7/2003	STRAIN RELIEF ASSEMBLY FOR WELDING CABLE	Regular	Mexico	Tweco Products, Inc.	Patent Cooperation Treaty	Issued
13387-76	9873-100023/SG/01	9805759-9	3/4/1998	60595	1/16/2001	STRAIN RELIEF ASSEMBLY FOR WELDING CABLE	Regular	Singapore	Tweco Products, Inc.	Patent Cooperation Treaty	Issued
13387-79	9873-100025/AU	459/1998	2/20/1998	134592	8/4/1998	WELDING GUN HANDLE AND HOUSING	Design	Australia	Tweco Products, Inc.	National	Issued
13387-8	9873-100004/CA	516839	8/26/1986	1298376	3/31/1992	CABLE CONNECTOR ASSEMBLY	Regular	Canada	Tweco Products, Inc.	National	Issued
13387-80	9873-100025/CA	1998-0530	3/4/1998	85164	11/13/1998	WELDING GUN	Design	Canada	Tweco Products, Inc.	National	Issued
13387-81	9873-100025/GB	2072841	2/26/1998	2072841	8/4/1998	WELDING GUN HANDLE AND HOUSING	Design	Great Britain	Tweco Products, Inc.	National	Issued
13387-82	9873-100025/MX	980174	3/4/1998	10974	12/15/1999	WELDING GUN HANDLE AND HOUSING	Design	Mexico	Tweco Products, Inc.	National	Issued
13387-83	9873-100025/NZ	29157	3/5/1998	29157	5/27/1998	WELDING GUN HANDLE AND HOUSING	Design	New Zealand	Tweco Products, Inc.	National	Issued
13387-86	9873-100027/FR	833805	10/19/1983	833805	10/19/1983	ELECTRODE DRIVE AND NOZZLE SYSTEM FOR AN AUTOMATIC AIR CARBON -ARC CUTTING AND GOUGING TORCH	Design	France	Tweco Products, Inc.	National	Issued

NOTE:	each of the patents set forth above are owned by Victor Equipment Company as a result of the merger of Tweco Products, Inc. with and into Victor Equipment Company. The public records do not currently reflect such ownership. With respect to US patents, title updates are in progress. With respect to non-US patents, Holdings has no current plans to revise the public records to reflect such change in ownership.

Thermadyne — 13389

Docket Number	Client Ref No	Application Number	Application Date	Patent Number	Issue Date	Title	Case Type Description	Country Name	Client Name	Filing Type Description	Status Description
13389-10	4798-100010/GB/02	2082252	9/2/1998	2082252	5/5/1999	LIGHT SHIELDING HELMET	Design	Great Britain	Cigweld Pty. Ltd.	National	Issued
13389-11	4798-100010/MX	980886	9/11/1998	12060	12/18/2000	LIGHT SHEILDING HELMET	Design	Mexico	Cigweld Pty. Ltd.	National	Issued
13389-12	4798-100011/FR	890793	2/3/1989	890793	2/1/1990	GAS REGULATOR	Design	France	Cigweld Pty. Ltd.	National	Issued
13389-15	4798-100012/AU	59450/00	9/15/2000	750779	9/15/2000	REGULATOR SAFTEY SYSTEM	Regular	Australia	Cigweld Pty. Ltd.	National	Issued
13389-19	4789-100015/AU/02	2002300152	7/8/2002	2002300152	9/14/2006	FITTING FOR A CONNECTOR	Regular	Australia	Cigweld Pty. Ltd.	Patent Cooperation Treaty	Issued
13389-7	4798-100010/AU	2679/1998	9/1/1998	139878	2/22/2000	A LIGHT SHIELDING HELMET	Design	Australia	Cigweld Pty. Ltd.	National	Issued
13389-8	4798-100010/CA	1998-2204	9/10/1998	88568	1/28/2000	LIGHT SHIELDING HELMET	Design	Canada	Cigweld Pty. Ltd.	National	Issued
13389-9	4798-100010/GB/01	2077275	9/2/1998	2077275	5/5/1999	LIGHT SHEILDING HELMET SHELL AND HELMET	Design	Great Britain	Cigweld Pty. Ltd.	National	Issued
13389-5	4798-000010/US	29/085,019	3/13/1998	D419,727	1/25/2000	LIGHT SHIELDING HELMET	Design	United States	Cigweld Pty. Ltd.	National	Issued
13389-6	4798-000013/US	09/180,539	3/13/1998	6,185,739	2/13/2001	LIGHT SHIELDING HELMET SYSTEM	Regular	United States	Cigweld Pty. Ltd.	Patent Cooperation Treaty	Issued

EXECUTION VERSION
THERMADYNE
TRADEMARK SCHEDULE

							Next
			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Cigweld Pty Ltd	AIR-VIVA	163148	163148	Registered	Australia	21-Oct-1960	21-Oct-2009
Cigweld Pty Ltd	ALLOYCRAFT	97/08164	97008164	Registered	Malaysia	30-Aug-2001	18-Jun-2014
Cigweld Pty Ltd	ARC MASTER	5041272	5041272	Registered	European Community	12-Apr-2007	04-Apr-2016
Cigweld Pty Ltd	ARCMASTER	288240	288240	Registered	Australia	23-Jun-1975	23-Jun-2016
Cigweld Pty Ltd	ARCMASTER	294828	294828	Registered	Australia	04-Mar-1976	04-Mar-2017
Cigweld Pty Ltd	AUSTEX	105505	105505	Registered	Australia	28-Feb-1951	28-Feb-2017
Cigweld Pty Ltd	AUTOCOR	734135	734135	Registered	Australia	08-May-1997	08-May-2017
Cigweld Pty Ltd	AUTOCRAFT	209630	209630	Registered	Australia	17-Apr-1967	17-Apr-2012
Cigweld Pty Ltd	AUTOPAK	294829	294829	Registered	Australia	04-Mar-1976	04-Mar-2017
Cigweld Pty Ltd	CASTCRAFT	94489	94489	Registered	Australia	11-Mar-1948	11-Mar-2014
Cigweld Pty Ltd	CHROMEBRIGHT	710813	710813	Registered	Australia	14-Jun-1996	14-Jun-2016
Cigweld Pty Ltd	CIGWELD	94/08588	94008588	Registered	Malaysia	27-Feb-2007	21-Sep-2011
Cigweld Pty Ltd	CIGWELD	94/04768	94/04768	Registered	Malaysia	08-Mar-1996	14-Jun-2011
Cigweld Pty Ltd	CIGWELD	94/04769	94/04769	Registered	Malaysia	15-Aug-1997	14-Jun-2011
Cigweld Pty Ltd	CLIPPER	477978	477978	Inactive	Australia	08-Dec-1987	08-Dec-2008
Cigweld Pty Ltd	COBALARC	48140	48140	Registered	New Zealand	29-Aug-1950	19-Jul-2012
Cigweld Pty Ltd	COBALARC	72/274495	853222	Registered	United States of America	23-Jul-1968	23-Jul-2018
Cigweld Pty Ltd	COLT	208683	208683	Registered	Australia	13-Mar-1967	13-Mar-2012
Cigweld Pty Ltd	COLT	115018	115018	Registered	New Zealand	23-Mar-1979	18-Mar-2011
Cigweld Pty Ltd	COMCOAT	206037	206037	Registered	Australia	08-Nov-1966	08-Nov-2011
Cigweld Pty Ltd	COMET	132102	132102	Registered	Australia	13-May-1957	13-May-2019
Cigweld Pty Ltd	COMET	252319	252319	Registered	Australia	13-May-1957	13-May-2019
Cigweld Pty Ltd	COMET	252320	252320	Registered	Australia	13-May-1957	13-May-2019
Cigweld Pty Ltd	COMET	60715	60715	Registered	New Zealand	09-Oct-1957	13-May-2016
Cigweld Pty Ltd	COMET	63280	63280	Registered	New Zealand	01-Sep-1959	16-Jan-2018
Cigweld Pty Ltd	COMWELD	69761	69761	Registered	Australia	24-Feb-1937	24-Feb-2017
Cigweld Pty Ltd	COMWELD	70726	70726	Registered	Australia	30-Jul-1937	30-Jul-2017
Cigweld Pty Ltd	COMWELD	106635	106635	Registered	New Zealand	03-Sep-1975	10-Dec-2018
Cigweld Pty Ltd	EZI-FLOW	542277	542277	Registered	Australia	18-Sep-1990	18-Sep-2017
Cigweld Pty Ltd	HANDISPOOL	746788	746788	Registered	Australia	17-Oct-1997	17-Oct-2017
Cigweld Pty Ltd	MIDOGAS	189834	189834	Registered	Australia	04-Sep-1964	04-Sep-2009
Cigweld Pty Ltd	MULTE-FLOW	789829	789829	Registered	Australia	30-Mar-1999	30-Mar-2019

							Next
			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Cigweld Pty Ltd	OXY-VIVA	154078	154078	Registered	Australia	28-May-1959	28-May-2018
Cigweld Pty Ltd	OXY-VIVA	203701	203701	Registered	New Zealand	15-Jul-1994	30-Jul-2011
Cigweld Pty Ltd	RIPPER	477979	477979	Inactive	Australia	08-Dec-1987	08-Dec-2008
Cigweld Pty Ltd	R-VIVA	785312	785312	Inactive	Australia	11-Feb-1999	11-Feb-2009
Cigweld Pty Ltd	SABRE	339281	339281	Registered	Australia	24-Oct-1979	24-Oct-2010
Cigweld Pty Ltd	SATINARC	68626	68626	Registered	New Zealand	21-Sep-1964	04-May-2010
Cigweld Pty Ltd	SMOOTHCRAFT	769268	769268	Registered	Australia	03-Aug-1998	03-Aug-2018
Cigweld Pty Ltd	SPEEDEX	310305	310305	Registered	New Zealand	20-Dec-1999	17-Dec-2015
Cigweld Pty Ltd	SPITFIRE	317158	317158	Lapsed	Australia	11-Apr-1978	11-Apr-2009
Cigweld Pty Ltd	STEALTH	1134967	1134967	Registered	Australia	30-Apr-2007	12-Sep-2016
Cigweld Pty Ltd	TEMALI (Chinese Translation for THERMADYNE)	4210782	4210782	Registered	China (Peoples Republic)	28-Mar-2007	27-Mar-2017
Cigweld Pty Ltd	THERMADYNE SA	2006/23680		Pending	South Africa
Cigweld Pty Ltd	TRANSARC	68627	68627	Registered	New Zealand	21-Sep-1964	04-May-2010
Cigweld Pty Ltd	TRANSMATIC	253819	253819	Registered	Australia	22-Nov-1971	22-Nov-2016
Cigweld Pty Ltd	TRANSMIG	118755	118755	Registered	New Zealand	11-Apr-1983	04-Mar-2012
Cigweld Pty Ltd	TRANSPAK	118757	118757	Registered	New Zealand	20-Aug-1981	04-Mar-2012
Cigweld Pty Ltd	TRANSTIG	253825	253825	Registered	Australia	22-Nov-1971	22-Nov-2016
Cigweld Pty Ltd	TRANSTIG	118756	118756	Registered	New Zealand	11-Apr-1983	04-Mar-2012
Cigweld Pty Ltd	TWIN-O-VAC	162827	162827	Registered	Australia	06-Oct-1960	06-Oct-2009
Cigweld Pty Ltd	TWIN-O-VAC	73/075452	1046295	Registered	United States of America	17-Aug-1976	17-Aug-2016
Cigweld Pty Ltd	WES	488533	488533	Lapsed	Australia	07-Jun-1988	07-Jun-2009
Cigweld Pty Ltd.	ARCMASTER	213141	213141	Registered	Australia	01-Sep-1967	01-Sep-2012
Cigweld Pty Ltd.	CIGWELD	514142	514142	Registered	Australia	18-Aug-1992	03-Jul-2016
Cigweld Pty Ltd.	CIGWELD	514189	514189	Registered	Australia	10-Sep-1992	03-Jul-2016
Cigweld Pty Ltd.	CIGWELD	514190	514190	Registered	Australia	18-Aug-1992	03-Jul-2016
Cigweld Pty Ltd.	CIGWELD	10791	340130	Registered	Indonesia	30-Jan-1997	16-Jun-2014
Cigweld Pty Ltd.	CIGWELD	7754/94	341056	Registered	Indonesia	11-Jan-1997	04-May-2014
Cigweld Pty Ltd.	COBALARC	92133	92133	Registered	Australia	29-Jul-1947	29-Jul-2013
Cigweld Pty Ltd.	COMWELD	69747	69747	Registered	Australia	22-Feb-1937	22-Feb-2017
Cigweld Pty Ltd.	COMWELD MEDICAL and Design	D002006012118	IDM000155310	Pending	Indonesia	19-Apr-2006	19-Apr-2016
Cigweld Pty Ltd.	COMWELD MEDICAL and Design	2006/05580		Pending	Malaysia
Cigweld Pty Ltd.	COMWELD MEDICAL and Design	744999	744999	Registered	New Zealand	21-Sep-2006	21-Mar-2016
Cigweld Pty Ltd.	CUTSKILL	1128926	1128926	Registered	Australia	26-Mar-2007	10-Aug-2016
Cigweld Pty Ltd.	FLUXCOR	756026	756026	Registered	Australia	26-Feb-1998	26-Feb-2018

2

							Next
			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Cigweld Pty Ltd.	FLUXCOR	7736	IDM000108677	Registered	Indonesia	25-Jan-1997	02-Jun-2014
Cigweld Pty Ltd.	HIDEROK	454943	454943	Registered	Australia	06-Nov-1986	06-Nov-2017
Cigweld Pty Ltd.	PIPEMATE	389615	389615	Registered	Australia	06-Apr-1983	06-Apr-2014
Cigweld Pty Ltd.	PLATEMATE	389616	389616	Registered	Australia	06-Apr-1983	06-Apr-2014
Cigweld Pty Ltd.	SATIN-COR	361956	361956	Registered	Australia	26-Jun-1981	26-Jun-2012
Cigweld Pty Ltd.	SHIELD-COR	358203	358203	Registered	Australia	25-Mar-1981	25-Mar-2012
Cigweld Pty Ltd.	SMOOTHCRAFT		506039	Registered	Indonesia	19-Jan-1991	19-Jan-2011
Cigweld Pty Ltd.	SUPRE-COR	347034	347034	Registered	Australia	09-Jun-1980	09-Jun-2011
Cigweld Pty Ltd.	TENSI-COR	368466	368466	Registered	Australia	23-Nov-1981	23-Nov-2012
Cigweld Pty Ltd.	TRANSMIG	7753/94	339398	Registered	Indonesia	23-Jan-1997	04-May-2014
Cigweld Pty Ltd.	TRANSPLASMA	477818	477818	Inactive	Australia	04-Dec-1987	04-Dec-2008
Cigweld Pty Ltd.	VERTICOR	5020989		Pending	Malaysia		13-Dec-15
Cigweld Pty Ltd.	VERTI-COR	344082	344082	Registered	Australia	19-Mar-1980	19-Mar-2011
Cigweld Pty. Ltd.	AIRMATE	1276321		Published	Australia
Cigweld Pty. Ltd.	AIR-VIVA		67/0029	Registered	South Africa	03-Jan-1967	03-Jan-2017
Cigweld Pty. Ltd.	ALLOYCRAFT		188140	Registered	Australia	08-Jun-1964	08-Jun-2019
Cigweld Pty. Ltd.	ALLOYCRAFT	815125	TMA 478469	Registered	Canada	14-Jul-1997	14-Jul-2012
Cigweld Pty. Ltd.	ALLOYCRAFT	97/17329	97017329	Registered	Malaysia	15-Jun-2001	28-Nov-2014
Cigweld Pty. Ltd.	ARCRAFT		M / 072747	Registered	Malaya	24-Jul-1979	27-Aug-2011
Cigweld Pty. Ltd.	ARCRAFT	20658	SAB/020658	Registered	Sabah	20-Mar-1985	17-Sep-2011
Cigweld Pty. Ltd.	ARCRAFT	15926	SAR/15926	Registered	Sarawak (Old Code)	13-Jan-1978	28-Sep-2011
Cigweld Pty. Ltd.	AUTOCRAFT	97/07030	97007030	Registered	Malaysia	18-Jul-2002	29-May-2014
Cigweld Pty. Ltd.	BOROCHROME	1276323		Published	Australia
Cigweld Pty. Ltd.	BRONZECRAFT	1276324		Published	Australia
Cigweld Pty. Ltd.	CIGWELD	428785	428785	Registered	Australia	15-Jun-1989	24-Jun-2016
Cigweld Pty. Ltd.	CIGWELD	821464787	821464787	Registered	Brazil	12-Sep-2006	12-Sep-2016
Cigweld Pty. Ltd.	CIGWELD	464914	566698	Registered	Chile	26-Apr-2000	26-Apr-2010
Cigweld Pty. Ltd.	CIGWELD	94059082	868653	Renewed	China (Peoples Republic)	07-Sep-1996	06-Sep-2016
Cigweld Pty. Ltd.	CIGWELD	94042751	820564	Registered	China (Peoples Republic)	07-Mar-1996	06-Mar-2016
Cigweld Pty. Ltd.	CIGWELD	94042752	838508	Registered	China (Peoples Republic)	14-May-1996	13-May-2016
Cigweld Pty. Ltd.	CIGWELD	94 03820	1996 01131	Registered	Hong Kong	05-Feb-1996	08-Apr-2015
Cigweld Pty. Ltd.	CIGWELD	94 03818	1996/01130	Registered	Hong Kong	05-Feb-1996	08-Apr-2015
Cigweld Pty. Ltd.	CIGWELD	6079/94	1996 02508	Registered	Hong Kong	21-Mar-1996	01-Jun-2015
Cigweld Pty. Ltd.	CIGWELD	7755/94	339399	Registered	Indonesia	07-Jan-1997	04-May-2014

3

							Next
			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Cigweld Pty. Ltd.	CIGWELD	1994-0023209	328705	Registered	Korea, Republic of	08-Dec-1995	08-Dec-2015
Cigweld Pty. Ltd.	CIGWELD	1994-0023210	323233	Registered	Korea, Republic of	02-Oct-1995	02-Oct-2015
Cigweld Pty. Ltd.	CIGWELD	194436	194436	Registered	New Zealand	27-Aug-1996	04-Jul-2010
Cigweld Pty. Ltd.	CIGWELD	194437	194437	Registered	New Zealand	27-Aug-1996	04-Jul-2010
Cigweld Pty. Ltd.	CIGWELD	194438	194438	Registered	New Zealand	27-Aug-1996	04-Jul-2010
Cigweld Pty. Ltd.	CIGWELD	194439	194439	Registered	New Zealand	25-Sep-1996	04-Jul-2010
Cigweld Pty. Ltd.	CIGWELD	2796/94	T94/02796D	Registered	Singapore	07-Apr-1994	07-Apr-2014
Cigweld Pty. Ltd.	CIGWELD	2797/94	T 97/02797 B	Registered	Singapore	07-Apr-1994	07-Apr-2014
Cigweld Pty. Ltd.	CIGWELD	4201/94	T94/04201 G	Registered	Singapore	27-May-1994	27-May-2014
Cigweld Pty. Ltd.	CIGWELD	70037	70037	Registered	Sri Lanka	30-Sep-1996	21-Apr-2014
Cigweld Pty. Ltd.	CIGWELD	70035	70035	Registered	Sri Lanka	21-Oct-1997	21-Apr-2014
Cigweld Pty. Ltd.	CIGWELD	70656	70656	Registered	Sri Lanka	30-Sep-1996	16-Jun-2014
Cigweld Pty. Ltd.	CIGWELD	83-042600	672380	Registered	Taiwan	01-Mar-1995	28-Feb-2015
Cigweld Pty. Ltd.	CIGWELD	83-042598	676579	Registered	Taiwan	01-Apr-1995	31-Mar-2015
Cigweld Pty. Ltd.	CIGWELD	272206	TM 28343	Registered	Thailand	25-Apr-1995	13-Sep-2014
Cigweld Pty. Ltd.	CIGWELD	272207	TM 34389	Registered	Thailand	18-Sep-1995	13-Sep-2014
Cigweld Pty. Ltd.	CIGWELD	272208	TM 38440	Registered	Thailand	28-Nov-1995	13-Sep-2014
Cigweld Pty. Ltd.	CIGWELD and Design	512557	512557	Registered	Australia	18-Aug-1992	09-Jun-2016
Cigweld Pty. Ltd.	CIGWELD and Design	512556	512556	Registered	Australia	18-Aug-1992	09-Jun-2016
Cigweld Pty. Ltd.	CIGWELD and Design	512555	512555	Registered	Australia	18-Aug-1992	09-Jun-2016
Cigweld Pty. Ltd.	CIGWELD and Design	512554	512554	Registered	Australia	18-Aug-1992	09-Jun-2016
Cigweld Pty. Ltd.	CIGWELD and Design	512553	512553	Registered	Australia	18-Aug-1992	09-Jun-2016
Cigweld Pty. Ltd.	CIGWELD and Design	512552	512552	Registered	Australia	18-Aug-1992	09-Jun-2016
Cigweld Pty. Ltd.	COBALARC	2008/08805		Pending
Cigweld Pty. Ltd.	COBALARC	251012	TMA 117682	Registered	Canada	22-Apr-1960	22-Apr-2020
Cigweld Pty. Ltd.	COBALARC	1960 0002	19600412	Registered	Hong Kong	02-Jan-1960	02-Jan-2019
Cigweld Pty. Ltd.	COBALARC	151795	488432	Registered	Indonesia	16-Dec-1991	16-Dec-2011
Cigweld Pty. Ltd.	COBALARC	14425	14425	Registered	Iraq	09-Oct-1966	09-Oct-2011
Cigweld Pty. Ltd.	COBALARC		9551	Inactive	Kenya	01-Dec-1960	18-Jan-2009
Cigweld Pty. Ltd.	COBALARC		50/60	Inactive	Malawi	15-Jan-1960	15-Jan-2009
Cigweld Pty. Ltd.	COBALARC		32037	Registered	Pakistan	02-Jan-1960	02-Jan-2012
Cigweld Pty. Ltd.	COBALARC	26131	Sab 26131	Registered	Sabah	19-May-1980	19-May-2011
Cigweld Pty. Ltd.	COBALARC	21375	Sar 21375	Registered	Sarawak (Old Code)	16-May-1980	16-May-2011
Cigweld Pty. Ltd.	COBALARC		T6232007J	Registered	Singapore	27-Dec-1962	27-Dec-2017
Cigweld Pty. Ltd.	COBALARC		20825	Registered	Sri Lanka	29-Jan-1974	15-Jan-2018
Cigweld Pty. Ltd.	COBALARC	422254	TM 116529	Registered	Thailand	04-Aug-2000	26-Jun-2010

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Cigweld Pty. Ltd.	COBALARC		50/60	Inactive	Zambia	15-Jan-1960	15-Jan-2009
Cigweld Pty. Ltd.	COLT		9607	Registered	Fiji	17-Mar-1976	30-Apr-2017
Cigweld Pty. Ltd.	COLT	6148/87	87006148	Registered	Malaysia	18-Oct-1995	28-Dec-2018
Cigweld Pty. Ltd.	COMET		9606	Registered	Fiji	17-Mar-1976	30-Apr-2017
Cigweld Pty. Ltd.	COMET	1987 6393	1989 1538	Registered	Hong Kong	18-Dec-1987	18-Dec-2018
Cigweld Pty. Ltd.	COMET		417503	Registered	Indonesia	27-Sep-1988	27-Sep-2018
Cigweld Pty. Ltd.	COMET	6628	7881	Registered	Philippines	03-Dec-1959	03-Dec-2009
Cigweld Pty. Ltd.	COMET	6207/87	T87/06207E	Registered	Singapore	23-Dec-1987	23-Dec-2014
Cigweld Pty. Ltd.	COMET	281133	KOR 26871	Registered	Thailand	06-Jun-1977	26-May-2015
Cigweld Pty. Ltd.	COMWELD		9605	Registered	Fiji	26-Jun-1978	30-Apr-2017
Cigweld Pty. Ltd.	COMWELD	1987 6394	1989 3857	Inactive	Hong Kong	18-Dec-1989	18-Dec-2008
Cigweld Pty. Ltd.	COMWELD MEDICAL and Design	1106759	1106759	Registered	Australia	29-Nov-2006	22-Mar-2016
Cigweld Pty. Ltd.	FERROCRAFT		136635	Registered	Australia	18-Apr-1958	18-Apr-2010
Cigweld Pty. Ltd.	FERROCRAFT	815127	TMA 478673	Registered	Canada	17-Jul-1997	17-Jul-2012
Cigweld Pty. Ltd.	FERROCRAFT	1980 1538	1983 B 1191	Registered	Hong Kong	20-Jun-1980	20-Jun-2015
Cigweld Pty. Ltd.	FERROCRAFT	151794	488148	Registered	Indonesia	16-Dec-1991	16-Dec-2011
Cigweld Pty. Ltd.	FERROCRAFT	86441	M/86441	Registered	Malaysia	19-May-1980	19-May-2011
Cigweld Pty. Ltd.	FERROCRAFT	26132	Sab 26132	Registered	Sabah	19-May-1980	19-May-2011
Cigweld Pty. Ltd.	FERROCRAFT	21376	Sar 21376	Registered	Sarawak (Old Code)	16-May-1980	16-May-2011
Cigweld Pty. Ltd.	FERROCRAFT		T80/02042C	Registered	Singapore	14-May-1980	14-May-2011
Cigweld Pty. Ltd.	FERROCRAFT	422257	TM 116532	Registered	Thailand	04-Aug-2000	26-Jun-2010
Cigweld Pty. Ltd.	FLUXCOR	94038318	810598	Registered	China (Peoples Republic)	28-Jan-1996	27-Jan-2016
Cigweld Pty. Ltd.	FLUXCOR	04659 / 1994	B 03643 / 1996	Registered	Hong Kong	23-Apr-1996	04-Nov-2014
Cigweld Pty. Ltd.	FLUXCOR	94/04217	94/04217	Registered	Malaysia	15-Oct-1996	27-May-2011
Cigweld Pty. Ltd.	FLUXCOR	3449/94	T94/03449 I	Registered	Singapore	29-Apr-1994	29-Apr-2014
Cigweld Pty. Ltd.	GP6012	1275722		Pending	Australia		03-Dec-2018
Cigweld Pty. Ltd.	HARDCRAFT	151854	488431	Registered	Indonesia	16-Dec-1991	16-Dec-2011
Cigweld Pty. Ltd.	HARDCRAFT		S/020659	Registered	Sabah	18-May-1983	17-Sep-2011
Cigweld Pty. Ltd.	HARDCRAFT	15927	Sar 15927	Registered	Sarawak (Old Code)	10-Jun-1977	28-Sep-2011
Cigweld Pty. Ltd.	HARDCRAFT	422255	TM 116513	Registered	Thailand	04-Aug-2000	26-Jun-2010
Cigweld Pty. Ltd.	HIDEROK	97/17330	97017330	Registered	Malaysia	30-May-2001	28-Nov-2014
Cigweld Pty. Ltd.	IRONEX	781189	781189	Inactive	Australia	06-Aug-1999	17-Dec-2008
Cigweld Pty. Ltd.	iWELD	1289651			Australia
Cigweld Pty. Ltd.	METALCOR	97/07032	97007032	Registered	Malaysia	18-Jul-2002	29-May-2014
Cigweld Pty. Ltd.	METAL-COR	1276322		Published	Australia

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Cigweld Pty. Ltd.	Miscellaneous Design (VERTICAL STRIPE UNDER SHINING STAR AMONGST OTHER STARS)		810173	Registered	Australia	01-Dec-2000	13-Oct-2009
Cigweld Pty. Ltd.	Miscellaneous Design (VERTICAL STRIPE UNDER SHINING STAR AMONGST OTHER STARS)		611453	Registered	New Zealand	29-Mar-2000	13-Oct-2016
Cigweld Pty. Ltd.	MUREX	781190	781190	Registered	Australia	15-Oct-1999	17-Dec-2018
Cigweld Pty. Ltd.	NICORE	1276320		Published	Australia
Cigweld Pty. Ltd.	PIPECRAFT		117443	Registered	Australia	22-Feb-1954	22-Feb-2016
Cigweld Pty. Ltd.	SATINARC		136634	Registered	Australia	18-Apr-1958	18-Apr-2010
Cigweld Pty. Ltd.	SATINCRAFT	702993	702993	Registered	Australia	11-Jun-1997	22-Feb-2016
Cigweld Pty. Ltd.	SATINCROME	1276319		Published	Australia
Cigweld Pty. Ltd.	SMOOTHCRAFT	79574	79574	Registered	Malaya	12-Aug-1978	12-Aug-2009
Cigweld Pty. Ltd.	SMOOTHCRAFT	97/017331	97017331	Published	Malaysia	28-Nov-1997	28-Nov-2014
Cigweld Pty. Ltd.	SMOOTHCRAFT	M/079574	M/079574	Registered	Malaysia	12-Aug-1978	12-Aug-2009
Cigweld Pty. Ltd.	SMOOTHCRAFT	23229	23229	Registered	Sabah	12-Aug-1978	12-Aug-2009
Cigweld Pty. Ltd.	SMOOTHCRAFT	18476	18476	Registered	Sarawak (Old Code)	10-Aug-1978	10-Aug-2009
Cigweld Pty. Ltd.	SMOOTHCRAFT	362479	Kor 77584	Registered	Thailand	22-Aug-1978	21-Aug-2018
Cigweld Pty. Ltd.	SPEEDEX	781188	781188	Registered	Australia	19-Nov-1999	17-Dec-2018
Cigweld Pty. Ltd.	TEMALI (Chinese Translation for THERMADYNE)	4210780	4210780	Registered	China (Peoples Republic)	28-Mar-2007	27-Mar-2017
Cigweld Pty. Ltd.	TOOLCRAFT		117445	Registered	Australia	22-Feb-1954	22-Feb-2016
Cigweld Pty. Ltd.	TRANSARC		137328	Registered	Australia	04-Jun-1958	04-Jun-2010
Cigweld Pty. Ltd.	TRANSMIG	191027	191027	Registered	Australia	31-Mar-1966	29-Oct-2009
Cigweld Pty. Ltd.	TRANSMIG	94042750	834737	Registered	China (Peoples Republic)	28-Apr-1996	27-Apr-2016
Cigweld Pty. Ltd.	TRANSMIG		9489	Registered	Fiji	13-Aug-1977	03-Mar-2017
Cigweld Pty. Ltd.	TRANSMIG	94 03819	1995 07340	Registered	Hong Kong	31-Aug-1995	08-Apr-2015
Cigweld Pty. Ltd.	TRANSMIG	1994-0023211	323234	Registered	Korea, Republic of	02-Oct-1995	02-Oct-2015
Cigweld Pty. Ltd.	TRANSMIG	94/04767	94/04767	Registered	Malaysia	26-Feb-1998	14-Jun-2011
Cigweld Pty. Ltd.	TRANSMIG	2798/94	T94/02798J	Registered	Singapore	07-Apr-1994	07-Apr-2014
Cigweld Pty. Ltd.	TRANSMIG	70036	70036	Registered	Sri Lanka	26-Jun-1996	21-Apr-2014
Cigweld Pty. Ltd.	TRANSMIG	83-042599	676580	Registered	Taiwan	01-Apr-1995	31-Mar-2015
Cigweld Pty. Ltd.	TRANSMIG	272209	TM 41280	Registered	Thailand	07-Feb-1996	13-Sep-2014
Cigweld Pty. Ltd.	TRANSTIG	97/17327	97017327	Registered	Malaysia	14-Jun-2001	28-Nov-2014
Cigweld Pty. Ltd.	TURBOTORCH	702992	702992	Registered	Australia	11-Jun-1997	22-Feb-2016
Cigweld Pty. Ltd.	TWINCOAT	1289650		Pending	Australia

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Cigweld Pty. Ltd.	VERTICOR	97/07023	97007023	Registered	Malaysia	18-Jul-2002	29-May-2014
Cigweld Pty. Ltd.	WELDALL	1276325		Published	Australia
Cigweld Pty. Ltd.	WELDCRAFT		117444	Registered	Australia	22-Feb-1954	22-Feb-2016
Cigweld Pty. Ltd.	WELDCRAFT	151853	488147	Registered	Indonesia	16-Dec-1991	16-Dec-2011
Cigweld Pty. Ltd.	WELDCRAFT	72749	72749	Registered	Malaya	12-Aug-1978	27-Aug-2011
Cigweld Pty. Ltd.	WELDCRAFT	20660	20660	Registered	Sabah	17-Sep-1976	17-Sep-2011
Cigweld Pty. Ltd.	WELDCRAFT	15928	15928	Registered	Sarawak (Old Code)	28-Sep-1976	28-Sep-2011
Cigweld Pty. Ltd.	WELDCRAFT	422256	TM 116533	Registered	Thailand	04-Aug-2000	26-Jun-2010
Comweld Group Party Ltd.	COMWELD		416947	Registered	Indonesia	24-Sep-1998	24-Sep-2018
OCIM SRL	OCIM	2270456	1844882	Registered	Argentina	24-Sep-2001	24-Sep-2011
OCIM SRL	OCIM	822380587	822380587	Registered	Brazil	25-Oct-2005	25-Oct-2015
OCIM SRL	OCIM	MI95C012160	733778	Registered	Italy	14-Nov-1997	09-Dec-2015
OCIM SRL	OCIM	417437	653567	Registered	Mexico	28-Apr-2000	24-Mar-2010
OCIM SRL	OCIM and Design	MI94C005253	696310	Registered	Italy	16-Dec-1996	31-May-2014
Stoody Company	ACUCLAD	2166121	1759539	Registered	Argentina	29-Oct-1999	29-Oct-2009
Stoody Company	BORIUM	277883	TMA 135566	Registered	Canada	01-May-1964	01-May-2024
Stoody Company	BORIUM	71/256550	241694	Registered	United States of America	08-May-1928	08-May-2018
Stoody Company	BOROD	277884	TMA 135568	Registered	Canada	01-May-1964	01-May-2024
Stoody Company	BOROD	72/467177	1013145	Registered	United States of America	10-Jun-1975	10-Jun-2015
Stoody Company	BRILLIANT	76/096060	2485014	Registered	United States of America	04-Sep-2001	04-Sep-2011
Stoody Company	BUILD-UP	14858/97	1999B01474AA	Registered	Hong Kong	04-Feb-1999	16-Oct-2014
Stoody Company	BUILD-UP	98/13463	98013463	Registered*	Malaysia	28-Feb-2002	20-Nov-2008
Stoody Company	BUILD-UP	5016677	5016677	Registered	Malaysia	22-Sep-2007	05-Oct-2015
Stoody Company	CO-MANG	223533	UCA 049186	Registered	Canada	22-Feb-1954	22-Feb-2014
Stoody Company	DYNAMANG	350075	TMA199571	Registered	Canada	31-May-1974	31-May-2019
Stoody Company	DYNAMANG	14862/97	199811694AA	Registered	Hong Kong	12-Nov-1998	16-Oct-2014
Stoody Company	DYNAMANG	98/13462	98013462	Registered*	Malaysia	28-Feb-2002	20-Nov-2008
Stoody Company	DYNAMANG	5016678	5016678	Registered	Malaysia	22-Sep-2007	05-Oct-2015
Stoody Company	DYNAMANG	72/416188	951357	Registered	United States of America	23-Jan-1973	23-Jan-2013
Stoody Company	FLEXI-MIG	77/118125		Inactive	United States of America
Stoody Company	HYDROLOGY	1480/1997	445290	Registered	Switzerland	12-Sep-1997	24-Feb-2017
Stoody Company	HYDROLOY	819821578	819821578	Registered	Brazil	27-Jul-1999	27-Jul-2009
Stoody Company	HYDROLOY	704434	TMA 413209	Registered	Canada	04-Jun-1993	04-Jun-2023

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Stoody Company	HYDROLOY	19971511	196266	Registered*	Norway	03-Mar-1999	03-Mar-2009
Stoody Company	HYDROLOY	74/271079	1738170	Registered	United States of America	08-Dec-1992	08-Dec-2012
Stoody Company	HYDROLOY	74/271624	1740863	Registered	United States of America	22-Dec-1992	22-Dec-2012
Stoody Company	JET SPRAY	350132	TMA 207072	Registered	Canada	16-May-1975	16-May-2020
Stoody Company	JET-SPRAY	73/048773	1036720	Registered	United States of America	30-Mar-1976	30-Mar-2016
Stoody Company	MANGCRAFT		117442	Registered	Australia	22-Feb-1954	22-Feb-2016
Stoody Company	NICRO MANG	72/072175	693060	Registered	United States of America	16-Feb-1960	16-Feb-2010
Stoody Company	NICROMANG	14856/97	199811692AA	Registered	Hong Kong	12-Nov-1998	16-Oct-2014
Stoody Company	NICROMANG	98/13461	98013461	Registered	Malaysia	27-Feb-2002	20-Nov-2018
Stoody Company	ROL-COR	76/334966	2588505	Registered	United States of America	02-Jul-2002	02-Jul-2012
Stoody Company	SOS	350136	TMA 190614	Registered	Canada	04-May-1973	04-May-2018
Stoody Company	SOS	72/381322	926093	Registered	United States of America	28-Dec-1971	28-Dec-2011
Stoody Company	STOODEX	77/084857		Pending	United States of America
Stoody Company	STOODITE	277886	TMA 135569	Registered	Canada	01-May-1964	01-May-2024
Stoody Company	STOODITE (Stylized)	71/225529	212119	Registered	United States of America	27-Apr-1926	27-Apr-2016
Stoody Company	STOODY	250404	A 250404	Registered	Australia	08-Jun-1973	26-Jul-2016
Stoody Company	STOODY		70321	Registered	Austria	27-Oct-1971	27-Oct-2011
Stoody Company	STOODY	9581	56377	Registered	Benelux	14-Jan-1975	11-Aug-2014
Stoody Company	STOODY	M 71/14365	6105548	Registered	Brazil	30-Jul-1985	25-Jun-2015
Stoody Company	STOODY	277885	TMA 136156	Registered	Canada	12-Jun-1964	12-Jun-2024
Stoody Company	STOODY	348886	TMA 188563	Registered	Canada	16-Feb-1973	16-Feb-2018
Stoody Company	STOODY	419062	532308	Registered	Chile	15-Jan-1999	15-Jan-2019
Stoody Company	STOODY		355936	Registered	China (Peoples Republic)	30-Jul-1989	29-Jul-2009
Stoody Company	STOODY	4252125		Published	China (Peoples Republic)
Stoody Company	STOODY		117749	Registered	Colombia	24-Aug-1987	24-Aug-2012
Stoody Company	STOODY	64569	64569	Registered	Egypt	15-Aug-1989	28-Aug-2014
Stoody Company	STOODY	298057	1680627	Registered	France	15-Jul-1991	15-Jul-2011
Stoody Company	STOODY	ST 9432/6 Wz	899056	Registered	Germany	03-Nov-1972	31-Aug-2011
Stoody Company	STOODY	426273	426273	Registered	India	31-Oct-1989	25-Aug-2015
Stoody Company	STOODY	8278-C/71	277023	Registered	Italy	27-Nov-1973	30-Jul-2011
Stoody Company	STOODY	81879/71	1426137	Registered	Japan	31-Jul-1980	31-Jul-2010

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Stoody Company	STOODY	97-27663	419832	Registered	Korea, Republic of	04-Sep-1998	04-Sep-2018
Stoody Company	STOODY	M/59540	M/59540	Registered	Malaya	08-May-1972	08-May-2017
Stoody Company	STOODY	54386	169634	Registered	Mexico	05-Jan-1972	24-Sep-2011
Stoody Company	STOODY	97795	97795	Registered	New Zealand	06-Oct-1972	02-Aug-2016
Stoody Company	STOODY	107966	85176	Registered	Norway	15-Jun-1972	15-Jun-2012
Stoody Company	STOODY	73820	53473	Registered	Peru	24-Mar-1999	24-Mar-2019
Stoody Company	STOODY	9873821	53474	Registered*	Peru	24-Mar-1999	24-Mar-2009
Stoody Company	STOODY	129197	78537	Registered	Peru	21-Feb-2002	21-Feb-2012
Stoody Company	STOODY	129198	78538	Registered	Peru	21-Feb-2002	21-Feb-2012
Stoody Company	STOODY	21103	20046	Registered	Philippines	06-Sep-1973	06-Sep-2013
Stoody Company	STOODY		71/3601	Registered	South Africa	01-Jun-1972	09-Aug-2011
Stoody Company	STOODY	652092	652092	Registered	Spain	24-Mar-1976	14-Aug-2011
Stoody Company	STOODY	3706	253717	Registered	Switzerland	02-Oct-1971	26-Jul-2011
Stoody Company	STOODY	78 36546	491868	Registered	Taiwan	16-Jul-1990	15-Jul-2010
Stoody Company	STOODY	486393	TM 164682	Registered	Thailand	27-Jul-2002	02-May-2012
Stoody Company	STOODY	978839	978839	Registered	United Kingdom	15-Jun-1972	05-Aug-2016
Stoody Company	STOODY	72/163669	764936	Registered	United States of America	18-Feb-1964	18-Feb-2014
Stoody Company	STOODY	73/293887	1255801	Registered	United States of America	01-Nov-1983	01-Nov-2013
Stoody Company	STOODY	16792/98	P-214289	Registered	Venezuela	10-Sep-1999	10-Sep-2009
Stoody Company	STOODY		12312-D	Registered	Venezuela	05-Apr-1976	05-Apr-2016
Stoody Company	STOODY		83421-F	Registered	Venezuela	26-Nov-1976	26-Nov-2016
Stoody Company	SUPERCHROME	72/163783	777397	Registered	United States of America	22-Sep-1964	22-Sep-2014
Stoody Company	THE LEADER IN HARDFACING	1129520	TMA 602566	Registered	Canada	18-Feb-2004	18-Feb-2019
Stoody Company	THE LEADER IN HARDFACING	532437	828243	Registered	Mexico	05-Apr-2004	14-Feb-2012
Stoody Company	THE LEADER IN HARDFACING	76/363515	2691737	Abandoned	United States of America	25-Feb-2003	25-Feb-2013
Stoody Company	THERMACLAD	766987	TMA 484624	Registered	Canada	27-Oct-1997	27-Oct-2012
Stoody Company	THERMACLAD	832331	832331	Registered*	India	10-Mar-2007	15-Dec-2008
Stoody Company	THERMACLAD	74/515041	1885806	Registered	United States of America	28-Mar-1995	28-Mar-2015
Stoody Company	THERMASLAG	2003-1544	12029	Registered	Korea, Republic of	11-Mar-2005	11-Mar-2015
Stoody Company	THERMASLAG	76/419966	2856455	Registered	United States of America	22-Jun-2004	22-Jun-2014
Stoody Company	VANCAR	426596	TMA 240961	Registered	Canada	14-Mar-1980	14-Mar-2010
Stoody Company	VANCAR	73/160669	1114370	Registered	United States of America	06-Mar-1979	06-Mar-2019
Stoody Deloro Stellite, Inc.	STOODY	D 97 13698	IDM000103453	Registered	Indonesia	10-Feb-1988	09-Feb-2018

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Thermadyne Holdings Corporation	CUTTING & WELDING TODAY	828226	TMA 495822	Registered	Canada	10-Jun-1998	10-Jun-2013
Thermadyne Holdings Corporation	THERMADYNE VICTOR	821540696	200055879	Registered	Brazil	01-Mar-2005	01-Mar-2015
Thermadyne Holdings Corporation	TWECO	200433170	3692216	Registered	China (Peoples Republic)	21-Apr-2005	20-Apr-2015
Thermadyne Industries, Inc.	THERMADYNE	386294	TM 156990	Registered	Thailand	23-Apr-2002	29-Apr-2019
Thermadyne Industries, Inc.	ATC	731572	950609	Registered	Mexico	30-Aug-2006	01-Aug-2015
Thermadyne Industries, Inc.	FEI MA TE (In Chinese characters)	200500875	3357770	Registered	China (Peoples Republic)	07-Feb-2004	06-Feb-2014
Thermadyne Industries, Inc.	THERMADYNE	497910	A 497910	Registered	Australia	05-Aug-1991	21-Oct-2009
Thermadyne Industries, Inc.	THERMADYNE	497911	A497911	Registered	Australia	10-Jul-1991	21-Oct-2009
Thermadyne Industries, Inc.	THERMADYNE	497912	A 497912	Registered	Australia	10-Jul-1991	21-Oct-2009
Thermadyne Industries, Inc.	THERMADYNE	64945	454932	Registered	Benelux	31-Jul-1989	20-Oct-2018
Thermadyne Industries, Inc.	THERMADYNE	821464817	821464817	Registered	Brazil	01-Apr-2003	01-Apr-2013
Thermadyne Industries, Inc.	THERMADYNE	816243786	816243786	Registered	Brazil	22-Sep-1992	22-Sep-2012
Thermadyne Industries, Inc.	THERMADYNE	816243794	816243794	Registered	Brazil	29-Sep-1992	28-Sep-2012
Thermadyne Industries, Inc.	THERMADYNE	816243808	816243808	Registered	Brazil	22-Sep-1992	22-Sep-2012
Thermadyne Industries, Inc.	THERMADYNE	616916	TMA 361957	Registered	Canada	03-Nov-1989	03-Nov-2019
Thermadyne Industries, Inc.	THERMADYNE	464916	614962	Registered	Chile	07-Aug-2002	28-Dec-2011
Thermadyne Industries, Inc.	THERMADYNE	8922055	518116	Registered	China (Peoples Republic)	30-Apr-1990	29-Apr-2010
Thermadyne Industries, Inc.	THERMADYNE	8922056	519645	Registered	China (Peoples Republic)	20-May-1990	19-May-2010
Thermadyne Industries, Inc.	THERMADYNE	8921359	520363	Registered	China (Peoples Republic)	30-May-1990	29-May-2010
Thermadyne Industries, Inc.	THERMADYNE	VA 1988 06934	VR 1991 03048	Registered	Denmark	24-May-1991	24-May-2011
Thermadyne Industries, Inc.	THERMADYNE	959513	1492559	Registered	France	07-Oct-1988	07-Oct-2018
Thermadyne Industries, Inc.	THERMADYNE	T28112/9Wz	1151102	Registered	Germany	11-Dec-1989	11-Oct-2018
Thermadyne Industries, Inc.	THERMADYNE	91567	91567	Registered	Greece	17-Oct-1991	07-Dec-2018
Thermadyne Industries, Inc.	THERMADYNE	4365/88	130278	Registered	Ireland	10-Oct-1990	07-Oct-2009

10

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Thermadyne Industries, Inc.	THERMADYNE	4366/88	130279	Registered*	Ireland	10-Oct-1990	07-Oct-2009
Thermadyne Industries, Inc.	THERMADYNE	4367/88	130280	Registered	Ireland	10-Oct-1990	07-Oct-2009
Thermadyne Industries, Inc.	THERMADYNE	36953C/88	550895	Registered	Italy	16-Oct-1991	18-Oct-2018
Thermadyne Industries, Inc.	THERMADYNE	23376/1988	180574	Registered	Korea, Republic of	05-Oct-1989	05-Oct-2009
Thermadyne Industries, Inc.	THERMADYNE	23378/1988	190364	Registered	Korea, Republic of	12-Apr-1990	12-Apr-2010
Thermadyne Industries, Inc.	THERMADYNE	23377/1988	182245	Registered	Korea, Republic of	28-Oct-1989	28-Oct-2009
Thermadyne Industries, Inc.	THERMADYNE	58057	376885	Registered	Mexico	22-May-1990	02-Mar-2014
Thermadyne Industries, Inc.	THERMADYNE	58059	376886	Registered	Mexico	22-May-1990	02-Mar-2014
Thermadyne Industries, Inc.	THERMADYNE	58058	398491	Registered	Mexico	26-Aug-1991	02-Mar-2019
Thermadyne Industries, Inc.	THERMADYNE	82030	56518	Registered	Peru	27-Jul-1999	27-Jul-2009
Thermadyne Industries, Inc.	THERMADYNE	82031	57053	Registered	Peru	31-Aug-1999	31-Aug-2009
Thermadyne Industries, Inc.	THERMADYNE	82032	57606	Registered	Peru	24-Sep-1999	24-Sep-2009
Thermadyne Industries, Inc.	THERMADYNE	251233	251233	Registered	Portugal	07-Jul-1992	07-Jul-2012
Thermadyne Industries, Inc.	THERMADYNE	251234	251234	Registered	Portugal	07-Jul-1992	07-Jul-2012
Thermadyne Industries, Inc.	THERMADYNE	251235	251235	Registered	Portugal	07-Jul-1992	07-Jul-2012
Thermadyne Industries, Inc.	THERMADYNE	49577	547/91	Registered	Saudi Arabia	04-Nov-2000	25-Oct-2018
Thermadyne Industries, Inc.	THERMADYNE	49579	550/63	Registered	Saudi Arabia	18-Nov-2000	25-Oct-2018
Thermadyne Industries, Inc.	THERMADYNE	49580	567/63	Registered	Saudi Arabia	11-Apr-2001	25-Oct-2018
Thermadyne Industries, Inc.	THERMADYNE	49581	567/64	Registered*	Saudi Arabia	11-Apr-2001	08-Feb-2009
Thermadyne Industries, Inc.	THERMADYNE	49582	567/65	Registered*	Saudi Arabia	11-Apr-2001	08-Feb-2009
Thermadyne Industries, Inc.	THERMADYNE	2007/01675		Published	South Africa
Thermadyne Industries, Inc.	THERMADYNE	1279458	1279458	Registered	Spain	05-Feb-1991	05-Feb-2011
Thermadyne Industries, Inc.	THERMADYNE	1279457	1279457	Registered	Spain	31-Jan-1992	31-Jan-2012
Thermadyne Industries, Inc.	THERMADYNE	1279459	1279459	Registered	Spain	07-Apr-1992	07-Apr-2012

11

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Thermadyne Industries, Inc.	THERMADYNE		367319	Registered	Switzerland	29-Mar-1989	14-Oct-2018
Thermadyne Industries, Inc.	THERMADYNE	386296	TM 156991	Registered	Thailand	23-Apr-2002	29-Apr-2019
Thermadyne Industries, Inc.	THERMADYNE	386293	TM 103941	Registered*	Thailand	17-Dec-1999	29-Apr-2009
Thermadyne Industries, Inc.	THERMADYNE	386298	TM 108901	Registered*	Thailand	17-Feb-2000	29-Apr-2009
Thermadyne Industries, Inc.	THERMADYNE	386297	TM 109276	Registered*	Thailand	25-Feb-2000	29-Apr-2009
Thermadyne Industries, Inc.	THERMADYNE	386295	TM 114931	Registered*	Thailand	21-Jun-2000	29-Apr-2009
Thermadyne Industries, Inc.	THERMADYNE	34042	25179	Registered	United Arab Emirates	26-Jul-2000	05-Dec-2009
Thermadyne Industries, Inc.	THERMADYNE	1361637	1361637	Registered	United Kingdom	17-Jul-1992	18-Oct-2015
Thermadyne Industries, Inc.	THERMADYNE	1361638	1361638	Registered	United Kingdom	17-Jul-1992	18-Oct-2015
Thermadyne Industries, Inc.	THERMADYNE	1361639	1361639	Registered	United Kingdom	10-Jul-1992	18-Oct-2015
Thermadyne Industries, Inc.	THERMADYNE	75/060149	2030221	Registered	United States of America	14-Jan-1997	14-Jan-2017
Thermadyne Industries, Inc.	THERMADYNE	73/751829	1540263	Registered	United States of America	23-May-1989	23-May-2009
Thermadyne Industries, Inc.	THERMADYNE	73/751828	1585328	Registered	United States of America	06-Mar-1990	06-Mar-2010
Thermadyne Industries, Inc.	THERMADYNE	73/751918	1585307	Registered	United States of America	06-Mar-1990	06-Mar-2010
Thermadyne Industries, Inc.	THERMADYNE VICTOR	821464850	821464850	Registered	Brazil	02-Sep-2003	02-Sep-2013
Thermadyne Industries, Inc.	THERMADYNE VICTOR	821540688	821540688	Registered	Brazil	13-Dec-2005	13-Dec-2015
Thermadyne Industries, Inc.	THERMADYNE VICTOR	821540700	821540700	Registered	Brazil	22-Jun-2004	22-Jun-2014
Thermadyne Industries, Inc.	THERMADYNE VICTOR	821540696	821540696	Registered	Brazil	01-Mar-2005	01-Mar-2015
Thermadyne Industries, Inc.	THERMADYNE VICTOR	821540661	821540661	Registered	Brazil	13-Dec-2005	13-Dec-2015
Thermadyne Industries, Inc.	THERMADYNE VICTOR	821540670	821540670	Registered	Brazil	15-Oct-2002	15-Oct-2012
Thermadyne Industries, Inc.	THERMAL DYNAMICS	1279650			Australia
Thermadyne Industries, Inc.	THERMAL DYNAMICS	1386743		Pending	India
Thermadyne Industries, Inc.	VICTOR	200433088	3692217	Registered	China (Peoples Republic)	21-Jan-2006	20-Jan-2016
Thermadyne Industries, Inc.	XT	77/082129		Published	United States of America
Thermal Arc, Inc.	CIGWELD	514141	514141	Registered	Australia	18-Aug-1992	03-Jul-2016

12

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Thermal Arc, Inc.	FABRICATOR	821126806	821126806	Registered	Brazil	14-May-2002	14-May-2012
Thermal Arc, Inc.	FABRICATOR	98/747464	98747464	Registered	France	26-Aug-1998	26-Aug-2008
Thermal Arc, Inc.	FABRICATOR	98/09630	98/09630	Registered	Malaysia	17-Aug-1998	17-Aug-2008
Thermal Arc, Inc.	FABRICATOR	98/06404 Z	T 98/06404 Z	Registered	Singapore	19-Aug-2002	26-Jun-2008
Thermal Arc, Inc.	FABRICATOR	2164890	2164890	Registered	United Kingdom	21-Apr-2000	24-Apr-2018
Thermal Arc, Inc.	GOT POWER?	1025988	TMA 561578	Registered	Canada	08-May-2002	08-May-2017
Thermal Arc, Inc.	NICROMANG	5016679	5016679	Registered	Malaysia	22-Sep-2007	05-Oct-2015
Thermal Arc, Inc.	PRO-LITE	831900	TMA 501242	Registered	Canada	25-Sep-1998	25-Sep-2013
Thermal Arc, Inc.	PRO-LITE	283388	540068	Registered	Mexico	27-Jan-1997	07-Jan-2017
Thermal Arc, Inc.	PRO-PLUS	823098	TMA 503460	Registered	Canada	02-Nov-1998	02-Nov-2013
Thermal Arc, Inc.	P-WEE	831899	TMA 501241	Registered	Canada	25-Sep-1998	25-Sep-2013
Thermal Arc, Inc.	P-WEE	283389	540069	Registered	Mexico	27-Jan-1997	07-Jan-2017
Thermal Arc, Inc.	RAIDER	1140367	TMA 618839	Registered	Canada	08-Sep-2004	08-Sep-2019
Thermal Arc, Inc.	THERMAL ARC	384342	B 384342	Registered	Australia	27-Nov-1986	24-Nov-2013
Thermal Arc, Inc.	THERMAL ARC	821464779	821464779	Registered	Brazil	12-Sep-2006	12-Sep-2016
Thermal Arc, Inc.	THERMAL ARC	35205C/84	688649	Registered	Italy	19-Jan-1987	31-Jul-2014
Thermal Arc, Inc.	THERMAL ARC	86043/1984	2003901	Registered	Japan	20-Nov-1987	20-Nov-2017
Thermal Arc, Inc.	THERMAL ARC	9980936	56322	Registered	Peru	22-Jul-1999	22-Jul-2009
Thermal Arc, Inc.	THERMAL ARC	080937-1999	57020	Registered	Peru	31-Aug-1999	31-Aug-2009
Thermal Arc, Inc.	THERMAL ARC	(73) 42756	272527	Registered	Taiwan	01-Feb-1985	31-Jan-2015
Thermal Arc, Inc.	THERMAL ARC	7506/84	125018-F	Registered	Venezuela	27-May-1986	27-May-2011
Thermal Arc, Inc.	THERMAL ARC & DESIGN	696208	TMA 415693	Registered	Canada	20-Aug-1993	20-Aug-2008
Thermal Arc, Inc.	THERMAL ARC and Design	208544	496792	Registered	Mexico	05-Jul-1995	16-Aug-2014
Thermal Arc, Inc.	THERMAL ARC and Design	237570	309050	Registered	Mexico	09-Jul-1985	21-Aug-2014
Thermal Arc, Inc.	THERMAL ARC and Design	84/6577	B 84/6577	Registered	South Africa	29-Jun-1988	25-Jul-2014
Thermal Arc, Inc.	THERMALARC	62-23676	2155353	Registered	Japan	31-Jul-1989	31-Jul-2009
Thermal Arc, Inc.	ULTIMA	800412	TMA 521977	Registered	Canada	21-Jan-2000	21-Jan-2015
Thermal Arc, Inc.	ULTIMA	257225	614303	Registered	Mexico	21-Jun-1999	15-Mar-2016
Thermal Dynamics Corporation	1TORCH	939972	939972	Registered	Australia	10-Jun-2003	13-Jan-2013
Thermal Dynamics Corporation	1TORCH	825224322	825224322	Registered	Brazil	11-Mar-2008	11-Mar-2018
Thermal Dynamics Corporation	1TORCH	1164565	TMA 621377	Registered	Canada	01-Oct-2004	01-Oct-2019
Thermal Dynamics Corporation	1TORCH	3006608	3006608	Registered	European Community	23-Mar-2006	10-Jan-2013
Thermal Dynamics Corporation	1TORCH	583351	992339	Registered	Mexico	13-Jul-2007	13-Jan-2013

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Thermal Dynamics Corporation	1TORCH	78/143523	2794654	Registered	United States of America	16-Dec-2003	16-Dec-2013
Thermal Dynamics Corporation	ARCAIR	967252	967252	Registered	Australia	10-May-2004	22-Aug-2013
Thermal Dynamics Corporation	ARCAIR	1386741	1386741	Registered	India	25-Jan-2008	22-Sep-15
Thermal Dynamics Corporation	ATC	945503	945503	Registered	Australia	06-Jul-2004	28-Feb-2013
Thermal Dynamics Corporation	ATC	825345227		Pending/ Opposed	Brazil
Thermal Dynamics Corporation	ATC	1169744	TMA665207	Registered	Canada	30-May-2006	30-May-2021
Thermal Dynamics Corporation	ATC	3084159	3084159	Registered	European Community	14-Jul-2005	28-Feb-2013
Thermal Dynamics Corporation	ATC	78/158742	2949680	Registered	United States of America	10-May-2005	10-May-2015
Thermal Dynamics Corporation	AUTO-CUT	78/260060	3068964	Registered	United States of America	14-Mar-2006	14-Mar-2016
Thermal Dynamics Corporation	C & G SYSTEMS, INC. and Design	821464809	821464809	Registered	Brazil	12-Aug-2003	12-Aug-2013
Thermal Dynamics Corporation	CIGWELD and Device	180256	180256	Registered	New Zealand	24-Feb-1997	02-May-2019
Thermal Dynamics Corporation	CUTSKILL	2318667	1874276	Registered	Argentina	31-May-2002	31-May-2012
Thermal Dynamics Corporation	CUTSKILL	823385418		Published	Brazil
Thermal Dynamics Corporation	CUTSKILL	872567	TMA 532997	Registered	Canada	20-Sep-2000	20-Sep-2015
Thermal Dynamics Corporation	CUTSKILL	326846	640328	Registered	Mexico	31-Jan-2000	23-Mar-2018
Thermal Dynamics Corporation	CUTSKILL	358910	614831	Registered	Mexico	22-Jun-1999	04-Jan-2019
Thermal Dynamics Corporation	CUTSKILL	4-2001-02559	4-2001-002559	Registered	Philippines	19-Feb-2007	19-Feb-2017
Thermal Dynamics Corporation	CUTSKILL	89065682	1055731	Registered	Taiwan	01-Sep-2003	31-Aug-2013
Thermal Dynamics Corporation	CUTSKILL	75/447580	2350680	Registered	United States of America	16-May-2000	16-May-2010
Thermal Dynamics Corporation	DRAG-GUN	75/428212	2322300	Registered	United States of America	22-Feb-2000	22-Feb-2010
Thermal Dynamics Corporation	FIREPOWER	3578704	200433090	Registered	China (Peoples Republic)	21-Dec-2004	20-Dec-2014
Thermal Dynamics Corporation	GST	75/410031	2297411	Registered	United States of America	07-Dec-1999	07-Dec-2009
Thermal Dynamics Corporation	HERCULES	75/354187	2309699	Registered	United States of America	18-Jan-2000	18-Jan-2010
Thermal Dynamics Corporation	MAXIMIZER	831898	TMA 501654	Registered	Canada	02-Oct-1998	02-Oct-2013
Thermal Dynamics Corporation	MAXIMIZER	283390	540070	Registered	France	27-Jan-1997	07-Jan-2017

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Thermal Dynamics Corporation	MAXIMIZER	75/207577	2201991	Registered*	United States of America	03-Nov-1998	03-Nov-2008
Thermal Dynamics Corporation	MAXIMUM LIFE	831897	TMA 501220	Registered	Canada	25-Sep-1998	25-Sep-2013
Thermal Dynamics Corporation	MAXIMUM LIFE	283387	540067	Registered	Mexico	27-Jan-1997	07-Jan-2017
Thermal Dynamics Corporation	MAXIMUM LIFE	75/207281	2194177	Abandoned	United States of America	06-Oct-1998	06-Oct-2008
Thermal Dynamics Corporation	MERLIN	74/304895	1764303	Registered	United States of America	13-Apr-1993	13-Apr-2013
Thermal Dynamics Corporation	Miscellaneous Design (Handle)	825421608	825421608	Registered	Brazil	12/11/2007	12/11/2017
Thermal Dynamics Corporation	Miscellaneous Design (Handle)	591449	884224	Registered	Mexico	30-May-2005	07-Mar-2013
Thermal Dynamics Corporation	MUSTANG	75/584896	2298200	Registered	United States of America	07-Dec-1999	07-Dec-2009
Thermal Dynamics Corporation	PAK	413808	A 413808	Registered	Australia	30-Oct-1987	20-Aug-2015
Thermal Dynamics Corporation	PAK	712622	1279989	Registered	France	12-Aug-1994	23-Aug-2014
Thermal Dynamics Corporation	PAK	T 23714/9 Wz	1077331	Registered	Germany	22-May-1985	18-Aug-2014
Thermal Dynamics Corporation	PAK	35491C/84	461269	Registered	Italy	19-Jan-1987	31-Aug-2014
Thermal Dynamics Corporation	PAK	84/7369	84/7369	Registered	South Africa	13-Oct-1986	20-Aug-2014
Thermal Dynamics Corporation	PAK	(73) 41532	272528	Registered	Taiwan	01-Feb-1985	31-Jan-2015
Thermal Dynamics Corporation	PAK	1226062	1226062	Registered	United Kingdom	10-Apr-1990	07-Sep-2015
Thermal Dynamics Corporation	PAK MASTER & Design	74/356861	1870389	Registered	United States of America	27-Dec-1994	27-Dec-2014
Thermal Dynamics Corporation	PLAS-WELD	78/952427		Inactive	United States of America
Thermal Dynamics Corporation	RPT	945615	945615	Registered	Australia	15-Jul-2003	03-Mar-2013
Thermal Dynamics Corporation	RPT	825347696		Pending	Brazil
Thermal Dynamics Corporation	RPT	1170213	TMA628696	Registered	Canada	20-Dec-2004	20-Dec-2019
Thermal Dynamics Corporation	RPT	3084514	3084514	Registered	European Community	08-Nov-2004	03-Mar-2013
Thermal Dynamics Corporation	RPT	590981	822923	Registered	Mexico	27-Feb-2004	05-Mar-2013
Thermal Dynamics Corporation	RPT	78/161408	2831855	Registered	United States of America	13-Apr-2004	13-Apr-2014
Thermal Dynamics Corporation	SIGNATURE	74/403057	1860261	Registered	United States of America	25-Oct-1994	25-Oct-2014

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Thermal Dynamics Corporation	SL100	939971	939971	Registered	Australia	11-Jun-2004	13-Jan-2013
Thermal Dynamics Corporation	SL100	825224349	825224349	Registered	Brazil	11-Mar-2008	11-Mar-2018
Thermal Dynamics Corporation	SL100	1164564	TMA 621480	Registered	Canada	04-Oct-2004	04-Oct-2019
Thermal Dynamics Corporation	SL100	3006582	3006582	Registered	European Community	20-Nov-2003	10-Jan-2013
Thermal Dynamics Corporation	SL100	78/143551	2797522	Registered	United States of America	23-Dec-2003	23-Dec-2013
Thermal Dynamics Corporation	SL60	939973	939973	Registered	Australia	11-Jun-2004	13-Jan-2013
Thermal Dynamics Corporation	SL60	825224330	825224330	Registered	Brazil	11-Mar-2008	11-Mar-2018
Thermal Dynamics Corporation	SL60	1164563	TMA650112	Registered	Canada	11-Oct-2005	11-Oct-2020
Thermal Dynamics Corporation	SL60	3006541	3006541	Registered	European Community	08-Nov-2004	10-Jan-2013
Thermal Dynamics Corporation	SL60	583349	874609	Registered	Mexico	31-Mar-2005	13-Jan-2013
Thermal Dynamics Corporation	SL60	78/143541	2895099	Registered	United States of America	19-Oct-2004	19-Oct-2014
Thermal Dynamics Corporation	SMART TORCH	74/152558	1726644	Registered	United States of America	20-Oct-1992	20-Oct-2012
Thermal Dynamics Corporation	SPEEDLOK	77/176525		Pending	United States of America
Thermal Dynamics Corporation	SQUARE CUT & DESIGN	1005413	TMA 535326	Registered	Canada	23-Oct-2000	23-Oct-2015
Thermal Dynamics Corporation	STAK PAK	715891	TMA 436791	Registered	Canada	09-Dec-1994	09-Dec-2009
Thermal Dynamics Corporation	STAK PAK	78/195459	2937662	Registered	United States of America	05-Apr-2005	05-Apr-2015
Thermal Dynamics Corporation	STOODY	4252126		Published	China (Peoples Republic)
Thermal Dynamics Corporation	SURELOK	76/235913	2573392	Registered	United States of America	28-May-2002	28-May-2012
Thermal Dynamics Corporation	TD (stylized or with design)	78/371444	2957159	Registered	United States of America	31-May-2005	31-May-2015
Thermal Dynamics Corporation	TD and Design	74/586746	1927993	Registered	United States of America	17-Oct-1995	17-Oct-2015
Thermal Dynamics Corporation	THERMADYNE	1386740		Pending	India
Thermal Dynamics Corporation	THERMAL ARC	711141	1296407	Registered	France	06-Jul-1994	02-Aug-2014
Thermal Dynamics Corporation	THERMAL ARC and Design	84/13066	116836	Registered	Korea, Republic of	16-Sep-1985	16-Sep-2015
Thermal Dynamics Corporation	THERMAL DYNAMICS	821464841	821464841	Registered	Brazil	12-Aug-2003	12-Aug-2013

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Thermal Dynamics Corporation	THERMAL DYNAMICS	473489	786209	Registered	Chile	03-May-2007	03-May-2017
Thermal Dynamics Corporation	THERMAL DYNAMICS	204344	469085	Registered	Mexico	08-Aug-1994	05-Jul-2014
Thermal Dynamics Corporation	THERMAL DYNAMICS	99659	70281	Registered	Peru	26-Mar-2001	26-Mar-2011
Thermal Dynamics Corporation	THERMAL DYNAMICS and Design	208545	477871	Registered	Mexico	25-Oct-1994	16-Aug-2014
Thermal Dynamics Corporation	THERMAL DYNAMICS and Design	73/429780	1316659	Registered	United States of America	29-Jan-1985	29-Jan-2015
Thermal Dynamics Corporation	TURBOTORCH and Design	40-2006-12997	40-0711891	Registered	Korea, Republic of	01-Jun-2007	01-Jun-2017
Thermal Dynamics Corporation	ULTRA-CUT	78/260038	2995804	Registered	United States of America	13-Sep-2005	13-Sep-2015
Thermal Dynamics Corporation	WMS	75/364258	2388995	Registered	United States of America	26-Sep-2000	26-Sep-2010
Thermal Dynamics Corporation	XTREMELIFE	5969316		Published	European Community
Thermal Dynamics Corporation	XTREMELIFE	77/176519		Pending	United States of America
TWECO PRODUCTS, INC.	“WS” & Design	311582	566429	Registered	Mexico	09-Dec-1997	21-Oct-2017
TWECO PRODUCTS, INC.	“WS” and Design	820408271	820408271	Registered	Brazil	27-Mar-2001	27-Mar-2011
TWECO PRODUCTS, INC.	“WS” and Design	858823	TMA 536254	Registered	Canada	31-Oct-2000	31-Oct-2015
TWECO PRODUCTS, INC.	“WS” and Design	660522	660522	Registered	European Community	07-Apr-1999	20-Oct-2017
TWECO PRODUCTS, INC.	“WS” and Design	97/23727	424917	Registered	Indonesia	25-Mar-1999	30-Oct-2017
TWECO PRODUCTS, INC.	“WS” and Device	12753/97	T97/12753F	Registered*	Singapore	24-Jul-2001	15-Jan-2009
TWECO PRODUCTS, INC.	ARCAIR	1919901	1526501	Registered	Argentina	31-May-1994	08-Nov-2014
TWECO PRODUCTS, INC.	ARCAIR		54735	Registered	Austria	21-May-1965	31-May-2015
TWECO PRODUCTS, INC.	ARCAIR	553013	70301	Registered	Benelux	12-Sep-1973	22-Oct-2016
TWECO PRODUCTS, INC.	ARCAIR		3271900	Registered	Brazil	23-Mar-1966	23-Mar-2016
TWECO PRODUCTS, INC.	ARCAIR	821464825	821464825	Registered	Brazil	01-Apr-2003	01-Apr-2013
TWECO PRODUCTS, INC.	ARCAIR	223317	UCA 49029	Registered	Canada	06-Feb-1954	06-Feb-2014
TWECO PRODUCTS, INC.	ARCAIR		519386	Registered	Chile	25-Aug-1987	13-Aug-2018
TWECO PRODUCTS, INC.	ARCAIR	539134	610415	Registered	Chile	15-Apr-2002	27-Nov-2011
TWECO PRODUCTS, INC.	ARCAIR	200433169	3692215	Registered	China (Peoples Republic)	21-Apr-2005	20-Apr-2015

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

TWECO PRODUCTS, INC.	ARCAIR	VA 1964 03580	VR 1965 01307	Registered	Denmark	15-May-1965	15-May-2015
TWECO PRODUCTS, INC.	ARCAIR		31607	Registered	Finland	16-Sep-1957	16-Sep-2017
TWECO PRODUCTS, INC.	ARCAIR		1691026	Registered	France	03-Sep-1991	03-Sep-2011
TWECO PRODUCTS, INC.	ARCAIR		713105	Registered	Germany	21-Apr-1958	11-Sep-2016
TWECO PRODUCTS, INC.	ARCAIR	2320/82	19841119 AA	Registered	Hong Kong	29-May-1984	18-Aug-2013
TWECO PRODUCTS, INC.	ARCAIR	D00-2001-27954	525331	Registered	Indonesia	18-Dec-2002	19-Dec-2011
TWECO PRODUCTS, INC.	ARCAIR	18801 C/87	499484	Registered	Italy	08-Nov-1988	31-Mar-2017
TWECO PRODUCTS, INC.	ARCAIR	30818/57	526885	Registered	Japan	11-Sep-1958	11-Sep-2018
TWECO PRODUCTS, INC.	ARCAIR	82-9144	90630	Registered	Korea, Republic of	06-May-1983	06-May-2013
TWECO PRODUCTS, INC.	ARCAIR	69547	83284	Registered	Mexico	10-Jan-1956	23-Aug-2010
TWECO PRODUCTS, INC.	ARCAIR	69595	69595	Registered	New Zealand	27-Jul-1962	02-Oct-2010
TWECO PRODUCTS, INC.	ARCAIR		49495	Registered	Norway	26-Oct-1956	26-Oct-2016
TWECO PRODUCTS, INC.	ARCAIR	50679	37292	Registered	Philippines	24-Apr-1987	24-Apr-2017
TWECO PRODUCTS, INC.	ARCAIR		127000	Registered	Portugal	18-Oct-1965	18-Oct-2015
TWECO PRODUCTS, INC.	ARCAIR	4414/82	T82/04414A	Registered	Singapore	23-Aug-1982	23-Aug-2013
TWECO PRODUCTS, INC.	ARCAIR	4415/82	T82/04415Z	Registered	Singapore	23-Aug-1982	23-Aug-2013
TWECO PRODUCTS, INC.	ARCAIR	3419/56	3419/56	Registered	South Africa	26-Oct-1956	26-Oct-2010
TWECO PRODUCTS, INC.	ARCAIR		564746	Registered	Spain	15-Nov-1972	18-Jun-2018
TWECO PRODUCTS, INC.	ARCAIR		83015	Registered	Sweden	12-Jul-1957	12-Jul-2017
TWECO PRODUCTS, INC.	ARCAIR		336992	Registered	Switzerland	25-Feb-1985	30-Nov-2014
TWECO PRODUCTS, INC.	ARCAIR	72 003256	252570	Registered	Taiwan	01-Aug-1994	31-Jul-2014
TWECO PRODUCTS, INC.	ARCAIR	71 27733	205280	Registered	Taiwan	16-Feb-1983	15-Feb-2013
TWECO PRODUCTS, INC.	ARCAIR	399574	TM 114188	Registered	Thailand	12-Jun-2000	29-Sep-2009
TWECO PRODUCTS, INC.	ARCAIR	19248	23120	Registered	United Arab Emirates	19-Jan-2000	06-Nov-2016

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

TWECO PRODUCTS, INC.	ARCAIR		741430	Registered	United Kingdom	18-Apr-1955	18-Apr-2014
TWECO PRODUCTS, INC.	ARCAIR		730499	Registered	United Kingdom	21-May-1954	21-May-2013
TWECO PRODUCTS, INC.	ARCAIR	2406-60	F 041002	Registered	Venezuela	23-Jan-1962	23-Jan-2017
TWECO PRODUCTS, INC.	ARCAIR-MATIC	463797	TMA 267212	Registered	Canada	12-Mar-1982	12-Mar-2012
TWECO PRODUCTS, INC.	AVENGER	820706957	820706957	Registered	Brazil	11-Jul-2000	11-Jul-2010
TWECO PRODUCTS, INC.	AVENGER	98/06789	98/06789	Registered	Malaysia	22-Jun-2001	04-Jun-2018
TWECO PRODUCTS, INC.	CABLEHOZ	73 49038	281997	Registered	Taiwan	01-May-1985	30-Apr-2015
TWECO PRODUCTS, INC.	CABLEHOZ	73 49037	282710	Registered	Taiwan	01-May-1985	30-Apr-2015
TWECO PRODUCTS, INC.	CABLEHOZ	1224984	B 1224984	Registered	United Kingdom	30-Dec-1988	17-Aug-2015
TWECO PRODUCTS, INC.	Circle “T” Design	413012	B413012	Registered	Australia	21-Feb-1990	06-Aug-2015
TWECO PRODUCTS, INC.	Circle “T” Design	811763447	811763447	Registered	Brazil	11-Mar-1986	11-Mar-2016
TWECO PRODUCTS, INC.	Circle “T” Design	551207	TMA324409	Registered	Canada	06-Mar-1987	06-Mar-2017
TWECO PRODUCTS, INC.	Circle “T” Design	235777	121091	Registered	Colombia	04-Dec-1987	04-Dec-2012
TWECO PRODUCTS, INC.	Circle “T” Design	425412		Pending	India
TWECO PRODUCTS, INC.	Circle “T” Design	93780/84	1951714	Registered	Japan	29-May-1987	29-May-2017
TWECO PRODUCTS, INC.	CLIMBER	463807	TMA 263652	Registered	Canada	23-Oct-1981	23-Oct-2011
TWECO PRODUCTS, INC.	JETRODS	463798	TMA 262309	Registered	Canada	11-Sep-1981	11-Sep-2011
TWECO PRODUCTS, INC.	PROTEX	463799	TMA 264053	Registered	Canada	06-Nov-1981	06-Nov-2011
TWECO PRODUCTS, INC.	QRC	800595	TMA 501316	Registered	Canada	28-Sep-1998	28-Sep-2013
TWECO PRODUCTS, INC.	QRC	257227	530741	Registered	Mexico	12-Sep-1996	15-Mar-2016
TWECO PRODUCTS, INC.	QRT	257226	528568	Registered	Mexico	26-Aug-1996	15-Mar-2016
TWECO PRODUCTS, INC.	QTR	800594	TMA 475650	Registered	Canada	05-May-1997	05-May-2012
TWECO PRODUCTS, INC.	ROBO-REAM	735429	TMA 438429	Registered	Canada	27-Jan-1995	27-Jan-2010
TWECO PRODUCTS, INC.	SEA DRAGON & Design	806771	TMA 474554	Registered	Canada	11-Apr-1997	11-Apr-2012

19

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

TWECO PRODUCTS, INC.	SEA-CUT	463804	TMA 261970	Registered	Canada	28-Aug-1981	28-Aug-2011
TWECO PRODUCTS, INC.	SEA-CUT and Mermaid Design	463803	TMA 261969	Registered	Canada	28-Aug-1981	28-Aug-2011
TWECO PRODUCTS, INC.	SEA-PAK	463808	TMA 262311	Registered	Canada	11-Sep-1981	11-Sep-2011
TWECO PRODUCTS, INC.	SEA-WELD	463806	TMA 261972	Registered	Canada	28-Aug-1981	28-Aug-2011
TWECO PRODUCTS, INC.	SEA-WELD and Mermaid Design	463805	TMA 261971	Registered	Canada	28-Aug-1981	28-Aug-2011
TWECO PRODUCTS, INC.	SPEEDLOK	5969308	5969308	Registered	European Community	17-Apr-2008	22-May-2017
TWECO PRODUCTS, INC.	SPRAY MASTER	1232914	TMA671224	Registered	Canada	25-Aug-2006	25-Aug-2021
TWECO PRODUCTS, INC.	SPRAY MASTER	694565	894841	Registered	Mexico	17-Aug-2005	17-Dec-2014
TWECO PRODUCTS, INC.	STAINCRAFT	R 01 02494	488433	Registered	Indonesia	16-Dec-1991	16-Dec-2011
TWECO PRODUCTS, INC.	SUPRA	414083	A414083	Registered	Australia	30-Oct-1987	24-Aug-2015
TWECO PRODUCTS, INC.	SUPRA	811742482	811742482	Registered	Brazil	19-Aug-1986	19-Aug-2016
TWECO PRODUCTS, INC.	SUPRA	551209	TMA 322033	Registered	Canada	26-Dec-1986	26-Dec-2016
TWECO PRODUCTS, INC.	SUPRA	237740	117756	Registered	Colombia	25-Aug-1987	25-Aug-2012
TWECO PRODUCTS, INC.	SUPRA	S/4696/84	T84/04596 Z	Registered	Singapore	03-Sep-1984	03-Sep-2011
TWECO PRODUCTS, INC.	SUPRA	523/89	369434	Inactive	Switzerland	08-Jun-1989	20-Jan-2009
TWECO PRODUCTS, INC.	THERMAL ARC	1386742		Pending	India
TWECO PRODUCTS, INC.	THERMAL DYNAMICS	200433086	3692213	Registered	China (Peoples Republic)	21-Mar-08	20-Mar-2018
TWECO PRODUCTS, INC.	TUFF COTE and Mermaid Design	463796	TMA 278519	Registered	Canada	08-Apr-1983	08-Apr-2013
TWECO PRODUCTS, INC.	TUFF COTE and Mermaid Design	463795	TMA 281547	Registered	Canada	22-Jul-1983	22-Jul-2013
TWECO PRODUCTS, INC.	TWECO	384636	A 384636	Registered	Australia	11-Apr-1985	01-Dec-2013
TWECO PRODUCTS, INC.	TWECO	819347400	819347400	Registered	Brazil	16-Mar-1999	16-Mar-2009
TWECO PRODUCTS, INC.	TWECO	819347418	819347418	Registered	Brazil	06-Apr-2004	06-Apr-2014
TWECO PRODUCTS, INC.	TWECO	821464833	821464833	Registered	Brazil	01-Apr-2003	01-Apr-2013
TWECO PRODUCTS, INC.	TWECO	551211	TMA 324410	Registered	Canada	06-Mar-1987	06-Mar-2017
TWECO PRODUCTS, INC.	TWECO	464915	565601	Registered	Chile	07-Apr-2000	07-Apr-2010

20

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

TWECO PRODUCTS, INC.	TWECO	236842	118834	Registered	Colombia	14-Sep-1987	14-Sep-2012
TWECO PRODUCTS, INC.	TWECO	64568	64568	Registered	Egypt	13-Oct-1986	27-Aug-2014
TWECO PRODUCTS, INC.	TWECO	715085	1284430	Registered	France	25-Aug-1994	20-Sep-2014
TWECO PRODUCTS, INC.	TWECO	T23717/9	1098531	Registered	Germany	31-Oct-1986	31-Aug-2014
TWECO PRODUCTS, INC.	TWECO		426655	Registered	India	31-Dec-1992	03-Sep-2015
TWECO PRODUCTS, INC.	TWECO	21935C/84	433644	Registered	Italy	16-Jun-1986	12-Sep-2014
TWECO PRODUCTS, INC.	TWECO	59-91530	2130308	Registered	Japan	28-Apr-1989	28-Apr-2019
TWECO PRODUCTS, INC.	TWECO	99-91530	2130308	Registered	Japan	28-Apr-1989	28-Apr-2009
TWECO PRODUCTS, INC.	TWECO	84-13796	117227	Registered	Korea, Republic of	20-Sep-1985	20-Sep-2015
TWECO PRODUCTS, INC.	TWECO	84-13795	117226	Registered	Korea, Republic of	20-Sep-1985	20-Sep-2015
TWECO PRODUCTS, INC.	TWECO	238624	310603	Registered	Mexico	09-Aug-1985	13-Sep-2014
TWECO PRODUCTS, INC.	TWECO	202878	99908	Registered	Peru	19-Oct-1992	19-Oct-2012
TWECO PRODUCTS, INC.	TWECO	S/4595/84	T84/04595 A	Registered	Singapore	03-Sep-1984	03-Sep-2011
TWECO PRODUCTS, INC.	TWECO	84/7690	84/7690	Registered	South Africa	30-Aug-1984	30-Aug-2014
TWECO PRODUCTS, INC.	TWECO	84-6153	216291	Registered	Sweden	06-Apr-1990	06-Apr-2010
TWECO PRODUCTS, INC.	TWECO	19446	17953	Registered	United Arab Emirates	26-Sep-1998	18-Nov-2016
TWECO PRODUCTS, INC.	TWECO	1225213	A1225213	Registered	United Kingdom	14-Jul-1986	22-Aug-2015
TWECO PRODUCTS, INC.	TWECO	8251/84	125318-F	Registered	Venezuela	10-Jun-1986	10-Jun-2011
TWECO PRODUCTS, INC.	TWECO (stylized)	388357	TM 119588	Registered	Thailand	12-Sep-2000	31-May-2009
TWECO PRODUCTS, INC.	TWECOTONG	412206	A412206	Registered	Australia	11-Aug-1987	23-Jul-2015
TWECO PRODUCTS, INC.	WELDSKILL	615760	A615760	Registered	Australia	09-Jan-1995	08-Nov-2010
TWECO PRODUCTS, INC.	WELDSKILL	962905		Abandoned	Mexico
TWECO PRODUCTS, INC.	X-TEND-A-LENS	813006	TMA 514880	Registered	Canada	19-Aug-1999	19-Aug-2014
Victor Equipment Company	“WS” and Design	75/386652	2309749	Registered	United States of America	18-Jan-2000	18-Jan-2010

21

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Victor Equipment Company	ACUCLAD	829271422	820944440	Published	Brazil
Victor Equipment Company	ADVANTAGE HF	73/774020	1557769	Registered	United States of America	26-Sep-1989	26-Sep-2009
Victor Equipment Company	AIRCUT	77/405212		Pending	United States of America
Victor Equipment Company	ALCLEAN	72/442815	971130	Registered	United States of America	23-Oct-1973	23-Oct-2013
Victor Equipment Company	ANGLE-ARC	73/634933	1477455	Registered	United States of America	23-Feb-1988	23-Feb-2018
Victor Equipment Company	ARC MASTER	78/850264	3253337	Registered	United States of America	19-Jun-2007	19-Jun-2017
Victor Equipment Company	ARC WATER and Design	73/258538	1189814	Registered	United States of America	16-Feb-1982	16-Feb-2012
Victor Equipment Company	ARCAIR	72/440402	1006539	Registered	United States of America	11-Mar-1975	11-Mar-2015
Victor Equipment Company	ARCAIR (Stylized)	71/627372	573756	Registered	United States of America	28-Apr-1953	23-Apr-2013
Victor Equipment Company	ARCAIR-MATIC	73/121940	1097276	Registered	United States of America	25-Jul-1978	25-Jul-2018
Victor Equipment Company	ARCWATER	73/258537	1190507	Registered	United States of America	23-Feb-1982	23-Feb-2012
Victor Equipment Company	AUTOCRAFT	5143177	5143177	Registered	European Community	05-Jul-2007	26-May-2016
Victor Equipment Company	AUTOCRAFT	78/890129	3424597	Registered	United States of America	06-May-2008	06-May-2018
Victor Equipment Company	CABLEHOZ	73/192149	1145417	Registered	United States of America	06-Jan-1981	06-Jan-2011
Victor Equipment Company	Circle “T” Design	73/481275	1338889	Registered	United States of America	04-Jun-1985	04-Jun-2015
Victor Equipment Company	CLIMBER	72/357576	918492	Registered	United States of America	17-Aug-1971	17-Aug-2011
Victor Equipment Company	COMET	6150/87	87006150	Registered	Malaysia	28-Dec-1987	28-Dec-2018
Victor Equipment Company	CONTRACTOR PLUS	75/581672	2403293	Registered	United States of America	14-Nov-2000	14-Nov-2010
Victor Equipment Company	CRYODEPOT	1013852	TMA 534943	Registered	Canada	18-Oct-2000	18-Oct-2015
Victor Equipment Company	CUTMASTER	72/077833	692021	Registered	United States of America	26-Jan-1960	26-Jan-2010
Victor Equipment Company	DRAGSTER	75/688929	2422160	Registered	United States of America	16-Jan-2001	16-Jan-2011
Victor Equipment Company	ELIMINATOR	74/239783	1790954	Registered	United States of America	31-Aug-1993	31-Aug-2013
Victor Equipment Company	EXCEL-ARC	74/329608	1796291	Registered	United States of America	05-Oct-1993	05-Oct-2013
Victor Equipment Company	EXPLORER	75/353959	2465943	Registered	United States of America	03-Jul-2001	03-Jul-2011

22

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Victor Equipment Company	EXTREME	1129522	TMA628050	Registered	Canada	09-Dec-2004	09-Dec-2019
Victor Equipment Company	EXTREME	530605	817546	Registered	Mexico	16-Jan-2004	01-Feb-2012
Victor Equipment Company	EXTREME	78/104151	2849208	Registered	United States of America	01-Jun-2004	01-Jun-2014
Victor Equipment Company	EZ-CUT	351115	593123	Registered	Mexico	24-Nov-1998	19-Oct-2008
Victor Equipment Company	FABGUN	78/204774	2844036	Registered	United States of America	18-May-2004	18-May-2014
Victor Equipment Company	FABRICATOR	73/778495	1558889	Registered	United States of America	03-Oct-1989	03-Oct-2009
Victor Equipment Company	FABSTAR	74/144541	1667523	Registered	United States of America	10-Dec-1991	10-Dec-2011
Victor Equipment Company	FIREPOWER	829939261		Pending	Brazil
Victor Equipment Company	FIREPOWER	522877	323233	Registered	Canada	06-Feb-1987	06-Feb-2017
Victor Equipment Company	FIREPOWER	795688	1439827	Registered	France	04-Apr-1996	11-May-2016
Victor Equipment Company	FIREPOWER	35384C/84	461142	Registered	Italy	19-Jan-1987	21-Aug-2014
Victor Equipment Company	FIREPOWER	237576	315116	Registered	Mexico	16-Jul-1986	21-Aug-2014
Victor Equipment Company	FIREPOWER	237578	309051	Registered	Mexico	09-Jul-1985	21-Aug-2014
Victor Equipment Company	FIREPOWER	237577	308019	Registered	Mexico	17-Jun-1985	21-Aug-2014
Victor Equipment Company	FIREPOWER	S/1705/86	T86/01705Z	Registered	Singapore	28-Apr-1986	28-Apr-2013
Victor Equipment Company	FIREPOWER	S/1706/86	T86/01706H	Registered	Singapore	28-Apr-1986	28-Apr-2013
Victor Equipment Company	FIREPOWER	1265741	B 1265741	Registered	United Kingdom	03-Feb-1989	25-Apr-2017
Victor Equipment Company	FIREPOWER	73/479892	1328067	Registered	United States of America	02-Apr-1985	02-Apr-2015
Victor Equipment Company	FIREPOWER	6181-1986	134828	Registered	Venezuela	10-Jun-1988	10-Jun-2013
Victor Equipment Company	FIREPOWER	6180-1986	134827	Registered	Venezuela	10-Jun-1988	10-Jun-2013
Victor Equipment Company	FLAMEBUSTER	74/150005	1732576	Registered	United States of America	17-Nov-1992	17-Nov-2012
Victor Equipment Company	FTT Logo	1354262	TMA728,984	Registered	Canada	20-Nov-08	20-Nov-2023
Victor Equipment Company	FTT Logo	77/223576		Allowed	United States of America
Victor Equipment Company	GOT POWER?	75/778225	2592178	Registered	United States of America	09-Jul-2002	09-Jul-2012
Victor Equipment Company	HEFTY	75/315042	2233442	Registered	United States of America	23-Mar-1999	23-Mar-2019

23

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Victor Equipment Company	JETRODS	73/033961	1035669	Registered	United States of America	16-Mar-1976	16-Mar-2016
Victor Equipment Company	JOURNEYMAN	235139	117862	Registered	Colombia	27-Aug-1987	27-Aug-2012
Victor Equipment Company	JOURNEYMAN	1374	-644620	Registered	Saudi Arabia	18-Jun-1986	04-Apr-2014
Victor Equipment Company	JOURNEYMAN	19404	15047	Registered	United Arab Emirates	09-May-1998	16-Nov-2016
Victor Equipment Company	JOURNEYMAN	73/115977	1078304	Registered	United States of America	29-Nov-1977	29-Nov-2017
Victor Equipment Company	K4000	73/634934	1474783	Registered	United States of America	02-Feb-1988	02-Feb-2018
Victor Equipment Company	KNUCKLEHEAD	77/176511	3,577,013	Registered	United States of America	2/17/2009	2/17/2019
Victor Equipment Company	MECO	148038	TMDA 57364	Registered	Canada	03-Mar-1934	01-Sep-2017
Victor Equipment Company	MECO (stylized)		57231	Registered	New Zealand	11-Oct-1955	11-Oct-2014
Victor Equipment Company	MECO (stylized)	71/232282	221149	Registered	United States of America	23-Nov-1926	23-Nov-2016
Victor Equipment Company	MEDALIST	74/269929	1882724	Registered	United States of America	07-Mar-1995	07-Mar-2015
Victor Equipment Company	MEGA-ARC	73/183902	1147547	Registered	United States of America	24-Feb-1981	24-Feb-2011
Victor Equipment Company	Mermaid Design	73/258555	1179927	Registered	United States of America	01-Dec-1981	01-Dec-2011
Victor Equipment Company	METALCRAFT	782364	TMA 467479	Registered	Canada	11-Dec-1996	11-Dec-2011
Victor Equipment Company	METALCRAFT	74/588495	1925253	Registered	United States of America	10-Oct-1995	10-Oct-2015
Victor Equipment Company	METALCRAFT	74/047200	1633054	Registered	United States of America	29-Jan-1991	29-Jan-2011
Victor Equipment Company	METALPOWER	1145130	TMA617659	Registered	Canada	25-Aug-2004	25-Aug-2019
Victor Equipment Company	METALPOWER	3578703	200433171	Registered	China (Peoples Republic)	21-Dec-2004	20-Dec-2014
Victor Equipment Company	METALPOWER	76/413922	2771056	Registered	United States of America	07-Oct-2003	07-Oct-2013
Victor Equipment Company	MINI-MIG-GUN	73/644618	1490857	Registered	United States of America	07-Jun-1988	07-Jun-2018
Victor Equipment Company	Miscellaneous Design (Regulator)	73/329843	1309710	Registered	United States of America	18-Dec-1984	18-Dec-2014
Victor Equipment Company	Miscellaneous Design (Regulators)	73/532217	1429036	Registered	United States of America	17-Feb-1987	17-Feb-2017
Victor Equipment Company	MISCELLANEOUS DESIGN (SWIRL)	73/581787	1414725	Registered	United States of America	28-Oct-1986	28-Oct-2016
Victor Equipment Company	Miscellaneous Design (Torch handle)	73/457140	1394663	Registered	United States of America	27-May-1986	27-May-2016

24

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Victor Equipment Company	Miscellaneous Design (Torch)	73/457111	1396488	Registered	United States of America	10-Jun-1986	10-Jun-2016
Victor Equipment Company	O2N DEMAND	75/364527	2240388	Registered	United States of America	20-Apr-1999	20-Apr-2009
Victor Equipment Company	PERFORMER	73/114901	1092715	Registered	United States of America	06-Jun-1978	06-Jun-2018
Victor Equipment Company	PIPEARC	702994	702994	Registered	Australia	11-Jun-1997	22-Feb-2016
Victor Equipment Company	PORTA-FEED	75/315043	2233443	Registered	United States of America	23-Mar-1999	23-Mar-2019
Victor Equipment Company	POWERMASTER	75/641092	2394247	Registered	United States of America	10-Oct-2000	10-Oct-2010
Victor Equipment Company	POWER-PLUS	75/251842	2211717	Inactive	United States of America	15-Dec-1998	15-Dec-2008
Victor Equipment Company	PRO LINE	74/491878	1917159	Registered	United States of America	05-Sep-1995	05-Sep-2015
Victor Equipment Company	PRO-LITE	75/207509	2204380	Inactive	United States of America	17-Nov-1998	17-Nov-2008
Victor Equipment Company	PRO-PLUS	75/154259	2201858	Inactive	United States of America	03-Nov-1998	03-Nov-2008
Victor Equipment Company	PROTEX	72/442813	983115	Registered	United States of America	07-May-1974	07-May-2014
Victor Equipment Company	PROTIP and Design	614673	682738	Registered	Chile	26-Feb-2004	08-Jan-2014
Victor Equipment Company	PROTIP and Design	3206935	3206935	Registered	European Community	22-Nov-2004	30-May-2013
Victor Equipment Company	PROTIP and Design	2003/08847	2003/08847	Registered	South Africa	02-Nov-2007	30-May-2013
Victor Equipment Company	PRO-WAVE	75/244601	2207577	Inactive	United States of America	01-Dec-1998	01-Dec-2008
Victor Equipment Company	PULSEMASTER	77/261444		Pending	United States of America
Victor Equipment Company	P-WEE	75/207510	2192711	Registered	United States of America	29-Sep-1998	29-Sep-2008
Victor Equipment Company	QRC	75/065130	2035531	Registered	United States of America	04-Feb-1997	04-Feb-2017
Victor Equipment Company	QTR	75/038639	2015776	Registered	United States of America	12-Nov-1996	12-Nov-2016
Victor Equipment Company	RAIDER	76/394935	2798775	Registered	United States of America	23-Dec-2003	23-Dec-2013
Victor Equipment Company	ROBO-REAM	78/364870	2989159	Registered	United States of America	30-Aug-2005	30-Aug-2015
Victor Equipment Company	SCOUT	75/353881	2322198	Registered	United States of America	22-Feb-2000	22-Feb-2010
Victor Equipment Company	SEA CUT and Design	72/386973	947251	Registered	United States of America	14-Nov-1972	14-Nov-2012
Victor Equipment Company	SEA DRAGON	74/725026	2053531	Registered	United States of America	15-Apr-1997	15-Apr-2017

25

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			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Victor Equipment Company	SEA DRAGON Design	75/010607	2164332	Registered	United States of America	09-Jun-1998	09-Jun-2018
Victor Equipment Company	SEA DRAGON & Design	257234	530742	Registered	Mexico	12-Sep-1996	15-Mar-2016
Victor Equipment Company	SEA JET	73/634930	1469648	Registered	United States of America	22-Dec-1987	22-Dec-2017
Victor Equipment Company	SEA TORCH	73/334345	1222445	Registered	United States of America	04-Jan-1983	04-Jan-2013
Victor Equipment Company	SEA WELD and Mermaid Design	72/386971	947595	Registered	United States of America	21-Nov-1972	21-Nov-2012
Victor Equipment Company	SEA-CUT	72/386970	947250	Registered	United States of America	14-Nov-1972	14-Nov-2012
Victor Equipment Company	SEA-PAK	73/070789	1114820	Registered	United States of America	13-Mar-1979	13-Mar-2019
Victor Equipment Company	SEA-STINGER	73/358931	1229479	Registered	United States of America	08-Mar-1983	08-Mar-2013
Victor Equipment Company	SEA-WELD	72/386972	946333	Registered	United States of America	31-Oct-1972	31-Oct-2012
Victor Equipment Company	SLICE	73/527620	1419571	Registered	United States of America	02-Dec-1986	02-Dec-2016
Victor Equipment Company	SLICE	75/074913	2052443	Registered	United States of America	15-Apr-1997	15-Apr-2017
Victor Equipment Company	SLIMLITE	75/648906	2434602	Registered	United States of America	13-Mar-2001	13-Mar-2011
Victor Equipment Company	SMART LOGIC	844096	TMA 506227	Registered	Canada	08-Jan-1999	08-Jan-2014
Victor Equipment Company	SMART LOGIC	75/292349	2265811	Registered	United States of America	27-Jul-1999	27-Jul-2009
Victor Equipment Company	SMARTLINK Logo	1354263	TMA728,819	Pending	Canada	19-Nov-2008	19-Nov-2023
Victor Equipment Company	SMARTLINK Logo	77/223552		Abandoned	United States of America
Victor Equipment Company	SMARTLOGIC Logo	1354264		Pending	Canada
Victor Equipment Company	SMARTLOGIC Logo	77/223559		Published	United States of America
Victor Equipment Company	SMARTMIG (And Design)	1354268		Pending	Canada
Victor Equipment Company	SMARTMIG Logo	77/223569		Allowed	United States of America
Victor Equipment Company	SMOKE MASTER	74/347200	1825781	Registered	United States of America	08-Mar-1994	08-Mar-2014
Victor Equipment Company	Snake Design	1376958		Pending	Canada
Victor Equipment Company	Snake Design	904681		Pending	Mexico
Victor Equipment Company	Snake Design	904682	1048102	Registered	Mexico	6/30/2008	12/19/2017
Victor Equipment Company	SNAKE DESIGN	77/364036		Pending	United States of America

26

							Next
			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Victor Equipment Company	SOF-FLAME	73/500058	1392154	Registered	United States of America	06-May-1986	06-May-2016
Victor Equipment Company	SPITFIRE	78/565303	3070666	Registered	United States of America	21-Mar-2006	21-Mar-2016
Victor Equipment Company	SPRAY MASTER	78/472603	3008820	Registered	United States of America	25-Oct-2005	25-Oct-2015
Victor Equipment Company	SUPERRANGE	73/115032	1077305	Registered	United States of America	15-Nov-1977	15-Nov-2017
Victor Equipment Company	SUPER-RANGE	1375	-644592	Registered	Saudi Arabia	18-Jun-1986	05-Apr-2014
Victor Equipment Company	SUPRA-MIG-GUN	73/401590	1291943	Registered	United States of America	28-Aug-1984	28-Aug-2014
Victor Equipment Company	THERMADYNE	200433089	3329629	Registered	China (Peoples Republic)	28-Oct-2003	27-Oct-2013
Victor Equipment Company	THERMAL ARC	4061866	4061866	Registered	China (Peoples Republic)	21-Aug-2006	20-Aug-2016
Victor Equipment Company	THERMAL ARC	2008-004035		Pending	Japan
Victor Equipment Company	THERMAL ARC	77/320282		Published	United States of America
Victor Equipment Company	THERMAL ARC	73/552251	1429039	Registered	United States of America	17-Feb-1987	17-Feb-2017
Victor Equipment Company	THERMAL ARC (STYLIZED)	72/198597	799830	Registered	United States of America	07-Dec-1965	07-Dec-2015
Victor Equipment Company	THERMAL ARC and Design	200433087	3426130	Registered	China (Peoples Republic)	14-Jul-2004	13-Jul-2014
Victor Equipment Company	TITAN	73/334347	1250161	Registered	United States of America	06-Sep-1983	06-Sep-2013
Victor Equipment Company	TOTE-L-PACK	73/740478	1538954	Registered	United States of America	16-May-1989	16-May-2009
Victor Equipment Company	TRANSMIG	4-2008-005410	4-2008-005410	Pending	Philippines	25-Aug-2008	25-Aug-2018
Victor Equipment Company	TRI-ARC	73/283505	1184570	Registered	United States of America	05-Jan-1982	05-Jan-2012
Victor Equipment Company	TRIPL-FLINT	207157	UCA 37110	Registered	Canada	02-May-1950	02-May-2010
Victor Equipment Company	TRIPL-FLINT-LOK	72/124928	745463	Registered	United States of America	19-Feb-1963	19-Feb-2013
Victor Equipment Company	TUFF COTE	73/258554	1210297	Registered	United States of America	28-Sep-1982	28-Sep-2012
Victor Equipment Company	TUFF COTE and Mermaid Design	73/258531	1187455	Registered	United States of America	26-Jan-1982	26-Jan-2012
Victor Equipment Company	TURBOGAS	3860533	3860533	Registered	European Community	04-Jan-2006	24-May-2014
Victor Equipment Company	TURBOGAS	78/412628	3118068	Registered	United States of America	18-Jul-2006	18-Jul-2016
Victor Equipment Company	TURBO-LITE	561009	TMA 331730	Registered	Canada	11-Sep-1987	11-Sep-2017

27

							Next
			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Victor Equipment Company	TURBOSKILL	75/549684	2457844	Registered	United States of America	05-Jun-2001	05-Jun-2011
Victor Equipment Company	TURBOTORCH	821464795	821464795	Registered	Brazil	01-Apr-2003	01-Apr-2013
Victor Equipment Company	TURBOTORCH	434393	TMA 246690	Registered	Canada	13-Jun-1980	13-Jun-2010
Victor Equipment Company	TURBOTORCH	131587	131587	Registered	Greece	17-Nov-1998	13-Dec-2016
Victor Equipment Company	TURBOTORCH	103373/86	2368841	Registered	Japan	31-Jan-1992	31-Jan-2012
Victor Equipment Company	TURBOTORCH	40-2006-58255	734382	Registered	Korea, Republic of	16-Jan-2008	16-Jan-2018
Victor Equipment Company	TURBOTORCH	250521	335329	Registered	Mexico	04-Nov-1987	19-Jun-2015
Victor Equipment Company	TURBOTORCH	(72) 50701	249366	Registered	Taiwan	01-Jul-1984	30-Jun-2014
Victor Equipment Company	TURBOTORCH		B 984470	Registered	United Kingdom	04-Sep-1973	09-Dec-2016
Victor Equipment Company	TURBOTORCH	73/581712	1410139	Registered	United States of America	23-Sep-1986	23-Sep-2016
Victor Equipment Company	TURBOTORCH	72/295694	876047	Registered	United States of America	02-Sep-1969	02-Sep-2009
Victor Equipment Company	TURBOTORCH	6067/81	116780-F	Registered	Venezuela	18-Apr-1986	18-Apr-2011
Victor Equipment Company	TURBOTOTE	547794	TMA 325348	Registered	Canada	27-Mar-1987	27-Mar-2017
Victor Equipment Company	TURBOTOTE (Stylized)	73/331636	1250971	Registered	United States of America	13-Sep-1983	13-Sep-2013
Victor Equipment Company	TWECO	200044206	200044206	Registered	Brazil	06-Apr-2004	06-Apr-2014
Victor Equipment Company	TWECO	71/590722	545200	Registered	United States of America	17-Jul-1951	17-Jul-2011
Victor Equipment Company	TWECO ROBOTICS and Design	75/391926	2297376	Registered	United States of America	07-Dec-1999	07-Dec-2009
Victor Equipment Company	TWECOTONG	71/590723	545201	Registered	United States of America	17-Jul-1951	17-Jul-2011
Victor Equipment Company	ULTIMA	75/018694	2196871	Inactive	United States of America	20-Oct-1998	20-Oct-2008
Victor Equipment Company	ULTRAFEED	75/052102	2092110	Registered	United States of America	26-Aug-1997	26-Aug-2017
Victor Equipment Company	VICTOR	2240395	1766458	Registered	Argentina	07-Sep-2000	09-Dec-2009
Victor Equipment Company	VICTOR	2244497	1806113	Registered	Argentina	04-Oct-2000	04-Oct-2010
Victor Equipment Company	VICTOR	2244498	1806114	Registered	Argentina	01-Mar-2001	04-Oct-2010
Victor Equipment Company	VICTOR		B 268133	Registered	Australia	25-Nov-1970	25-Nov-2015

28

							Next
			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Victor Equipment Company	VICTOR		B 244300	Registered	Australia	25-Nov-1970	25-Nov-2015
Victor Equipment Company	VICTOR		B 268132	Registered	Australia	25-Nov-1970	25-Nov-2015
Victor Equipment Company	VICTOR	821464744	821464744	Registered	Brazil	08-Apr-2003	08-Apr-2013
Victor Equipment Company	VICTOR	740145606	740145606	Registered	Brazil	07-Feb-1984	07-Feb-2014
Victor Equipment Company	VICTOR	811205916	811205916	Registered	Brazil	24-Jul-1984	23-Jul-2014
Victor Equipment Company	VICTOR	14561-74	6987559	Registered	Brazil	25-Sep-1979	25-Sep-2009
Victor Equipment Company	VICTOR	227901	TMA 102231	Registered	Canada	23-Dec-1955	23-Dec-2015
Victor Equipment Company	VICTOR	473487	763358	Registered	Chile	26-Jul-2006	26-Jul-2016
Victor Equipment Company	VICTOR	146571	103735	Registered	Colombia	10-Oct-1983	10-Oct-2013
Victor Equipment Company	VICTOR	146571	103736	Registered	Colombia	10-Oct-1983	10-Oct-2008
Victor Equipment Company	VICTOR		1288	Registered	Ecuador	22-Dec-1977	22-Dec-2012
Victor Equipment Company	VICTOR	49721	49721	Registered	Egypt	20-Jul-1974	19-Jul-2014
Victor Equipment Company	VICTOR	49722	49722	Registered	Egypt	20-Jul-1974	19-Jul-2014
Victor Equipment Company	VICTOR	49723	49723	Registered	Egypt	20-Jul-1974	19-Jul-2014
Victor Equipment Company	VICTOR	235281	1613428	Registered	France	03-Jul-2000	04-Sep-2010
Victor Equipment Company	VICTOR	V 2776/23 Wz	687868	Registered	Germany	07-Dec-1954	31-Dec-2014
Victor Equipment Company	VICTOR	1272800	1272800	Registered	India	10-Oct-2005	16-Mar-2014
Victor Equipment Company	VICTOR	229353	394652	Registered	Indonesia	01-Oct-1997	05-Jan-2018
Victor Equipment Company	VICTOR	229353	IDM000150801	Registered	Indonesia	01-Oct-1997	05-Jan-2018
Victor Equipment Company	VICTOR	229353	IDM000150803	Registered	Indonesia	01-Oct-1997	05-Jan-2018
Victor Equipment Company	VICTOR	60627	49331	Registered	Iran	20-Jun-1978	11-Jul-2014
Victor Equipment Company	VICTOR	34977C/80	407083	Registered	Italy	24-Feb-1986	24-Sep-2010
Victor Equipment Company	VICTOR	1644/80	71572	Registered	Korea, Republic of	06-Sep-1980	05-Sep-2010
Victor Equipment Company	VICTOR	7098	6492	Registered	Kuwait	21-Sep-1974	20-Sep-2014
Victor Equipment Company	VICTOR	7099	6493	Registered	Kuwait	21-Sep-1974	20-Sep-2014

29

							Next
			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Victor Equipment Company	VICTOR	7100	6494	Registered	Kuwait	26-Jan-1975	20-Sep-2014
Victor Equipment Company	VICTOR	17283	16117	Registered	Kuwait	14-Nov-1984	13-Nov-2014
Victor Equipment Company	VICTOR	17284	16118	Registered	Kuwait	05-May-1986	13-Nov-2014
Victor Equipment Company	VICTOR	M/87724	M/087724	Registered	Malaysia	07-Dec-1992	06-Sep-2011
Victor Equipment Company	VICTOR	M/87725	M/087725	Registered	Malaysia	14-Aug-1991	06-Sep-2011
Victor Equipment Company	VICTOR	M/87726	M/087726	Registered	Malaysia	30-Dec-1989	06-Sep-2011
Victor Equipment Company	VICTOR	83012	94488	Registered	Mexico	01-Oct-1958	13-Jun-2013
Victor Equipment Company	VICTOR	67232	67232	Registered	Pakistan	23-Apr-1978	23-Apr-2015
Victor Equipment Company	VICTOR	67230	67230	Registered	Pakistan	23-Apr-1978	23-Apr-2015
Victor Equipment Company	VICTOR	67231	67231	Registered	Pakistan	29-Jan-1980	23-Apr-2015
Victor Equipment Company	VICTOR	177446-01		Pending	Panama
Victor Equipment Company	VICTOR	177447-01		Pending	Panama
Victor Equipment Company	VICTOR	900	131/31	Registered	Saudi Arabia	16-Jun-1986	04-Jan-2014
Victor Equipment Company	VICTOR	899	131/30	Registered	Saudi Arabia	16-Jun-1986	10-Jan-2014
Victor Equipment Company	VICTOR	3975	56/95	Registered	Saudi Arabia	07-Aug-1976	24-Oct-2013
Victor Equipment Company	VICTOR	61126	T74/61126A	Registered	Singapore	11-Jun-1974	11-Jun-2015
Victor Equipment Company	VICTOR	61127	T74/61127Z	Registered	Singapore	11-Jun-1974	11-Jun-2015
Victor Equipment Company	VICTOR	61128	T74/61128H	Registered	Singapore	11-Jun-1974	11-Jun-2015
Victor Equipment Company	VICTOR	67382	67382	Registered	Singapore	31-Mar-1976	31-Mar-2017
Victor Equipment Company	VICTOR	76/4853	76/4853	Registered	South Africa	20-Sep-1976	20-Sep-2016
Victor Equipment Company	VICTOR	84-5730	215092	Registered	Sweden	17-Nov-1989	17-Nov-2009
Victor Equipment Company	VICTOR	(64) 30239	81513	Registered	Taiwan	01-Apr-1976	31-Mar-2016
Victor Equipment Company	VICTOR	30938	23588	Registered	United Arab Emirates	08-Feb-2000	20-Apr-2009
Victor Equipment Company	VICTOR	1031442	1031442	Registered	United Kingdom	22-Jun-1974	22-Jun-2015

30

							Next
			Registration			Registration	Renewal
Owner	Trademark	Application No.	No.	Status	Country	Date	Due

Victor Equipment Company	VICTOR	1031441	1031441	Registered	United Kingdom	22-Jun-1974	22-Jun-2015
Victor Equipment Company	VICTOR	1031443	1031443	Registered	United Kingdom	22-Jun-1974	22-Jun-2015
Victor Equipment Company	VICTOR	72/331802	896882	Registered	United States of America	18-Aug-1970	18-Aug-2010
Victor Equipment Company	VICTOR	5066/78	100354-F	Registered	Venezuela	20-Aug-1982	20-Aug-2017
Victor Equipment Company	VICTOR		30595-F	Registered	Venezuela	11-Jul-1956	11-Jul-2011
Victor Equipment Company	VICTOR	8164/76	124377	Registered	Venezuela	21-May-1986	21-May-2011
Victor Equipment Company	VICTOR	8163/76	124376	Registered	Venezuela	21-May-1986	21-May-2011
Victor Equipment Company	VICTOR	8165/76	109554-F	Registered	Venezuela	15-Aug-1984	15-Aug-2009
Victor Equipment Company	VICTOR (English and Arabic)	2049	2049	Registered	Qatar	23-Mar-1987	15-Aug-2011
Victor Equipment Company	VICTOR (Stylized)	71/223348	220890	Registered	United States of America	16-Nov-1926	16-Nov-2016
Victor Equipment Company	VICTOR MEDICAL	78/441615	3020161	Registered	United States of America	29-Nov-2005	29-Nov-2015
Victor Equipment Company	VICTOR SUPER-RANGE	19405	21327	Registered	United Arab Emirates	13-Jun-1999	16-Nov-2016
Victor Equipment Company	Welding Gun Design	73/529479	1396533	Registered	United States of America	10-Jun-1986	10-Jun-2016
Victor Equipment Company	Welding Gun Design	73/529442	1396532	Registered	United States of America	10-Jun-1986	10-Jun-2016
Victor Equipment Company	Welding Gun Design	73/529480	1396534	Registered	United States of America	10-Jun-1986	10-Jun-2016
Victor Equipment Company	Welding Gun Design	73/529441	1397451	Registered	United States of America	17-Jun-1986	17-Jun-2016
Victor Equipment Company	Welding Gun Design	73/577192	1422612	Registered	United States of America	30-Dec-1986	30-Dec-2016
Victor Equipment Company	WELDSKILL	965963		Pending
Victor Equipment Company	WELDSKILL (stylized or with design)	74/427685	1844242	Registered	United States of America	12-Jul-1994	12-Jul-2014
Victor Equipment Company	XL	75/302004	2217888	Registered	United States of America	12-Jan-1999	12-Jan-2009

*	This application/registration will be allowed to lapse.
Note: The Tweco Products, Inc. and Thermal Arc, Inc. trademarks set forth on this schedule are owned by Victor Equipment Company and Thermal Dynamics Corporation, respectively, as a result of the mergers of Tweco Products, Inc. with and into Victor Equipment Company and Thermal Arc, Inc. with and into Thermal Dynamics Corporation . The public records do not currently reflect such ownership. With respect to US trademarks, title updates are in progress. With respect to non-US trademarks, Holdings has no current plans to revise the public records to reflect such change in ownership.

31

VICTOR EQUIPMENT COMPANY

TX0000944231	8/13/1982	WELDING, CUTTING & HEATING GUIDE (abandoned)

TXu000290759	8/4/1987	THE RIGHT STUFF

TXu000290820	8/4/1987	TOP GUNS, BECAUSE THEY WORK

TXu000296091	9/17/1987	TRUE GRIT: COOL, LIGHTWEIGHT TWECO TIG TORCHES—DESIGNED FOR LONG, DEPENDABLE SERVICE

THERMADYNE INDUSTRIES, INC.

Serial 1996 T	X0004495840	CUTTING & WELDING TODAY: TIPS FOR IMPROVING YOUR CUTTING & WELDING PRODUCTIVITY

Serial 1997		CUTTING & WELDING TODAY: TIPS FOR IMPROVING YOUR CUTTING & WELDING PRODUCTIVITY

Serial 1998 TX0004811490		CUTTING & WELDING TODAY: TIPS FOR IMPROVING YOUR CUTTING & WELDING PRODUCTIVITY

Serial 1999		CUTTING & WELDING TODAY: TIPS FOR IMPROVING YOUR CUTTING & WELDING PRODUCTIVITY

STOODY COMPANY

TX0000258587	12/18/1978	BUILD-UP AND HARD-FACING ELECTRODES AND WIRES FOR MANUAL AND SEMI- AUTOMATIC APPLICATIONS

THERMAL DYNAMICS CORPORATION

TX0001953477	12/3/1986	THERMAL ARC PLASMA WELDING AND CUTTING EQUIPMENT

VAu000113630	6/10/1987	DYNAPAK 110: LAY 1 & 2

TXU000285087	6/10/1987	DYNAPAK 110: PRELIMINARY USER MANUAL

TX0001856701	7/18/1986	PAK 3XR CUTTING SYSTEM

TX0000869731	11/23/1981	PAK 45 CUTTING SYSTEM

TX0001890251	7/22/1986	PAK 5 CUTTING SYSTEM

TX0000742589	6/8/1981	PAK 5 CUTTING SYSTEM

TX0000676320	4/20/1981	THERMAL ARC PAK 45 COLOR BROCHURE

TX0000742588	4/20/1981	THERMAL ARC PAK 5 COLOR BROCHURE

2

SCHEDULE 3.17
Hazardous Materials
1. 224 Ryan Way, South San Francisco, California: Coyne Cylinder, n/k/a Thermadyne Cylinder Co. previously leased this property and operated a paint cylinder plant on site. In 1989, acetone-contaminated soil and groundwater were identified on the site after removal of an acetone underground storage tank. The San Mateo County Health Services Agency (the “SMCHSA”) has identified Coyne Cylinder as a responsible party. The soil has been remediated, and SMCHSA is currently requiring quarterly groundwater monitoring of a number of groundwater monitoring wells on site.
2. Former Wingaersbeek Building, 18 Cherry Hill Drive, Danvers, Massachusetts: This site was formerly owned by Victor Equipment Company. In 1988, during the period of ownership, a release of tetrachloroethylene (“PCE”) was discovered on site. The Massachusetts Department of Environmental Protection (“MADEP”) has identified Victor Equipment Company and Thermadyne Holdings Corporation to be parties responsible for remediation. A remediation system exists at the site. Thermadyne Holdings Corporation is currently undertaking an effort to monitor the groundwater, investigate the extent of repairs necessary to reinstate the remediation system, and consult with MADEP about possible alternative means of acquiring closure of the site.

1

SCHEDULE 3.18
Insurance [See attached]

1

Thermadyne Holdings Corporation
2009- 2010 Schedule of Insurance

Coverage	Carrier & Policy #	Limits	Deductibles/Self Insured Retention	Premium
Global Property	Continental Casualty (CNA)	$200,000,000 Policy Limit	$250,000 Property Damage/Business Income Combined	$369,849
	RMP 2057253321 - Domestic	$100,000,000 Boiler & Machinery	Except $50,000 for locations with $2,500,000 TIV
		$87, 933,446 Business Income	$5,000 Computers
	RMP 2057253349 - Canada	$50,000,000 Earth Movement Per Occ/Agg except	$250,000 Earth Movement Per Occurrence except
		$500,000 in AK, CA, HI, PR	5% or $250,000 whichever is greater AK, CA, HI, PR*
		$10,000,000 in New Madrid	2% or $250,000 whichever is greater New Madrid*
		$1,000,000 in Indonesia	5% or $250,000 whichever is greater in Indonesia*
		$5,000,000 in Mexico	5% or $250,000 whichever is greater in Mexico*
$50,000,000 Flood Per Occ/Aggregate except
		$2,500,000 Locations in 100 Year Flood Plain	FL Zone A - $500,000 Bldg, $500,000 PP, $100,000 TE**
		$10,000,000 Locations in 500 Year Flood Plain	FL Zone C - $250,000 Per Occurrence
Ocean Cargo	Continental Casualty (CNA)	$1,500,000 Any one Vessel	$25,000 per Shipment except $1,000 Per	$15,000
Deposit Premium	OC250447	$150,000 On deck with Bill of Lading	Occurrence Parcel Post
$1,500,000 Any one Aircraft
$1,500,000 War and SR&CC
$150,000 Any one Barge and Tow
$1,500,000 Any one Truck or Rail Car
$5,000 Per Package by Mail or Parcel Post
Excess General Liability	Argonaut	$10,000,000 General Aggregate/Policy Cap	$10,000 BI/PD Per Occurrence SIR	$187,749
Premises	ARS4361030	$2,000,000 Products/Completed Ops Aggregate	$10,000 Each Person or Organization PI & AI SIR
Products		$1,000,000 Personal & Advertising Injury	$300,000 Products/Completed Ops Per Occurrence SIR
		$1,000,000 Each Occurrence	$10,000 Employee Benefits Per Claim SIR
$300,000 Damage to Rented Premises
Automobile	Sentry Casualty Company	$1,000,000 Bodily Injury & Property Damage Per	$25,000 Per Accident	$55,044
	90 15718 03	Accident
Workers Compensation	Sentry Insurance a Mutual Co.	Employers Liability	$350,000 Per Occurrence Deductible	$159,264
Deductible	90 15718 01	$1,000,000 Bodily Injury by Accident	$350,000 Loss Limitation - Retro
Retro — MA, NY, OR, WI	90 15718 02	$1,000,000 Bodily Injury by Disease
$1,000,000 Bodily Injury by Disease/Policy Limit
Canadian General Liability	Ace American Insurance	$1,000,000 Each Occurrence	N/A	$7,500
	CXCD36932338	$1,000,000 Products/Completed Operations Aggregate
Canadian Automobile	Sentry Insurance a Mutual Co.	$1,000,000 Third Party Liability	$25,000 Per Accident	$8,626
Other than Quebec	91 15718 01
Quebec Only	91 15718 02

Thermadyne Holdings Corporation
2009- 2010 Schedule of Insurance

Coverage	Carrier & Policy #	Limits	Deductibles/Self Insured Retention	Premium
International Package	Ace American Insurance	$2,000,000 General Aggregate	$1,000 Employee Benefits Each Claim	$76,174
General Liability	CXCD36932338	$2,000,000 Products/Completed Ops Aggregate
		$2,000,000 Each Occurrence
		$1,000,000 Personal Injury and Advertising Injury
		$1,000,000 Fire Damage
		$10,000 Medical Expense (Per Person)
Automobile	CXCD36932338	$1,000,000 Contingent Auto Liability Each Accident
Employers Liability (excluding UK)	CXCD36932338	$1,000,000 Bodily Injury by Accident
		$1,000,000 Bodily Injury by Disease
		$1,000,000 Bodily Injury by Disease/Policy Limit
Umbrella Liability	Colony National Insurance	$10,000,000 Per Occurrence	$10,000 SIR	$177,503
	AR4460095	$10,000,000 General Aggregate
Excess Liability (1st layer)	RSUI Indemnity	$25,000,000 Each Occurrence and Aggregate	N/A	$113,300
	NHA049846	Excess of $10,000,000 Primary
Crime	Federal Insurance (Chubb)	$5,000,000 Employee Theft	$250,000 except $50,000 Money Orders & Counterfeit	$22,500
	6801-2406	$5,000,000 Premises Coverage	Fraud and Credit Card Fraud; 0 Expense Coverage
		$5,000,000 In Transit
		$5,000,000 Forgery
		$5,000,000 Computer Fraud
		$5,000,000 Funds Transfer Fraud
		$5,000,000 Money Orders & Counterfeit Fraud
		$5,000,000 Credit Card Fraud
		$1,000,000 Client Coverage
		$250,000 Expense Coverage
Fiduciary Liability	Executive Risk (Chubb)	$10,000,000 Each Policy Period	$250,000 Insuring Clause 1 & 2	$17,100
	6801-2401
Special Crime	Liberty Insurance Underwriters	$15,000,000	N/A	$12,500
Three Year Prepaid Premium	203929-016
Employed Lawyers	American International Specialty	$1,000,000	0 Non-Indemnifiable Loss; $25,000 All Other Loss	$6,478
	006731844
Directors & Officers Liability***	XL Specialty Insurance	$10,000,000	$200,000 Indemnifiable	$130,000
	ELU108512-08		$200,000 Securities

Thermadyne Holdings Corporation
2009- 2010 Schedule of Insurance

Coverage	Carrier & Policy #	Limits	Deductibles/Self Insured Retention	Premium
Excess Directors & Officers Liability***	Travelers	$10,000,000 Aggregate Each Policy Period Excess	N/A	$104,000
	EC06301184	of $10,000,000 (XL Specialty Insurance)

*	Applies separately to Property Damage and Time Element and applies per Location/Per Occurrence

**	Applies to each Location

***	Policies effective 11-28-08 to 11-28-09
Note: Global Property and International Premiums include premium that will be billed locally to foreign entities

SCHEDULE 3.19
Deposit and Disbursement Accounts
Deposit Accounts
     The following schedule sets forth all banks and other financial institutions at which any domestic Credit Party maintains deposit or other accounts as of the A&R Effective Date, including any Disbursement Accounts.

Account
Name	Bank and Address	Number	Type of Account
Thermadyne Consolidated Account (account into which payments relating to each of Stoody Company, Thermadyne International Corp., Thermal Dynamics Corporation, Victor Equipment Company, and Thermadyne Industries, Inc. are deposited)
	JP Morgan Chase Bank 1 Bank One Plaza Chicago, IL 60670 Contact: Teresa Cox (312) 954-9114; fax (312)-954-9352	Lockbox #24551	Lockbox

Thermadyne Holdings Corporation	JP Morgan Chase Bank 1 Bank One Plaza Chicago, IL 60670	Account #643626252 Account #695213215	Disbursement Disbursement

Thermal Dynamics Corporation	JP Morgan Chase Bank 1 Bank One Plaza Chicago, IL 60670	Account #09-44488	ZBA (controlled disbursements)

	Citizens Bank	Account #330008-0929	Deposit
Customer Service
Center P.O. Box
42001 Providence, RI
02940-2001

1

Account
Name	Bank and Address	Number	Type of Account
Victor Equipment Company	JP Morgan Chase Bank 1 Bank One Plaza Chicago, IL 60670	Lockbox #22037 Account #09-44470	Lockbox ZBA (controlled disbursements)

	JP Morgan Chase Bank 1 Bank One Plaza Chicago, IL 60670	Account #727117525	Credit Card Account

	JP Morgan Chase Bank — Toronto Branch 200 Bay Street, Floor 18, Suite ON1-1800 Toronto, M5J 2J2, Canada	Account #4676269101 Account #4676269210	Canadian dollar collection account US dollar collection account

Stoody Company	JP Morgan Chase Bank 1 Bank One Plaza Chicago, IL 60670	Lockbox #23507 Account #09-44512	Lockbox ZBA (controlled disbursements)

Thermadyne International Corp.	JP Morgan Chase Bank 1 Bank One Plaza Chicago, IL 60670	Account #24500 Account # 10-45160	Lockbox Demand Deposit (amounts received here are swept nightly to Acct#10-45152)

Thermadyne Industries, Inc. (as successor to Thermadyne Mfg. LLC)	JP Morgan Chase Bank 1 Bank One Plaza Chicago, IL 60670	Account #10-45152 Account #11-03787 Account #10-19033	Joint Account (all Lockbox receipts are swept here daily) Cash in Collateral Account Checking (Concentration-ZBA)

2

Account
Name	Bank and Address	Number	Type of Account
Thermadyne Industries, Inc.	JP Morgan Chase Bank	Account #09-44462	ZBA (controlled disbursements)
1 Bank One Plaza
Chicago, IL 60670

All Missouri State Bank accounts have been closed

Thermadyne Industries, Inc.	US Bank	Account #1999200734	Checking (payroll)
Large Corporate Grp.
Mercantile Bank N.A.
#1 Mercantile Center
12th Floor, Tram 12-3
St. Louis, MO 63101

Thomas Nolan
p: 314-425-8210
f: 314-425-2203

3

SCHEDULE 3.20
Government Contracts
None.

1

SCHEDULE 3.22
Bonds; Licenses
None.

1

SCHEDULE 5.01
Trade Names
     The following represent trade names used by the Credit Parties in their ordinary and usual course of business:

Credit Party	Trade Name(s)
C & G Merger Co.	C&G

Stoody Company	Stoody

Thermal Dynamics Corporation	Thermal Dynamics

Cutskill

Victor Equipment Company	Victor

Victor Medical

Firepower

Turbotorch

Thermal Arc

Tweco

Arcair

Weldskill

Thermadyne Industries, Inc.	Thermadyne Logistics Center

Thermadyne Specialty Products

1

SCHEDULE 6.03
Existing Indebtedness
1. Indebtedness outstanding under the First Lien Credit Agreement.
2. High Yield Notes.
3. Industrial Real Property Lease dated as of June 6, 1988, between First Industrial, L.P. (successor to original landlord National Warehouse Investment Company) and Victor Equipment Company, as amended, relating to real property located in Denton, Texas.
4. Industrial Real Property lease dated as of June 6, 1988, between Benning Street LLC (successor to original landlord National Warehouse Investment Company) and Thermal Dynamics Corporation, as amended, relating to real property located in West Lebanon, New Hampshire.
5. Amended and Restated Industrial Real Property lease dated as of August 11, 1988, between Holman/Shidler Investment Corporation and Thermadyne Welding Products Canada Limited, as amended by First Amendment to Amended and Restated Industrial Real Property Lease dated as of January 20, 1989, and the Amending Agreement dated October 25, 2007, relating to real property located in Oakville, Ontario.
6. Capital equipment lease agreements by and between OCIM s.r.l. and Leasint S.p.A. dated as of November 21, 2008, relating to equipment located in Milan, Italy.
7. Master Rental Agreement by and between Victor Equipment de Mexico S.A. de C.V. d/b/a Thermadyne and Nauman/Hobbs Material Handling Corporation II, Inc. dated as of December 19, 2008, as supplemented, relating to equipment located in Hermosillo, Mexico.
8. Master Lease Agreement by and between Thermal Dynamics Corporation and Heartland Business Credit dated as of February 11, 2009, relating to equipment located in West Lebanon, New Hampshire.
9. Term Lease Master Agreement by and between IBM Credit LLC and Thermadyne Holdings Corporation, as supplemented, relating to computer equipment located in Denton, Texas.

1

SCHEDULE 6.04(a)
Transactions with Affiliates
None.

1

SCHEDULE 6.07
Existing Liens
1.	Those Liens of Thermadyne Holdings Corporation as shown on the schedule attached hereto.

2.	Those Liens of Thermadyne Industries, Inc. as shown on the schedule attached hereto.

3.	Those Liens of Victor Equipment Company as shown on the schedule attached hereto.

4.	Those Liens of Thermal Dynamics Corporation as shown on the schedule attached hereto.

5.	Those Liens of Stoody Company as shown on the schedule attached hereto.

6.	Those liens of C&G Merger Co. fka C & G Systems, Inc. as shown on the schedule attached hereto.

7.	Those liens of C& G Systems Holding, Inc. as shown on the schedule attached hereto.

8.	Those Liens of Thermadyne International Corp. as shown on the schedule attached hereto.

9.	Those Liens arising under the Indebtedness listed in Schedule 6.03.

1

THERMADYNE HOLDINGS CORPORATION
SECTION 6.07 LIENS

	FILING
JURISDICTION	DATE	FILING NO.	SECURED PARTY	SCOPE OF LIEN	COMMENTS
Delaware Secretary of State	5/20/03	31288284	General Electric Capital Corporation, as Agent	All assets	Continued 1/2/08

	11/23/04	43308717	General Electric Capital Corporation, as Agent	All assets	Continued 6/1/09

	1/03/06	60010181	IBM Credit LLC	Specific equipment	N/A

	1/19/06	60210609	California First Leasing Corporation	Specific equipment	Amended on 3/10/06 to debtor’s address to address to 16052 Swingley Ridge, Rd, Suite 300;amendnded on 1/15/07 to restate collateral description.

	3/08/06	60796870	Dell Financial Services, L.P.	Specific equipment under lease	Continues financing statement 4153654 effective with Missouri Secretary of State.

	3/08/06	60796888	Dell Financial Services, L.P.	Specific equipment under lease	Continues financing statement 200104636 effective in Missouri, St. Louis.

	11/14/06	64193900	Citicorp Vendor Finance, Inc.	Specific equipment under lease	N/A

	7/22/08	20082511937	IBM Credit LLC	Specific equipment under supplement	N/A

	8/1/08	20082648135	IBM Credit LLC	Specific equipment under supplement	N/A

	10/3/08	20083357934	IBM Credit LLC	Specific equipment under supplement	N/A

	2/11/09	20090452836	Crown Credit Company	Specific equipment	N/A

	2/11/09	20090452893	Crown Credit Company	Specific equipment	N/A

	2/11/09	20090452976	Crown Credit Company	Specific equipment	N/A

	4/1/09	20091034161	Crown Credit Company	Specific equipment	N/A

	4/1/09	20091037206	Crown Credit Company	Specific equipment	N/A

2

THERMADYNE INDUSTRIES, INC.
SECTION 6.07 LIENS

	FILING
JURISDICTION	DATE	FILING NO.	SECURED PARTY	SCOPE OF LIEN	COMMENTS
Delaware Secretary of State	5/20/03	31288383	General Electric Capital Corporation as Agent	All assets	Continued 1/20/08

	4/27/04	41173279	Dell Financial Services, L.P.	Specific equipment under lease	Continued 1/27/09;amended on 2/4/09 to change address of secured party

	11/23/04	43308725	General Electric Capital Corporation, as Agent	All assets	Continued 6/1/09

	8/08/05	52439496	IOS Capital	Specific equipment under lease	N/A

	1/30/07	2007070380021	NMHG Financial Services, Inc.	Specific equipment	N/A

	2/06/07	2007070464932	IOS Capital	Specific equipment under lease	N/A

	3/02/07	20070791243	Thermadyne Holdings Corporation	Specific equipment under a sublease	Lease Agreement Order No. CL-01939 dated 2/9/06;amended on 8/13/07 to assign to California Leasing Corporation

	3/31/08	20081120060	IKON Financial Services	Specific equipment under lease	Amended on 7/21/09 to add additional collateral

	3/6/09	20090707775	IKON Financial Services	Specific equipment under lease	N/A

3

VICTOR EQUIPMENT COMPANY
SECTION 6.07 LIENS

	FILING
JURISDICTION	DATE	FILING NO.	SECURED PARTY	SCOPE OF LIEN	COMMENTS
Delaware Secretary of State	5/20/03	31288904	General Electric Capital Corporation, as Agent	All assets	Continued 1/2/08

	8/10/04	42281766	Raymond Leasing Corporation	Specific equipment	N/A

	10/06/04	42814038	Raymond Leasing Corporation	Specific equipment	N/A

	11/08/04	43151026	Raymond Leasing Corporation	Specific equipment	N/A

	11/23/04	43308758	General Electric Capital Corporation, as Agent	All assets	Continued 6/1/09

	10/27/05	53347631	U.S. Bancorp Oliver-Allen Technology Leasing	Specific equipment	N/A

	12/21/06	64496279	Raymond Leasing Corporation	Specific equipment	N/A

	3/02/07	20070791250	Thermadyne Holdings Corporation	Specific equipment under sublease	Lease Agreement Order No. CL-01939 dated 2/09/06; amended on 8/13/07 assigned to California First Leasing Corporation

	5/29/07	20072002433	Konica Minolta Business Solutions U.S.A., Inc.	Lease transaction (filed for notification purposes)	N/A

	10/25/07	20074036652	Pinnacle Business Finance, Inc.	Specific equipment under lease	N/A

	3/28/08	20081094968	Crown Credit Company	Specific equipment under lease	N/A

	5/22/09	20091636205	Air Liquide Industrial US LP	Vessel	N/A

Denton County, Texas	8/24/07	2007-102224	Texas Workforce Commission	State tax lien – Account No. 00-291310-0	Total amount due $4,045.09

4

THERMAL DYNAMICS CORPORATION
SECTION 6.07 LIENS

	FILING
JURISDICTION	DATE	FILING NO.	SECURED PARTY	SCOPE OF LIEN	COMMENTS
Delaware Secretary of State	8/7/01	10882840	Dell Financial Services, L.P.	Specific equipment under lease	Continued on 6/23/06

	5/20/03	31288730	General Electric Capital Corporation, as Agent	All assets	Continued on 1/2/08

	11/23/04	43308774	General Electric Capital Corporation, as Agent	All assets	Continued on 6/1/09

	11/23/04	61059492	Dell Financial Services, L.P.	Specific equipment under lease	Continues financing statement 200106353, effective in Missouri, St. Louis

	3/29/06	61059500	Dell Financial Services, L.P.	Specific equipment under lease	Continues financing statement 4166198, effective with Missouri Secretary of State

	3/29/06	61059518	Dell Financial Services, L.P.	Specific equipment under lease	Continues financing statement 24425, effective in New Hampshire-Lebanon-Org

	3/29/06	61059526	Dell Financial Services, L.P.	Specific equipment under lease	Continues financing statement 580476, effective with New Hampshire-Secretary of State

	3/29/06	61103753	Dell Financial Services, L.P.	Specific equipment under lease	Continues financing statement 200106691, effective in Missouri, St. Louis

	4/03/06	61103787	Dell Financial Services, L.P.	Specific equipment under lease	Continues financing statement 4168709, effective with Missouri Secretary of State

	4/03/06	61103795	Dell Financial Services, L.P.	Specific equipment under lease	Continues financing statement 580955, effective with New Hampshire-Secretary of State

	4/03/06	61104124	Dell Financial Services, L.P.	Specific equipment under lease	Continues financing statement 24437, effective in New Hampshire-Lebanon-Org

	4/03/06	61605880	Dell Financial Services, L.P.	Specific equipment under lease	Continues financing statement 200108040, effective in Missouri, St. Louis

	5/11/06	61605906	Dell Financial Services, L.P.	Specific equipment under lease	Continues financing statement 4180420, effective Missouri Secretary of State

	4/15/09	20091199576	Heartland Business Credit	Specific equipment under lease	N/A

	4/15/09	20091201687	Heartland Business Credit	Specific equipment under lease	N/A

	4/23/09	20091295333	Heartland Business Credit	Specific equipment under lease	N/A

	5/22/09	20091636361	Heartland Business Credit	Specific equipment	N/A

5

STOODY COMPANY
SECTION 6.07 LIENS

	FILING
JURISDICTION	DATE	FILING NO.	SECURED PARTY	SCOPE OF LIEN	COMMENTS
Delaware Secretary of State	5/20/03	31288219	General Electric Capital Corporation, as Agent	All assets	Continued on 1/20/08

	11/23/04	43308741	General Electric Capital Corporation, as Agent	All assets	Continued on 6/1/09

	1/11/06	60112334	NMHG Financial Services, Inc.	Specific equipment under lease	N/A

Warren County, Kentucky	10/6/08	BK E121 PG 327	Department of Revenue	Tax lien – Case No. 000818868	Authorized individual must contact department to obtain amount of lien
C&G MERGER CO. FKA C & G SYSTEMS, INC.
SECTION 6.07 LIENS

	FILING
JURISDICTION	DATE	FILING NO.	SECURED PARTY	SCOPE OF LIEN	COMMENTS
Illinois Secretary of State	5/22/03	7037910	General Electric Capital Corporation, as Agent	All assets	Continued on 1/3/08; amended on 1/23/08 to delete specific collateral

	11/24/04	9295585	General Electric Capital Corporation, as Agent	All assets	Amended on 1/23/08 to delete specific collateral; continued on 6/1/09

6

C & G SYSTEMS HOLDING, INC.
SECTION 6.07 LIENS

	FILING
JURISDICTION	DATE	FILING NO.	SECURED PARTY	SCOPE OF LIEN	COMMENTS
Delaware Secretary of State	5/20/03	31288011	General Electric Capital Corporation, as Agent	All assets	Continued on 1/2/08

	11/23/04	43308790	General Electric Capital Corporation	All assets	Continued on 6/1/09
THERMADYNE INTERNATIONAL CORP
SECTION 6.07 LIENS

	FILING
JURISDICTION	DATE	FILING NO.	SECURED PARTY	SCOPE OF LIEN	COMMENTS
Delaware Secretary of State	5/20/03	31288482	General Electric Capital Corporation, as Agent	All assets	Continued on 1/20/08

	11/23/04	43089709	General Electric Capital Corporation, Agent	All assets	N/A

7

SUPPLEMENTAL DISCLOSURE SCHEDULES TO 2009 AMENDED AND RESTATED
SECOND LIEN CREDIT AGREEMENT

SCHEDULE 3.01

Type of Entity; State of Organization; FEIN

Territory/Jurisdiction
	Type of	of	Organization
Name	Entity	Organization	Number	FEIN
Thermadyne Australia Pty Ltd	Proprietary Company	Victoria	071 843 028	N/A

Cigweld Pty Ltd	Proprietary Company	Victoria	007 226 815	N/A

1

SCHEDULE 3.02
Executive Offices; Collateral Locations
(a) Set forth below is the current location of each Credit Party’s chief executive office and the location of the books and records.

Theradyne Australia Pty Ltd	PO Box 92	71-73 Gower Street
	Preston 3072	Preston Victoria 3072

Cigweld Pty Ltd	PO Box 92	71-73 Gower Street
	Preston 3072	Preston Victoria 3072
(b) The following are all the locations where Equipment and/or Inventory is maintained by any of the Credit Parties:

Cigweld Pty Ltd	71-73 Gower Street
Preston Victoria 3072
(c) The following are all locations where the Credit Parties maintain any Equipment and Inventory with third parties:

Cigweld Pty Ltd	Jetstyle Express
PO Box 803
Cannington WA 6987

MTS Warehouse &
Distribution
570 Tarragindy Road
Tarragindy QLD

Quick Smart Transport
PO Box 7228
Garbutt QLD 4814

Newcombe Sales
47 Heathcote Road
Moorebank NSW 2170

AH Knowles
61-65 Doggett Street
Fortitude Valley QLD 4006

1

(d) Set forth below is the current list of each Credit Party’s customs brokers and the ports of entry where each customs broker is located.

Name of Broker	Address	Port of Entry
Expeditors International Pty Ltd	PO Box 624 Mascot 1460 NSW	Perth Melbourne Brisbane

2

SCHEDULE 3.06
Real Estate and Leases
The following describe any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the A&R Effective Date:
1. Lease Agreement dated on or about August 7, 2000, between Cigweld Pty Ltd (formerly known as Comweld Group Pty Ltd) and Melbourne Property Developers Pty Ltd, relating to the real property located at 71 Gower Street in Preston, Victoria.

1

SCHEDULE 3.07
Labor Matters
     (d) The following describe any collective bargaining agreements, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement with respect to which any Credit Party is bound as of the A&R Effective Date:
Cigweld Pty Ltd — Factory and Warehouse Employees labor agreement

1

SCHEDULE 3.08
Ventures, Subsidiaries, and Affiliates

			# of
			Outstanding
	Jurisdiction of	# of Authorized	Shares by	% Ownership of Outstanding
Legal Name	Organization	Shares by Class	Class	Shares
Thermadyne Australia Pty. Ltd.	Australia	500,000,000 common stock	1124 common stock	99.9% by Thermadyne Industries, Inc.
				0.01% owned by Thermadyne Holdings Corporation

Cigweld Pty. Ltd.	Australia	10,000,000 ordinary shares	9,414,958	100% by Thermadyne Australia Pty. Ltd.

Philippine Welding Equipment, Inc.	Philippines	480,000	274,278	83.9% by Cigweld Pty. Ltd.

Thermal Arc Philippines, Inc.	Philippines	50,000	13,000	100% by Cigweld Pty. Ltd.

Cigweld Philippines, Inc.	Philippines	10,000,000	600,000	95% by Cigweld Pty. Ltd. And 5% by nominees for Cigweld Pty Ltd

Thermadyne Asia SDN BHD	Malaysia	300,000	200,002	100% by Cigweld Pty. Ltd.

P.T. Thermadyne Utama Indonesia	Indonesia	20,000	15,295	100% by nominees for Cigweld Pty. Ltd.

Cigweld Malaysia SDN BHD	Malaysia	19,000,000	14,000,000	100% by Cigweld Pty. Ltd.

1

SCHEDULE 3.11
Tax Matters
None.

1

SCHEDULE 3.13
Litigation
None.

1

SCHEDULE 3.14
Brokers
None.

1

SCHEDULE 3.15
Intellectual Property
Refer to the Schedule 3.15 of the Disclosure Schedules delivered by Borrowers on the Closing Date (“Master Schedules”) for the listing of Intellectual Property applicable to Thermadyne Australia Pty Ltd and Cigweld Pty Ltd.

1

SCHEDULE 3.17
Hazardous Materials
None.

1

SCHEDULE 3.18
Insurance
Refer to Section 3.18 of the Master Schedules for listings applicable to Thermadyne Australia Pty Ltd and Cigweld Pty Ltd.

1

SCHEDULE 3.19
Deposit and Disbursement Accounts
Deposit Accounts
The following schedule sets forth all banks and other financial institutions at which any domestic Credit Party maintains deposit or other accounts as of the A&R Effective Date, including any Disbursement Accounts:

Cigweld Pty Ltd	Commonwealth Bank of Australia 240 Queen Street Brisbane QLD 4000	064 000-10619758	(GE Controlled Disbursements)

Cigweld Pty Ltd	Commonwealth Bank of Australia 240 Queen Street Brisbane QLD 4000	100 6098 130 101 156 01	USD account

Cigweld Pty Ltd	Commonwealth Bank of Australia Northland Shopping Centre, Preston Victoria 3072	063234 10394272	Premium Business account

Thermadyne Australia Pty Ltd	Commonwealth Bank of Australia Northland Shopping Centre, Preston Victoria 3072	063 — 234 10592180	Used to transfer funds to Thermadyne US only from Thermadyne Australia.
Securities Accounts
None.

1

SCHEDULE 3.20
Government Contracts
None.

1

SCHEDULE 3.22
Bonds; Licenses
None.

1

SCHEDULE 5.01
Trade Names
     The following represent trade names used by the Credit Parties in their ordinary and usual course of business:

Cigweld Pty Ltd	Cigweld

1

SCHEDULE 6.04(a)
Transactions with Affiliates
None.

1

SCHEDULE 6.07
Existing Liens
1.	Those Liens of Thermadyne Australia Pty Ltd as shown on the schedule below.

2.	Those Liens of Cigweld Pty Ltd as shown on the schedule below.
THERMADYNE AUSTRALIA PTY LTD
SECTION 6.07 LIENS

	FILING
JURISDICTION	DATE	FILING NO.	SECURED PARTY	SCOPE OF LIEN	COMMENTS
Australian Securities & Investments Commission	10/21/08	1709298	General Electric Capital Corporation		N/A

	10/21/08	1709301	General Electric Capital Corporation		Certification of compliance with Stamp Duties Law by Provisional Charge 11/20/08

	10/21/08	1709302	General Electric Capital Corporation		N/A

	10/21/08	1709303	General Electric Capital Corporation		N/A
CIGWELD PTY LTD
SECTION 6.07 LIENS

	FILING
JURISDICTION	DATE	FILING NO.	SECURED PARTY	SCOPE OF LIEN	COMMENTS
Australian Securities & Investments Commission	10/21/08	1709304	General Electric Capital Corporation		N/A

	10/21/08	1709305	General Electric Capital Corporation		Certification of compliance with Stamp Duties Law by Provisional Charge 11/20/08

	10/21/08	1709306	General Electric Capital Corporation		N/A

1

EXHIBITS TO 2009 AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT

EXHIBIT A
[FORM OF]
THERMADYNE INDUSTRIES, INC.
THERMAL DYNAMICS CORPORATION
VICTOR EQUIPMENT COMPANY
C & G MERGER CO.
STOODY COMPANY
THERMADYNE INTERNATIONAL CORP.
ADMINISTRATIVE QUESTIONNAIRE
Please accurately complete the following information and return via Fax to the attention of Agency Administration at Regions Bank as soon as possible, at Fax No. (636) 728-3010.
LENDER LEGAL NAME TO APPEAR IN DOCUMENTATION:
GENERAL INFORMATION — DOMESTIC LENDING OFFICE:
Institution Name:

Street Address:

City, State, Zip Code:

GENERAL INFORMATION — EURODOLLAR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

POST-CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:
CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

TAX WITHHOLDING:
Nonresident Alien       Y*      N *
Form 4224 Enclosed
Tax ID Number
POST-CLOSING, ONGOING ADMIN. CONTACTS / NOTIFICATION METHODS:
ADMINISTRATIVE CONTACTS — BORROWINGS, PAYDOWNS, FEES, ETC.

Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

PAYMENT INSTRUCTIONS:

Name of Bank to which funds are to be transferred:

Routing Transit/ABA number of Bank to which funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional information:

2

MAILINGS:
Please specify the person to whom the Borrowers should send financial and compliance information received subsequent to the closing (if different from primary credit contact):

Name:

Street Address:

City, State, Zip Code:

It is very important that all the above information be accurately completed and that this questionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible. If there is someone other than yourself who should receive this questionnaire, please notify us of that person’s name, and Fax number and we will Fax a copy of the questionnaire. If you have any questions about this form, please call Steven A. Schumm at Regions Bank.

3

EXHIBIT B
[FORM OF]
ASSIGNMENT AND ACCEPTANCE
     Reference is made to the 2009 Amended and Restated Second Lien Credit Agreement dated as of August [12], 2009, among Thermadyne Industries, Inc., a Delaware corporation (“Industries”), Thermal Dynamics Corporation, a Delaware corporation (“Dynamics”), Victor Equipment Company, a Delaware corporation (“Victor”), C & G Merger Co., an Illinois corporation (“C&G”), Stoody Company, a Delaware corporation (“Stoody”), Thermadyne International Corp., a Delaware corporation (“International”, and collectively with Stoody, C&G, Victor, Dynamics and Industries, the “Borrowers”), Thermadyne Holdings Corporation, a Delaware corporation (“Holdings”), C&G Systems Holding, Inc., a Delaware corporation (“C&G Holding”), Cigweld PTY LTD, organized under the laws of Australia (“Cigweld”), Thermadyne Australia PTY LTD (“Australia”, and together with Cigweld, C&G Holding and Holdings, the “Guarantors”), the Lenders party thereto (the “Lenders”) and Regions Bank, as administrative agent (the “Administrative Agent”) and collateral agent (the “Collateral Agent”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings.
     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (the “Effective Date”) (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(e) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
     2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the Laws of a jurisdiction outside the United States, any forms referred to in Section 2.19(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire and (iii) if required by Section 9.04(b), a processing and recordation fee of $3,500.

     3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment:

Borrower:

Percentage Assigned of Applicable
Facility/Commitment (set forth, to at least
8 decimals, as a percentage of the Facility
	Principal	and the aggregate Commitments of all
Facility/Commitment	Amount Assigned	Lenders thereunder)

Loans	$	%

Loans $
[Remainder of page intentionally left blank]

2

EXHIBIT C
     PLEDGE AGREEMENT dated as of [July 29, 2004] (together with all amendments, if any, from time to time hereto, this “Agreement”), between THERMADYNE HOLDINGS CORPORATION, a Delaware corporation (the “Pledgor”) and REGIONS BANK (“Regions”), in its capacity as collateral agent (the “Collateral Agent”) for the Secured Parties.
          Reference is made to (a) the 2009 Amended and Restated Second Lien Credit Agreement dated as of August [12], 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), Thermadyne Industries, Inc., a Delaware corporation (“Industries”), Thermal Dynamics Corporation, a Delaware corporation (“Dynamics”), Victor Equipment Company, a Delaware corporation (“Victor”), C & G Merger Co., an Illinois corporation (“C & G”), Stoody Company, a Delaware corporation (“Stoody”), Thermadyne International Corp., a Delaware corporation (“International”, and collectively with Stoody, C & G, Victor, Dynamics and Industries, the “Borrowers”), the Pledgor, C&G Systems Holding, Inc., a Delaware corporation (“C&G Holding”), Cigweld PTY LTD, organized under the laws of Australia (“Cigweld”) and Thermadyne Australia PTY LTD (“Australia”, and together with the Pledgor, C&G Holdging and Cigweld, the “Guarantors”) Regions Bank, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto (the “Lenders”); (b) the Third Amended and Restated Credit Agreement dated as of February 5, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), among the Borrowers, the Guarantors, the lenders from time to time party thereto and General Electric Capital Corporation (“GE Capital”), as agent (in such capacity, the “First Lien Agent”); (c) the several “Collateral Documents” (as such term is defined in the First Lien Credit Agreement) (such documents hereinafter collectively referred to as the “First Lien Collateral Documents”), among the Borrowers, the Guarantors and the First Lien Agent, pursuant to which the Borrowers and the Guarantors have granted certain Liens upon property as security for payment of the obligations under the First Lien Credit Agreement; and (d) the Amended and Restated Intercreditor Agreement dated as of November 22, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among GE Capital, as First Lien Agent, and Regions (as successor to Credit Suisse First Boston), as Administrative Agent and Collateral Agent.
          The Lenders have agreed to make Loans to the Borrowers pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The obligations of the Lenders to make such Loans are conditioned upon, among other things, the execution and delivery of this Agreement. The Pledgor is the record and beneficial owner of the shares of Stock listed in Part A of Schedule I hereto and the record owner of the promissory notes and instruments listed in Part B of Schedule I hereto. The Pledgor has guaranteed payment of the Obligations pursuant to Article X of the Credit Agreement.
          In order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and other Loan Documents and to induce the Lenders to make the Loans as provided for in the Credit Agreement, the Pledgor has agreed to pledge the Pledged Collateral (as hereinafter defined) to the Collateral Agent to secure the Obligations. In consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          SECTION 1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. Other capitalized terms contained in this Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein. The following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):
          “Bankruptcy Code” means title 11, United States Code, as amended from time to time, and any successor statute thereto.
          “Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.
          “Pledged Entity” means an issuer of Pledged Shares or Pledged Indebtedness.
          “Pledged Indebtedness” means the Indebtedness evidenced by promissory notes and instruments listed on Part B of Schedule I hereto;
          “Pledged Shares” means those shares listed on Part A of Schedule I hereto.
          “Secured Obligations” has the meaning assigned to such term in Section 3 hereof.
          “Termination Date” has the meaning assigned to such term in Section 11 hereof.
          SECTION 2. Pledge. The Pledgor hereby pledges to the Collateral Agent, and grants to the Collateral Agent for itself and for the benefit of the Secured Parties, a security interest in all of the following (collectively, the “Pledged Collateral”):
     (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and
     (b) such portion, as determined by the Collateral Agent as provided in Section 6(d) below, of any additional shares of Stock of a Pledged Entity from time to time acquired by the Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock; provided, however, in no event will more than 65% of the Stock in each direct Foreign Subsidiary of the Pledgor be pledged; and
     (c) the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

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     (d) all additional Indebtedness arising after the date hereof and owing to the Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.
          SECTION 3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Credit Agreement and the other Loan Documents and all obligations of Pledgor now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the “Secured Obligations”).
          SECTION 4.
     (a) Delivery of Pledged Collateral. Concurrently with the execution and delivery of this Agreement, all certificates and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent (or, pursuant to the terms of the Intercreditor Agreement, to the First Lien Agent, acting as agent of the Collateral Agent for purposes of perfection), for itself and the benefit of the Secured Parties, pursuant hereto. All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by the Pledgor.
     (b) Authorization to File Financing Statements. The Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any jurisdiction in which the Code has been adopted any initial financing statements and amendments thereto that (a) describe the Pledged Collateral, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any initial financing statement or amendment, including (i) whether the Pledgor is an organization, the type of organization and any organization identification number issued to the Pledgor. The Pledgor agrees to furnish any such information to the Collateral Agent promptly upon reasonable request. The Pledgor also ratifies its authorization for the Agent to have filed in any Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.
          SECTION 5. Representations and Warranties. The Pledgor represents and warrants to the Collateral Agent that:
     (a) The Pledgor is, and at the time of any delivery of Pledged Shares to the Collateral Agent (or, pursuant to the terms of the Intercreditor Agreement, to the First Lien Agent, acting as agent of the Collateral Agent for purposes of perfection) will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by the Pledgor free and clear of any Lien thereon or affecting the title thereto, except for (i) any Lien created by this Agreement and (ii) any Lien created by the First Lien

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Collateral Documents; the Pledgor is, and at the time of any future delivery of the Pledged Indebtedness to the Collateral Agent (or, pursuant to the terms of the Intercreditor Agreement, to the First Lien Agent, acting as agent of the Collateral Agent for purposes of perfection) will be, the sole owner of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for (i) any Lien created by this Agreement and (ii) any Lien created by the First Lien Collateral Documents;
     (b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable; the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligation of, the Pledged Entities, and no such Pledged Entity is in default thereunder;
     (c) The Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by the Pledgor to the Collateral Agent as provided herein;
     (d) None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;
     (e) All of the Pledged Shares are presently owned by the Pledgor, and are presently represented by the certificates listed on Part A of Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;
     (f) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required (x) in connection with such disposition by laws affecting the offering and sale of securities generally and (y) pursuant to the Intercreditor Agreement;
     (g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and first priority perfected security interest in favor of the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien, except any Lien created in favor of the First Lien Agent under the First Lien Collateral Documents, as governed by the Intercreditor Agreement;
     (h) This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms;

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     (i) The Pledged Shares constitute and until this Agreement terminates shall constitute (A) in the case of a Pledged Entity that is a Domestic Subsidiary of the Pledgor, 100% of the issued and outstanding shares of Stock of such Pledged Entity, and
(B) in the case of a Pledged Entity that is a Foreign Subsidiary of the Pledgor, 100% of the issued and outstanding shares of non-voting Stock and 65% of the issued and outstanding shares of voting Stock of such Pledged Entity; and
     (j) Except as disclosed on Part B of Schedule I, none of the Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.
          The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.
          SECTION 6. Covenants. The Pledgor covenants and agrees that until the Termination Date (as hereinafter defined):
     (a) Without the prior written consent of the Collateral Agent, the Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, except any Lien created in favor of the First Lien Agent under the First Lien Collateral Documents, unless otherwise expressly permitted by the Credit Agreement;
     (b) The Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as the Collateral Agent from time to time may request in order to ensure to the Collateral Agent and the Secured Parties the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Code financing statements, which may be filed by the Collateral Agent with or (to the extent permitted by law) without the signature of the Pledgor, and will cooperate with the Collateral Agent, at the Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;
     (c) The Pledgor has and will defend the title to the Pledged Collateral and the Liens of the Collateral Agent in the Pledged Collateral against the claim of any Person and will use its best efforts to maintain and preserve such Liens;
     (d) The Pledgor will, upon obtaining ownership of any additional Stock or promissory notes or instruments of a Pledged Entity or Stock or promissory notes or instruments otherwise required to be pledged to the Collateral Agent pursuant to any of the Loan Documents, which Stock, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to the Collateral Agent a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Schedule II hereto (a “Pledge Amendment”) in respect of any such additional Stock, notes or instruments, pursuant to which the Pledgor shall pledge to the Collateral Agent all of such additional Stock, notes and instruments; provided, however, in no event will more than 65% of the Stock in each direct Foreign Subsidiary of the Pledgor be pledged. The Pledgor hereby authorizes the Collateral Agent to attach each Pledge

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Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral; and
     (e) The Pledgor shall pay promptly when due all taxes, assessments, governmental charges and levies upon the Pledged Collateral or incurred in connection with the Pledged Collateral or incurred in connection with this Agreement, provided that the Pledgor may contest any such taxes in good faith so long as it maintains adequate reserves therefor.
          SECTION 7. The Pledgor’s Rights. As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to the Pledgor in accordance with Section 8(a) hereof:
     (a) The Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Collateral Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement or any other Loan Document):
     (i) the dissolution or liquidation, in whole or in part, of a Pledged Entity;
     (ii) the consolidation or merger of a Pledged Entity with any other Person;
     (iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for (A) the granting of any Liens in favor of the Collateral Agent or (B) the granting of any Liens in favor of the First Lien Agent under the First Lien Collateral Documents;
     (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Stock; or
     (v) the alteration of the voting rights with respect to the Stock of a Pledged Entity.
     (b) (i) The Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Credit Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of

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capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and
     (ii) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to the Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to the Collateral Agent (or, pursuant to the terms of the Intercreditor Agreement, to the First Lien Agent, acting as agent of the Collateral Agent for purposes of perfection) to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Collateral Agent (or, pursuant to the terms of the Intercreditor Agreement, to the First Lien Agent, acting as agent of the Collateral Agent for purposes of perfection) as Pledged Collateral in the same form as so received (with any necessary endorsement).
          SECTION 8. Defaults and Remedies; Proxy.
     (a) Subject to the rights of the First Lien Agent under the Intercreditor Agreement, upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to the Pledgor, the Collateral Agent (personally or through an agent) is hereby authorized and empowered, to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice the Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent were the outright owner thereof. Any sale shall be made at a public or private sale at the Collateral Agent’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Collateral Agent may deem fair, and the Collateral Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but the Collateral Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Collateral Agent. THE PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO, SO

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LONG AS AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS) SO LONG AS AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING. SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, THE COLLATERAL AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.
     (b) Subject to the rights of the First Lien Agent under the Intercreditor Agreement, if, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Collateral Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, the Collateral Agent may on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ notice to the Pledgor.
     (c) Subject to the rights of the First Lien Agent under the Intercreditor Agreement, if, at any time following the occurrence and during the continuance of an Event of Default when the Collateral Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), the Collateral Agent may, in its discretion (subject to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the

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foregoing, in any such event, the Collateral Agent in its discretion, (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser that is an accredited investor under the Act and that will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then the Collateral Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:
     (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;
     (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;
     (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about Pledgor and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and
     (iv) as to such other matters as the Collateral Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.
     (d) The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (c) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if the Pledgor and the Pledged Entity would agree to do so.

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     (e) The Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and the Pledgor waives the benefit of all such laws to the extent it lawfully may do so. The Pledgor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of the Collateral Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Pledgor by the Collateral Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Collateral Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Pledgor in any respect.
     (f) The Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Collateral Agent, that the Collateral Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.
     (g) The remedies provided herein in favor of the Collateral Agent shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Collateral Agent existing at law or in equity.
     (h) To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, the Pledgor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (i) to advertise dispositions of Pledged Collateral through publications or media of general circulation; (ii) to contact other persons, whether or not in the same business as the Pledgor, for expressions of interest in acquiring all or any portion of the Pledged Collateral; (iii) to hire one or more professional auctioneers to assist in the disposition of Pledged Collateral; (iv) to dispose of Pledged Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (v) to disclaim disposition warranties, or (vi) to the extent deemed appropriate by the Collateral Agent, to obtain the services of brokers, investment brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the disposition of any of the Pledged Collateral. The Pledgor acknowledges that the purpose of this clause (h) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable on the Collateral Agent’s exercise of remedies against the

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Pledged Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this clause (h). Without limiting the foregoing, nothing contained in this clause (h) shall be construed to grant any rights to the Pledgor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this clause (h).
          SECTION 9. Waiver. No delay on the Collateral Agent’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon the Pledgor by the Collateral Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Collateral Agent’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice the Collateral Agent’s rights as against the Pledgor in any respect.
          SECTION 10. Assignment. The Collateral Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.
          SECTION 11. Termination; Automatic Release. This Agreement shall terminate on the date (the “Termination Date”) upon which (a) the Loans have been indefeasibly repaid in full and (b) all other Obligations under the Credit Agreement and the other Loan Documents (other than wholly contingent indemnification obligations) have been completely discharged. Immediately following the Termination Date, the Collateral Agent shall deliver, in accordance with the terms of the Intercreditor Agreement, to the Pledgor (or, pursuant to the terms of the Intercreditor Agreement, to such party as specified therein), the Pledged Collateral pledged by the Pledgor at the time subject to this Agreement and the terms of the Intercreditor Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and any other Liens on Pledged Collateral created pursuant to the other Loan Documents and, except as otherwise provided herein, all of the Pledgor’s obligations hereunder shall at such time terminate. In the event that the Pledgor disposes of any Pledged Collateral as permitted under the Credit Agreement, such Pledged Collateral shall automatically be released from the Liens created hereby without delivery of any instrument or performance of any act by any party, and all rights in respect of such Pledged Collateral shall revert to the Pledgor. At the request and sole expense of the Pledgor in connection with any such disposition, the Collateral Agent shall deliver to the Pledgor any such Pledged Collateral held by the Collateral Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such release of Liens.
          SECTION 12. Lien Absolute. All rights of the Collateral Agent hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:
     (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

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     (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;
     (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
     (d) the insolvency of any Credit Party; or
     (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.
          SECTION 13. Release. The Pledgor consents and agrees that the Collateral Agent may at any time, or from time to time, in its discretion, subject to the rights of the First Lien Agent under the Intercreditor Agreement:
     (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and
     (b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Collateral Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as the Collateral Agent may deem proper, and without notice to or further assent from the Pledgor, it being hereby agreed that the Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. The Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon the Pledgor. No act or omission of any kind on the Collateral Agent’s part shall in any event affect or impair this Agreement.
          SECTION 14. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor or any Pledged Entity for liquidation or reorganization, should the Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s or a Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all

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as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          SECTION 15. Miscellaneous.
     (a) The Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.
     (b) The Pledgor agrees to promptly reimburse the Collateral Agent for actual reasonable out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by the Collateral Agent in connection with the administration and enforcement of this Agreement.
     (c) Neither the Collateral Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
     (d) THIS AGREEMENT SHALL BE BINDING UPON THE PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF THE PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, THE COLLATERAL AGENT AND ITS SUCCESSORS AND ASSIGNS AND THE SECURED PARTIES, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF THE COLLATERAL AGENT AND THE PLEDGOR.
          SECTION 16. Intercreditor Agreement. In the event of any inconsistency between the terms of this Agreement and the terms of the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.
          SECTION 17. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.
          SECTION 18. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or

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other communication shall be in writing and shall be given in the manner, and deemed received, as provided in the Credit Agreement.
          SECTION 19. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
          SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.
          SECTION 21. Benefit of the Secured Parties. All security interests granted or contemplated hereby shall be for the benefit of the Collateral Agent and the Secured Parties, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement and the Intercreditor Agreement.
[Signature page follows]

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

THERMADYNE HOLDINGS CORPORATION, as Pledgor,

by
Name:
Title:

REGIONS BANK, as Collateral Agent,

by
Name:
Title:

by
Name:
Title:

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SCHEDULE I
PART A
PLEDGED SHARES

Percentage of
		Stock Certificate	Number of	Outstanding
Pledged Entity	Class of Stock	Number(s)	Shares	Shares

PART B
PLEDGED INDEBTEDNESS

Initial
Principal
Pledged Entity	Amount	Issue Date	Maturity Date	Interest Rate

SCHEDULE II

PLEDGE AMENDMENT
          This Pledge Amendment, dated                     , ___ is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments and shares pledged prior to this Pledge Amendment and as to the promissory notes, instruments and shares pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated July [29], 2004, between undersigned, as Pledgor, and Regions Bank (as successor to Credit Suisse First Boston), as Collateral Agent for the Secured Parties (the “Pledge Agreement”), and that the Pledged Shares and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. The undersigned acknowledges that any promissory notes, instruments or shares not included in the Pledged Collateral at the discretion of the Collateral Agent may not otherwise be pledged by the Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

THERMADYNE HOLDINGS CORPORATION, as Pledgor,

by
Name:
Title:

Name and Address of		Class of	Certificate	Number of
Pledgor	Pledged Entity	Stock	Number(s)	Shares

	Initial Principal		Maturity
Pledged Entity	Amount	Issue Date	Date	Interest Rate

EXHIBIT D
     SECURITY AGREEMENT (this “Agreement”) dated as of July [29], 2004, among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G MERGER CO., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”, and collectively with Stoody, C & G, Victor, Dynamics and Industries, the “Borrowers”), THERMADYNE HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), C&G SYSTEMS HOLDING, INC., a Delaware corporation (“C&G Holding”, and together with Holdings, the “Guarantors”) (the Guarantors and Borrowers are sometimes collectively referred to herein as the “Grantors” and individually as a “Grantor”), and REGIONS BANK (“Regions”) in its capacity as collateral agent (the “Collateral Agent”) for the Secured Parties.
          Reference is made to (a) the 2009 Amended and Restated Second Lien Credit Agreement dated as of August [12], 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors, the Australian Guarantors, Regions, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto (the “Lenders”); (b) the Third Amended and Restated Credit Agreement dated as of June 29, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), among the Borrowers, the Guarantors, the lenders from time to time party thereto and General Electric Capital Corporation (“GE Capital”), as agent (in such capacity, the “First Lien Agent”); (c) the several “Collateral Documents” (as such term is defined in the First Lien Credit Agreement) (such documents hereinafter collectively referred to as the “First Lien Collateral Documents”), among the Grantors and the First Lien Agent, pursuant to which the Grantors have granted certain Liens (“First Priority Liens”) upon property as security for payment of the obligations under the First Lien Credit Agreement; and (d) the Amended and Restated Intercreditor Agreement dated as of November 22, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Grantors, GE Capital, as First Lien Agent, and Regions, as Administrative Agent and Collateral Agent.
          The Lenders have agreed to make Loans to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to make such Loans are conditioned upon, among other things, the execution and delivery of this Agreement. The Guarantors have guaranteed payment of the Obligations pursuant to the Guaranties.
          In order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and other Loan Documents and to induce the Lenders to make the Loans as provided for in the Credit Agreement, the Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations. In consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. Other capitalized terms contained in this Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.
          SECTION 2. Grant of Lien.
          (a) To secure the prompt and complete payment, performance and observance of all of the Obligations (specifically including, without limitation, each Grantor’s Obligations arising under the cross-guaranty provisions of Article X of the Credit Agreement), each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for itself and for the benefit of the Secured Parties, a Lien upon all of its right, title and interest in, to and under all personal property and other assets (other than the Excluded Stock, as such term is hereinafter defined), whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:
     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) all Documents;
     (iv) all General Intangibles (including payment intangibles and Software);
     (v) all Goods (including Inventory, Equipment and Fixtures);
     (vi) all Instruments;
     (vii) all Investment Property (other than Excluded Sock);
     (viii) all Deposit Accounts, of any Grantor, including all blocked accounts, concentration accounts, disbursement accounts, and all other bank accounts and all deposits therein;
     (ix) all money, cash or cash equivalents of any Grantor;
     (x) all Supporting Obligations and Letter-of-Credit Rights of any Grantor;
     (xi) the commercial tort claims set forth on Schedule V; and
     (xii) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

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For purposes of this Agreement, “Excluded Stock” means 35% of the Stock in each direct Foreign Subsidiary of any Grantor.
          (b) In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce the Collateral Agent and the Lenders as aforesaid, each Grantor hereby grants to the Collateral Agent, for itself and the benefit of the Secured Parties, a right of setoff against the property of such Grantor held by the Collateral Agent or any Secured Party, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to the Collateral Agent or any Secured Party, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.
          SECTION 3. The Collateral Agent’s and the Secured Parties’ Rights; Limitations on the Collateral Agent’s and the Secured Parties’ Obligations.
          (a) It is expressly agreed by the Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Contract or License by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Collateral Agent or any Secured Party of any payment relating to any Contract or License pursuant hereto. Neither the Collateral Agent nor any Secured Party shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          (b) Subject to Section 7 hereof, the Collateral Agent may at any time after an Event of Default has occurred and is continuing without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that the Collateral Agent has a security interest therein, and that payments, subject to the rights of the First Lien Agent under the Intercreditor Agreement, shall be made directly to the Collateral Agent. Subject to Section 7 hereof, upon the request of the Collateral Agent, each Grantor shall so notify Account Debtors and other Persons obligated on the Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without the Collateral Agent’s prior written consent.
          (c) The Collateral Agent may at any time in the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to the Collateral Agent’s satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or payment intangibles. If an Event of Default shall have occurred and be continuing,

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each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to the Collateral Agent and each Secured Party at any time and from time to time promptly upon the Collateral Agent’s request the following reports with respect to each Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts. Each Grantor, at its own expense, shall deliver to the Collateral Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.
          SECTION 4. Representations and Warranties. Each Grantor represents and warrants that:
          (a) Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances.
          (b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of the Collateral Agent pursuant to this Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances.
          (c) This Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of the Collateral Agent, for itself and the benefit of the Secured Parties, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code. Such Lien is prior to all other Liens, except for (i) the First Priority Liens and (ii) Permitted Encumbrances that would be prior to Liens in favor of the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business). All action by any Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.
          (d) Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of each Grantor. All action by any Grantor necessary or desirable to protect and perfect the Lien of the Collateral Agent on each item set forth on Schedule II (including the delivery of all originals thereof to the Collateral Agent (or, pursuant to the terms of the Intercreditor Agreement, to the First Lien Agent, acting as agent of the Collateral Agent for purposes of perfection) and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken. The Lien of the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, on the Collateral listed on Schedule II hereto is prior to all other Liens, except for (i) the First Priority Liens and (ii) Permitted Encumbrances that would be prior to the Liens in favor of the Collateral Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any Grantor.

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          (e) Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where any Collateral with a fair market value in excess of $5,000 is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III-A, Schedule III-B, Schedule III-C, Schedule III-D, Schedule III-E, Schedule III-F, Schedule III-G, Schedule III-H, Schedule III-I, Schedule III-J, Schedule III-K, Schedule III-L and Schedule III-M, respectively, hereto. Each Grantor has only one state of incorporation or organization.
          (f) No Grantor has any interest in, or title to, any Patent, Trademark or registered Copyright except as set forth in Schedule IV hereto. This Agreement is effective to create a valid and continuing Lien on and, together with the Copyright Security Agreements on file with the United States Copyright Office and the Patent Security Agreements and the Trademark Security Agreements on file with the United States Patent and Trademark Office, perfected Liens in favor of the Collateral Agent on each Grantor’s United States Patents, United States registrations and pending applications for Trademarks and United States registered Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor.
          SECTION 5. Covenants. Each Grantor covenants and agrees with the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, that from and after the date of this Agreement and until the Termination Date (as hereinafter defined), and subject to the terms of the Intercreditor Agreement:
          (a) Further Assurances: Pledge of Instruments; Chattel Paper.
     (i) At any time and from time to time, upon the written request of the Collateral Agent and at the sole expense of the Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Collateral Agent may deem reasonably necessary to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, upon the Collateral Agent’s request, using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any License or Contract held by such Grantor and to enforce the security interests granted hereunder.
     (ii) At the request of the Collateral Agent, each Grantor shall deliver to the Collateral Agent (or, pursuant to the terms of the Intercreditor Agreement, to the First Lien Agent, acting as agent of the Collateral Agent for purposes of perfection) all the Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same.

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     (iii) Each Grantor shall, in accordance with the terms of the Credit Agreement, obtain or use its commercially reasonable efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Credit Party shall in all instances use commercially reasonable efforts to obtain signed acknowledgements of the Collateral Agent’s Liens from bailees having possession of any Grantor’s Goods that they hold for the benefit of the Collateral Agent.
     (iv) If required by the terms of the Credit Agreement and at the request of the Collateral Agent, each Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.
     (v) Each Grantor shall use commercially reasonable efforts to obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for such Grantor.
     (vi) Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Collateral Agent thereof and, at the request of the Collateral Agent, enter into a tri-party agreement with the Collateral Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to the Collateral Agent and directing all payments thereunder to an account to be specified by the Collateral Agent, all in form and substance reasonably satisfactory to the Collateral Agent.
     (vii) Each Grantor shall take all steps necessary to grant the Collateral Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
     (viii) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor (other than Excluded Stock) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating the Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any filing office any initial financing statements or amendments thereto if filed prior to the date hereof.

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     (ix) Each Grantor shall promptly, and in any event within ten (10) Business Days after the same is acquired by it, notify the Collateral Agent of any commercial tort claim (as defined in the Code) acquired by it and if requested by the Collateral Agent, such Grantor shall enter into a supplement to this Agreement, granting to the Collateral Agent a Lien in such commercial tort claim.
          (b) Maintenance of Records. The Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Grantors shall mark their books and records pertaining to the Collateral to evidence this Agreement and the Liens granted hereby. If any Grantor retains possession of any Chattel Paper or Instruments with the Collateral Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Credit Suisse First Boston, as Collateral Agent, for the benefit of the Collateral Agent and certain Secured Parties”.
          (c) Covenants Regarding Patent, Trademark and Copyright Collateral.
     (i) The Grantors shall notify the Collateral Agent within 30 days after they are made aware in writing that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or cancelled, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, unless the applicable Grantor shall determine, in its reasonable business judgment, that such Patent, Trademark or Copyright is not material to the conduct of its business.
     (ii) In the event any Grantor, either itself or through any agent, employee, licensee or designee, files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, such Grantor shall give the Collateral Agent written notice thereof within 5 Business Days thereafter, and, upon request of the Collateral Agent, the Grantor shall execute and deliver any and all agreements or documents as the Collateral Agent may request to evidence the Collateral Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.
     (iii) The Grantors shall take all actions necessary or reasonably requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the applicable Grantor shall determine that such Patent, Trademark or Copyright, or any application or registration thereof is not material to the conduct of its business.

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     (iv) In the event that any Grantor becomes aware that any of its Patents, Trademarks or Copyrights Collateral is infringed upon, or misappropriated or diluted by a third party in a manner that could reasonably be expected to have a Material Adverse Effect, such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, take action in accordance with reasonable business practices to abate such infringement, misappropriation or dilution and shall take such other actions as reasonably appropriate under the circumstances to protect such Patents, Trademarks or Copyrights. Such Grantor will comply with Section 5(a)(ix) of this Agreement if any such action that is taken would constitute a commercial tort claim under the Code.
          (d) Indemnification. In any suit, proceeding or action brought by the Collateral Agent or any Secured Party relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep the Collateral Agent and the Secured Parties harmless from and against all reasonable expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of the Collateral Agent or any Secured Party, to the extent such expense, loss, or damage is primarily attributable to the gross negligence or willful misconduct of the Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. All such obligations of the Grantors shall be and remain enforceable against and only against the Grantors and shall not be enforceable against the Collateral Agent or any Secured Party.
          (e) Compliance with Terms of Accounts, etc. In all material respects, each Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.
          (f) Limitation on Liens on Collateral. No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except for Permitted Encumbrances, and will defend the right, title and interest of the Collateral Agent and the Secured Parties in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.
          (g) Limitations on Disposition. No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.
          (h) Further Identification of Collateral. Grantors will, if so requested by the Collateral Agent, furnish to the Collateral Agent, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may reasonably specify.

8

          (i) Notices. Grantors will advise the Collateral Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or material claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.
          (j) No Reincorporation. Without altering the restrictions on mergers involving the Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of the Collateral Agent.
          (k) Terminations; Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Collateral Agent and agrees that it will not do so without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.
          SECTION 6. Collateral Agent’s Appointment as Attorney-In-Fact. On the Closing Date each Grantor shall execute and deliver to the Collateral Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date (as hereinafter defined). The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, under the Power of Attorney are solely to protect the Collateral Agent’s interests (for the benefit of Collateral Agent and the Secured Parties) in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) the Collateral Agent shall account for any moneys received by the Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney, provided the Collateral Agent shall deal with the Collateral in its possession in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF THE COLLATERAL AGENT, THE SECURED PARTIES OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
          SECTION 7. Remedies: Rights Upon Default.

9

          (a) In addition to all other rights and remedies granted to it under this Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on the Collateral Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent and the Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Collateral Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as the Collateral Agent deems necessary or advisable.
          If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at a place or places designated by the Collateral Agent which are reasonably convenient to the Collateral Agent and such Grantor, whether at such Grantor’s premises or elsewhere. Until the Collateral Agent is able to effect a sale, lease, or other disposition of the Collateral, the Collateral Agent shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to the Collateral while the Collateral is in the possession of the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured

10

Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by the Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by the Collateral Agent or any Secured Party to collect such deficiency.
          (b) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.
          (c) To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (i) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare the Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to the Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on the Collateral or to remove Liens on or any adverse claims against the Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of the Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of the Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of the Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would not be commercially unreasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 7(c).

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          (d) Neither the Collateral Agent nor the Secured Parties shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither the Collateral Agent nor the Secured Parties shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.
          SECTION 8. Grant of License to Use Intellectual Property Collateral. For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants (subject to the rights of the First Lien Agent under the Intercreditor Agreement) to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, a nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor prior to the Termination Date (as hereinafter defined), and wherever the same may be located, and including in such license access to all media in which any of the licensed Intellectual Property may be recorded or stored and, to the extent permitted by third party software agreements, access to all computer software and programs used for the compilation or printout thereof.
          SECTION 9. Limitation on Collateral Agent’s and the Secured Parties Duty in Respect of Collateral. The Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.
          SECTION 10. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent

12

conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          SECTION 11. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.
          SECTION 12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Collateral Agent, the Secured Parties and the Grantors with respect to the matters referred to herein and therein.
          SECTION 13. No Waiver; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Collateral Agent and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Collateral Agent and the Grantors.
          SECTION 14. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

13

          SECTION 15. Intercreditor Agreement. In the event of any inconsistency between the terms of this Agreement and the terms of the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.
          SECTION 16. Termination. This Agreement shall terminate on the date (the “Termination Date”) upon which (a) the Loans have been indefeasibly repaid in full and (b) all other Obligations under the Credit Agreement and the other Loan Documents (other than wholly contingent indemnification obligations) have been completely discharged. Subject to Section 10 hereof, on the Termination Date, all obligations of the Collateral Agent and each Grantor shall terminate, all without delivery of any instrument of performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following the Termination Date, the Collateral Agent shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desire for the release of the Liens created hereby on the Collateral.
          SECTION 17. Successors and Assigns. This Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of the Collateral Agent, for the benefit of the Collateral Agent and the Secured Party, hereunder, inure to the benefit of the Collateral Agent and the Secured Party, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement.
          SECTION 18. Counterparts. This Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Collateral Agent, electronic means, all of which shall be equally valid.
          SECTION 19. Governing Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE GRANTORS, THE

14

COLLATERAL AGENT AND THE SECURED PARTIES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT THE COLLATERAL AGENT, THE SECURED PARTIES AND THE GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.
          SECTION 20. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE COLLATERAL AGENT, THE SECURED PARTIES AND THE GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.
          SECTION 21. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

15

          SECTION 22. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
          SECTION 23. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Section 19 and Section 20, with its counsel.
          SECTION 24. Benefit of the Secured Parties. All Liens granted or contemplated hereby shall be for the benefit of the Collateral Agent, individually, and the Secured Parties, and all proceeds or payments realized from the Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.
[Signature Pages Follow]

16

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

THERMADYNE INDUSTRIES, INC.,
by
Name:
Title:

THERMAL DYNAMICS CORPORATION,
by
Name:
Title:

VICTOR EQUIPMENT COMPANY,
by
Name:
Title:

C & G MERGER CO.,
by
Name:
Title:

STOODY COMPANY,
by
Name:
Title:

PROTIP CORPORATION,
by
Name:
Title:

THERMADYNE INTERNATIONAL CORP.,
by
Name:
Title:

THERMADYNE HOLDINGS CORPORATION,
by
Name:
Title:

C&G SYSTEMS HOLDING, INC.,
by
Name:
Title:

REGIONS BANK, as Collateral Agent,
by
Name:
Title:

by
Name:
Title:

SCHEDULE I
to
SECURITY AGREEMENT
FILING JURISDICTIONS

SCHEDULE II
to
SECURITY AGREEMENT
INSTRUMENTS
CHATTEL PAPER
AND
LETTER OF CREDIT RIGHTS
[to be completed by Grantors]

SCHEDULE III-A
to
SECURITY AGREEMENT
SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING DYNAMICS’ COLLATERAL
I.	Dynamics’ official name:

II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

III.	Organizational identification number issued by Dynamics’ state of incorporation or organization or a statement that no such number has been issued:

IV.	State or Incorporation or Organization of Dynamics:

V.	Chief Executive Office and principal place of business of Dynamics:

VI.	Corporate Offices of Dynamics:

VII.	Warehouses:

VIII.	Other Premises at which Collateral is Stored or Located:

IX.	Locations of Records Concerning Collateral:
[to be completed by Grantors]

SCHEDULE III-B
to
SECURITY AGREEMENT
SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING VICTOR’S COLLATERAL
I.	Victor’s official name:

II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

III.	Organizational identification number issued by Victor’s state of incorporation or organization or a statement that no such number has been issued:

IV.	State or Incorporation or Organization:

V.	Chief Executive Office and principal place of business of Victor:

VI.	Corporate Offices of Victor:

VII.	Warehouses:

VIII.	Other Premises at which Collateral is Stored or Located:

IX.	Locations of Records Concerning Collateral:
[to be completed by Grantors]

SCHEDULE III-C
to
SECURITY AGREEMENT
SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING C & G’S COLLATERAL
I.	C & G’s official name:

II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

III.	Organizational identification number issued by C & G’s state of incorporation or organization or a statement that no such number has been issued:

IV.	State or Incorporation or Organization:

V.	Chief Executive Office and principal place of business of C & G:

VI.	Corporate Offices of C & G:

VII.	Warehouses:

VIII.	Other Premises at which Collateral is Stored or Located:

IX.	Locations of Records Concerning Collateral:
[to be completed by Grantors]

SCHEDULE III-D
to
SECURITY AGREEMENT
SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING STOODY’S COLLATERAL
I.	Stoody’s official name:

II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

III.	Organizational identification number issued by Stoody’s state of incorporation or organization or a statement that no such number has been issued:

IV.	State or Incorporation or Organization:

V.	Chief Executive Office and principal place of business of Stoody:

VI.	Corporate Offices of Stoody:

VII.	Warehouses:

VIII.	Other Premises at which Collateral is Stored or Located:

IX.	Locations of Records Concerning Collateral:
[to be completed by Grantors]

SCHEDULE III-E
to
SECURITY AGREEMENT
SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING HOLDINGS’ COLLATERAL
I.	Holdings’ official name:

II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

III.	Organizational identification number issued by Holdings’ state of incorporation or organization or a statement that no such number has been issued:

IV.	State or Incorporation or Organization:

V.	Chief Executive Office and principal place of business of Holdings:

VI.	Corporate Offices of Holdings:

VII.	Warehouses:

VIII.	Other Premises at which Collateral is Stored or Located:

IX.	Locations of Records Concerning Collateral:
[to be completed by Grantors]

SCHEDULE III-F
to
SECURITY AGREEMENT
SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING INDUSTRIES’ COLLATERAL
I.	Industries’ official name:

II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

III.	Organizational identification number issued by Industries’ state of incorporation or organization or a statement that no such number has been issued:

IV.	State or Incorporation or Organization:

V.	Chief Executive Office and principal place of business of Industries:

VI.	Corporate Offices of Industries:

VII.	Warehouses:

VIII.	Other Premises at which Collateral is Stored or Located:

IX.	Locations of Records Concerning Collateral:
[to be completed by Grantors]

SCHEDULE III-G
to
SECURITY AGREEMENT
SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING C&G HOLDING’S COLLATERAL
I.	C&G Holding’s official name:

II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

III.	Organizational identification number issued by C&G Holding’s state of incorporation or organization or a statement that no such number has been issued:

IV.	State or Incorporation or Organization:

V.	Chief Executive Office and principal place of business of C&G Holding:

VI.	Corporate Offices of C&G Holding’s:

VII.	Warehouses:

VIII.	Other Premises at which Collateral is Stored or Located:

IX.	Locations of Records Concerning Collateral:
[to be completed by Grantors]

SCHEDULE III-H
to
SECURITY AGREEMENT
SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING INTERNATIONAL’S COLLATERAL
I.	International’s official name:

II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

III.	Organizational identification number issued by C&G Holding’s state of incorporation or organization or a statement that no such number has been issued:

IV.	State or Incorporation or Organization:

V.	Chief Executive Office and principal place of business of International:

VI.	Corporate Offices of International’s:

VII.	Warehouses:

VIII.	Other Premises at which Collateral is Stored or Located:

IX.	Locations of Records Concerning Collateral:
[to be completed by Grantors]

SCHEDULE IV
to
SECURITY AGREEMENT
PATENTS, TRADEMARKS AND COPYRIGHTS

SCHEDULE V
to
SECURITY AGREEMENT
COMMERCIAL TORT CLAIMS

EXHIBIT A
POWER OF ATTORNEY
          This Power of Attorney is executed and delivered by                     , a(n)                      corporation (the “Grantor”) to Regions Bank, (hereinafter referred to as the “Attorney”), as Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, under a 2009 Amended and Restated Second Lien Credit Agreement, dated as of August [12], 2009 and a Security Agreement, dated as of July [29], 2004, and other related documents (the “Loan Documents”). No person to whom this Power of Attorney is presented, as authority for the Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the Grantor as to the authority of the Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to the Attorney unconditionally the authority to take and perform the actions contemplated herein, and the Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by the Grantor without the Attorney’s written consent.
          The Grantor hereby irrevocably constitutes and appoints the Attorney (and all officers, employees or agents designated by the Attorney), with full power of substitution, as the Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, the Grantor hereby grants to the Attorney the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, and at any time, to do the following: (a) change the mailing address of the Grantor, open a post office box on behalf of the Grantor, open mail for the Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of the Grantor; (b) effect any repairs to any asset of the Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Grantor or its property; (d) defend any suit, action or proceeding brought against the Grantor if the Grantor does not defend such suit, action or proceeding or if the Attorney believes that the Grantor is not pursuing such defense in a manner that will maximize the recovery to the Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as the Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by the Attorney for the purpose of collecting any and all such moneys due to the Grantor whenever payable and to enforce any other right in respect of the Grantor’s property; (f) cause the certified public accountants then engaged by the Grantor to prepare and deliver to the Attorney at any time and from time to time, promptly upon the Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as the Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without the Grantor’s signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in the Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature; and (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though the Attorney were the absolute owner of the property of the Grantor for all purposes, and to do, at the Attorney’s option and the Grantor’s expense, at any time or from time to time, all acts and other things that the Attorney reasonably deems necessary to perfect, preserve, or realize upon the Grantor’s property or assets and the Attorney’s Liens thereon, all as fully and effectively as the Grantor might do. The Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.
          In the event of any inconsistency between the terms of this Power of Attorney and the Intercreditor Agreement (as such term is defined in the Security Agreement), the Intercreditor Agreement shall control ay any time the Intercreditor Agreement is in effect.
          IN WITNESS WHEREOF, this Power of Attorney is executed by the Grantor, and the Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this                      day of August, 2009.

[GRANTOR]
by
Name:
Title:

EXHIBIT E
August ___, 2009
Regions Bank
and the Persons who are or from time to time become
Lenders under the Second Lien Credit Agreement (as defined below)
Ladies and Gentlemen:
     We have acted as counsel to Thermadyne Industries, Inc., a Delaware corporation (“Industries”), Thermal Dynamics Corporation, a Delaware corporation (“Dynamics”), Victor Equipment Company, a Delaware corporation (“Victor”), C & G Merger Co., an Illinois corporation (“C&G”), Stoody Company, a Delaware corporation (“Stoody”) and Thermadyne International Corp., a Delaware corporation (“International” and, together with Industries, Dynamics, Victor, C&G, and Stoody, each a “Borrower” and collectively, the “Borrowers”), and Thermadyne Holdings Corporation, a Delaware corporation (“Holdings”), and C&G System Holdings, Inc., a Delaware corporation (“C&G Holding”, and together with Holdings, each a “Guarantor,” and collectively, the “Guarantors,” and, together with the Borrowers, each a “Credit Party,” and collectively, the “Credit Parties”), and Cigweld Pty Ltd (“Cigweld”) and Thermadyne Australia Pty Ltd (“Australia Pty”, together with Cigweld, the “Australian Guarantors” and each an “Australian Guarantor”) in connection with that certain 2009 Amended and Restated Second Lien Credit Agreement dated as of August 14, 2009 (the “Second Lien Credit Agreement”) among the Credit Parties, Regions Bank as agent for the Lenders (the “Agent”) and the Persons designated as Lenders therein.
     Capitalized terms defined in the Second Lien Credit Agreement and used (but not otherwise defined) herein are used herein as so defined. This opinion is delivered to you pursuant to Section IV(d) of the Second Lien Credit Agreement and Exhibit E thereto.
     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents: (i) the Second Lien Credit Agreement; (ii) the Security Agreement; and (iii) the Pledge Agreement; (iv) the Joinder Agreement, dated as of August 14, 2009 entered into by the Australian Guarantors; (v) separate Copyright Security Agreements between each of Stoody Company, Thermadyne Industries, Inc., Thermal Dynamics Corporation and Victor Equipment Company, in favor of the Agent (collectively, the “Copyright Security Agreements”); (vi) separate Trademark Security Agreements between each of Stoody Company, Thermadyne Industries, Inc., Thermal Dynamics Corporation, Tweco Products, Inc. and Victor Equipment Company, in favor of the Agent (collectively, the “Trademark Security Agreements”); and (vii) separate Patent Security Agreements between each of Stoody Company, Thermal Dynamics Corporation, Tweco Products, Inc. and Victor Equipment Company, in favor of the Agent (collectively, the “Patent Security Agreements”) (items i through vii are collectively, the “Transaction Documents”). We have also examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the First Lien Credit Agreement, (ii) the Indenture, (iii) the Intercreditor Agreement, (iv) the UCC-1 Financing Statements attached hereto as Schedule 1 (the “Prior Financing Statements”); (v) the UCC-1 and UCC-3 Financing Statements attached

Regions Bank August 14, 2009 Page 2
hereto as Schedule 2 (the “Current Financing Statements,” and, together with the Prior Financing Statements, are collectively the “Financing Statements”), (vi) the Second Amendment to the Amended and Restated Intercreditor Agreement dated of even date herewith; (vii) the post closing side letter attached hereto as Schedule 3; and (viii) certificates or articles of incorporation and bylaws of each of the Credit Parties and such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Credit Parties, and we have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Credit Parties and upon the representations and warranties of the Credit Parties contained in the Transaction Documents. As used herein, “to our knowledge” and “of which we are aware” and words or phrases of similar import mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Second Lien Credit Agreement.
     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:
     1. Each of the Credit Parties is a corporation validly existing and in good standing under the laws of the State of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
     2. Each Credit Party is duly qualified to transact business and is in good standing as a foreign corporation in each state set forth opposite its name on the attached Schedule 3.
     3. Each of the Credit Parties has all requisite corporate power and authority to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance of the Transaction Documents by each of the Credit Parties to which it is a party have been duly authorized by all necessary corporate action on the part of each Credit Party and each of such Transaction Documents to which each Credit Party is a party constitutes the legal, valid and binding obligation of such Credit Party.
     4. The execution and delivery of the Transaction Documents to which each Credit Party is a party and the performance by each Credit Party of its obligations thereunder will not conflict with, result in the creation of a lien (other than pursuant to the Transaction Documents), constitute a default under or violate (i) any of the terms, conditions or provisions of such Credit Party’s certificate or articles of incorporation, as applicable, or by-laws, (ii) any of the terms, conditions or provisions of, or result in creation of any lien upon any of the property of any Credit Party under, any material document, agreement or other instrument (other than the Transaction Documents and the Financing Statements) to which any Credit Party is a party or by which it is bound of which we are aware, (iii) the Indenture; (iv) the First Lien Credit Agreement; (v) any of the general corporate laws of Delaware, Illinois or Missouri, as applicable, or any New York or federal law or regulation, or (vi) any judgment, writ, injunction,

Regions Bank August 14, 2009 Page 3
decree, order or ruling of any court or governmental authority binding on any Credit Party of which we are aware.
     5. No consent, approval, waiver, license or authorization or other action pursuant to any Delaware or Illinois general corporate law or any filing with any New York or federal governmental authority is required in connection with the execution and delivery by any Credit Party of the Transaction Documents to which it is a party, or the consummation by each Credit Party of the transactions contemplated thereby or the performance by each such Credit Party of its obligations thereunder, except for (i) filings of the Copyright Security Agreements, the Trademark Security Agreements and the Patent Security Agreements (collectively, the “IP Security Agreements”) and Current Financing Statements in connection with perfecting security interests, and (ii) those already obtained which are in full force and effect.
     6. To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Credit Parties that relates to any of the transactions contemplated by the Transaction Documents.
     7. No Credit Party is (a) an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) a “holding company” or “subsidiary company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 2005, as amended.
     8. The Transaction Documents create a valid and enforceable security interest in favor of the Collateral Agent on behalf of itself and the Lenders in the Credit Parties’ and Australian Guarantors’ collateral therein described with respect to which each such Credit Party and Australian Guarantor has rights or has the power to transfer rights and which collateral constitutes property in which a security interest can be granted under Article 9 of the Applicable UCC (as defined below).
     9. Upon the due filing and recordation of the IP Security Agreements in the United States Copyright Office and the United States Patent and Trademark Office, respectively, and the payment of all filing and recordation fees associated therewith, the security interests evidenced by such IP Security Agreements in the (a) United States registered copyrights, (b) United States registered trademarks and applications thereof (if any) (but excluding any “intent to use” applications), and (c) United States registered patents and patent applications, which are specifically identified in the IP Security Agreements, will be perfected to the extent the same may be perfected by such filing and recordation. We note for your information that filing with the United States Copyright Office and the United States Patent and Trademark Office alone may not be sufficient to perfect fully the security interests in such Collateral, and that under the applicable UCC and federal law, appropriate UCC financing statements should also be filed in respect of such Collateral.
     10. Assuming the Current Financing Statements attached as Schedule 2 are duly filed in the offices of the Secretary of State of the State of Delaware (as to all the Credit Parties other than C&G and the Australian Guarantors), the State of Illinois (as to C&G) and the District of Columbia (as to the Australian Guarantors), no further filing is necessary in connection with the execution and delivery of the Second Lien Credit Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby to perfect or maintain the perfection of any security interest, as the case may be, created by or that currently exists as a result of the Transaction Documents and the Prior Financing Statements, to the extent a security interest in the Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of Delaware, Illinois or Missouri, as the case may be (the “Applicable UCC”). We note for your information that filing of a

Regions Bank August 14, 2009 Page 4
financing statement under Applicable UCC alone may not be sufficient to perfect fully the security interests in the (a) United States registered copyrights, (b) United States registered trademarks and applications thereof, and (c) United States registered patents and patent applications, which are specifically identified in the IP Security Agreements, and that under the applicable UCC and federal law, the IP Security Agreements should also be filed in the United States Copyright Office and the United States Patent and Trademark Office, respectively, in respect of such Collateral.
     11. Assuming the Collateral Agent or General Electric Capital Corporation, as agent for the Collateral Agent for purposes of perfection (i) takes delivery of certificated securities (as such term is defined in Section 9-313 of the UCC) that represent Pledged Shares (as defined in the Pledge Agreement), together with stock powers properly executed in blank with respect thereto, and (ii) takes such delivery and possession as a “purchaser” in “good faith” and without “notice,” prior to or on the date of such delivery, of an “adverse claim” thereto, (as such terms “notice”, “adverse claim”, “good faith” and “purchaser” are defined in the UCC), and (iii) retains continuous possession of such certificated securities in the State covered by the UCC, the security interests granted pursuant to the Pledge Agreement would create a perfected security interest in the right, title and interest of the Pledgor (as defined in the Pledge Agreement) in any such certificated security.
     12. The making of the Loans under the Second Lien Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
     The opinions expressed in this letter are subject to the following qualifications, limitations and assumptions:
          a. The opinions set forth herein are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (A) certain remedial provisions of the Transaction Documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of such Transaction Documents, and the Transaction Documents contain adequate provisions for the practical realization of the rights and benefits afforded thereby, and (B) no opinion is expressed with respect to any provisions of the Transaction Documents insofar as they provide for the right of setoff.
          b. With respect to the opinions set forth in Paragraphs 9 through 11,
          A. With respect to rights in the Collateral, we express no opinion and have assumed that such Credit Party has rights in the Collateral;
          B. With respect to any Collateral which is or may become fixtures (as defined in Section 9-102(a)(41) of the UCC) or a commercial tort claim (as defined in Section 9-102(a)(4l) of the UCC), we express no opinion;
          C. With respect to (i) federal tax liens accorded priority under law and (ii) liens created under Title IV of the Employee Retirement Income Security Act of 1974 which are

Regions Bank August 14, 2009 Page 5
properly filed after the date hereof, we express no opinion as to the relative priority of such liens and the security interests created by the Security Agreement and the Pledge Agreements or as to whether such liens may be adverse claims;
          D. With respect to any claim (including for taxes) in favor of any state or any of its respective agencies, authorities, municipalities or political subdivisions which claim is given lien status and/or priority under any law of such state, we express no opinion as to the relative priority of such liens and the security interests created by the Security Agreement and the Pledge Agreement or as to whether such liens may be adverse claims;
          E. We assume that UCC Sections 9-302 (agricultural liens on farm products), 9-303 (goods covered by certificate of title), 9-304 (deposit accounts), and 9-306 (letter of credit rights) do not apply;
          F. We render no opinion and the opinions set forth herein do not cover or address or do not apply to: (i) possessory security interests (except to the extent covered by or addressed in Paragraph 11 hereof), (ii) wellheads and mineheads with respect to a security interest in as-extracted collateral, and (iii) real estate, fixtures, as extracted collateral or timber to be cut; and
          G. We express no opinion with respect to the relative priority of the liens or security interests created by any of the Transaction Documents or, except with respect to the Prior Financing Statements, that all steps necessary to file, record or otherwise, as stated in paragraphs 9 through 11 of this Opinion, so as to perfect the liens and security interests of the Transaction Documents have been or will be taken.
          c. The opinions in paragraphs 9 through 11 are subject to (i) the limitations on perfection of security interests in proceeds resulting from the operation of Section 9-315 of the UCC; (ii) the limitations with respect to buyers in the ordinary course of business imposed by Sections 9-318 and 9-320 of the UCC; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 8-302, 9-312 and 9-331 of the UCC; (iv) the provisions of Section 9-203 of the UCC relating to the time of attachment; and (v) Section 552 of Title 11 of the United States Code (the “Bankruptcy Code’) with respect to any Collateral acquired by any Credit Party subsequent to the commencement of a case against or by such Credit Party under the Bankruptcy Code.
          d. With respect to opinions given with respect to the Australian Guarantors:
          A. We note that we are not giving any opinion with respect to the laws of Australia or its political subdivisions.
          B. For the purposes of the opinions in paragraphs 9 through 11, we assume that the Transaction Documents have been duly authorized, executed and delivered by the Australian Guarantors and that nothing in the laws of Australia or any of its political subdivisions prevents the Transaction Documents from being the legal, valid and binding obligation of an Australian Guarantor or prevents the due execution and delivery of the Transaction Documents by either Australian Guarantor.

Regions Bank August 14, 2009 Page 6
          C. For the purposes of the opinions in paragraphs 9-11, we assume that the location of the Australian Guarantors (for purposes of the UCC) is a foreign jurisdiction governed by foreign law which does not generally require information concerning the existence of a non-possessory security interest to be made generally available in a filing, recording, or registration system as a condition or result of the security interest’ s obtaining priority over the rights of a lien creditor with respect to collateral.
          e. We assume that after the date hereof all filings will be timely made and duly filed as necessary (i) in the event of a change in the name, identity or corporate structure of any Credit Party, (ii) in the event of a change in the location of any Credit Party and (iii) to continue to maintain the effectiveness of the original filings and note that the failure to make such future filings may cause the existing filings to cease to be effective.
          f. Our opinions are limited to New York law, the general corporate laws of Delaware, Missouri and Illinois, Article 9 of the Delaware, Missouri and Illinois UCC and the federal laws of the United States of America and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
          g. The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent. Notwithstanding the foregoing, financial institutions which subsequently become Lenders or participants in accordance with the terms of Section 9.04 of the Credit Agreement or any successor or assignee of Agent in accordance with Article VIII of the Credit Agreement may rely on this opinion letter as of the time of its delivery on the date hereof as if this letter were addressed to them.
Very truly yours,